                                                                   EXHIBIT 10.23
________________________________________________________________________________

                            PARTICIPATION AGREEMENT
                          (Capital One Realty, Inc.)

                         Dated as of September 3, 1999

                                     among


                           CAPITAL ONE REALTY, INC.,
                     as Construction Agent and as Lessee,


                               CAPITAL ONE BANK,
                                 as Guarantor,


                  FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                     not individually, except as expressly
                  stated herein, but solely as Owner Trustee
                   under the Capital One Realty Trust 1998-1


                          THE VARIOUS BANKS AND OTHER
                 LENDING INSTITUTIONS WHICH ARE PARTIES HERETO
                              FROM TIME TO TIME,
                                as the Holders,


                          THE VARIOUS BANKS AND OTHER
                 LENDING INSTITUTIONS WHICH ARE PARTIES HERETO
                              FROM TIME TO TIME,
                                as the Lenders

                                      and

                            BANK OF AMERICA, N.A.,
                               as Agent for the
                            Lenders and respecting
                     the Security Documents, as Agent for
                         the Lenders and the Holders,
                       to the extent of their interests

________________________________________________________________________________

                               TABLE OF CONTENTS

                                                                           Page
SECTION 1   THE LOANS ....................................................   1

SECTION 2   HOLDER FUNDINGS...............................................   2

SECTION 3   SUMMARY OF TRANSACTIONS.......................................   2
     3.1   Operative Agreements...........................................   2
     3.2   Property Purchase..............................................   2
     3.3   Construction of Improvements; Lease or Disposition of
           Property.......................................................   3
     3.4   Ratable Interests of the Holders and the Lenders in the
           Commitments and Holder Commitments under the COSI Participation
           Agreement......................................................   3

SECTION 4   THE CLOSINGS..................................................   3
     4.1   Initial Closing Date...........................................   3
     4.2   Initial Closing Date; Property Closing Dates; Construction
           Advances.......................................................   3

SECTION 5   FUNDING OF ADVANCES; REPORTING REQUIREMENTS ON COMPLETION
            DATE; LESSEE DELIVERY OF NOTICES; CERTAIN COVENANTS...........   4
     5.1   General........................................................   4
     5.2   Procedures for Funding.........................................   5
     5.3   Conditions to the Holders' and the Lenders' Obligations to
           Advance Funds for the Acquisition of Property..................   6
     5.4   Conditions to the Holders' and the Lenders' Obligations to Make
           Construction Advances for the Ongoing Construction on any
           Property Prior to the Construction Period Termination Date.....   9
     5.5   Additional Reporting and Delivery Requirements on Completion
           Date Respecting Each Property..................................  10
     5.6   Construction Agent Delivery of Construction Budget
           Modifications..................................................  10
     5.7   Maintenance of the Lessee as a Wholly-Owned Entity.............  11
     5.8   Unilateral Right to Increase the Holder Commitments and the
           Lender Commitments.............................................  11
     5.9   Borrower's Right to Increase the Commitments and the Holder
           Commitments....................................................  11
     5.10  Additional Holder Representations; Lessee's Right to Replace
           Holder.........................................................  11
     5.11  Post-Closing Satisfaction of Conditions Respecting Certain
           Properties.....................................................  12

SECTION 6   CONDITIONS OF THE INITIAL CLOSING.............................  12
     6.1   Conditions to the Lessor's and the Holders' Obligations........  12
     6.2   Conditions to the Lessee's Obligations.........................  14
     6.3   Conditions to the Agent's Obligations..........................  16

SECTION 7   REPRESENTATIONS AND WARRANTIES ON THE INITIAL CLOSING
            DATE..........................................................  16

     7.1   Representations and Warranties of the Holders..................  16
     7.2   Representations and Warranties of the Borrower.................  18
     7.3   Representations and Warranties of the Construction Agent and
           the Credit Parties.............................................  20
     7.4   Representations and Warranties of the Agent....................  22

SECTION 8   REPRESENTATIONS AND WARRANTIES ON FUNDING DATES...............  23
     8.1   Representations and Warranties on Property Closing Dates.......  23
     8.2   Representations and Warranties Upon Initial Construction
           Advances.......................................................  25
     8.3   Representations and Warranties Upon the Date of Each
           Construction Advance That Is Not An Initial Advance............  27

SECTION 8B.  GUARANTY.....................................................  28
     8B.1. Guaranty of Payment and Performance............................  28
     8B.2. Obligations Unconditional......................................  28
     8B.3. Modifications..................................................  29
     8B.4. Waiver of Rights...............................................  30
     8B.5. Reinstatement..................................................  30
     8B.6. Remedies.......................................................  30
     8B.7. Termination of Guaranty........................................  31
     8B.8. Payment of Amounts to the Agent................................  31
     8B.9. Denial or Disaffirmance of Guaranty............................  31

SECTION 9   PAYMENT OF CERTAIN EXPENSES...................................  31
     9.1   Transaction Expenses...........................................  31
     9.2   [Reserved].....................................................  32
     9.3   Certain Fees and Expenses......................................  32
     9.4   Facility Fee...................................................  33

SECTION 10   OTHER COVENANTS AND AGREEMENTS...............................  33
     10.1  Cooperation with the Construction Agent or the Lessee..........  33
     10.2  Covenants of the Owner Trustee and the Holders.................  34
     10.3  Credit Party Covenants, Consent and Acknowledgment.............  36
     10.4  Sharing of Certain Payments....................................  37
     10.5  Grant of Easements, etc........................................  37
     10.6  Appointment by Holders and Owner Trustee.......................  37


SECTION 11   CREDIT AGREEMENT AND TRUST AGREEMENT.........................  38
     11.1  Construction Agent's and Lessee's Credit Agreement Rights......  38
     11.2  Construction Agent's and Lessee's Trust Agreement Rights.......  39

SECTION 12   TRANSFER OF INTEREST.........................................  40
     12.1  Restrictions on Transfer.......................................  40
     12.2  Effect of Transfer.............................................  40

SECTION 13   INDEMNIFICATION..............................................  41

     13.1  General Indemnity..............................................  41
     13.2  General Tax Indemnity..........................................  43
     13.3  EXPRESS INDEMNIFICATION FOR ORDINARY NEGLIGENCE, STRICT
           LIABILITY, ETC.................................................  48
     13.4  Additional Provisions Regarding Environmental Indemnification..  48
     13.5  Additional Provisions Regarding Indemnification................  49
     13.6  Indemnifications Provided by the Owner Trustee in Favor of the
           Other Indemnified Persons......................................  49

SECTION 14   MISCELLANEOUS................................................  50
     14.1  Survival of Agreements.........................................  50
     14.2  No Broker, etc.................................................  50
     14.3  Notices........................................................  51
     14.4  Counterparts...................................................  52
     14.5  Amendments and Termination.....................................  52
     14.6  Headings, etc..................................................  53
     14.7  Parties in Interest............................................  53
     14.8  GOVERNING LAW; WAIVERS OF JURY TRIAL...........................  53
     14.9  Severability...................................................  53
     14.10 Liability Limited..............................................  53
     14.11 Rights of the Credit Parties...................................  55
     14.12 Further Assurances.............................................  55
     14.13 Calculations under Operative Agreements........................  55
     14.14 Confidentiality................................................  55

SCHEDULES
---------

Schedule 5.11 - Description Of Tampa Property

EXHIBITS
--------

A - Forms of Requisition - Sections 4.2 and 5.2

B - Officer's Certificate - Section 5.6

C - Legal Opinion of Lessee's Counsel - Section 6.1(c)

D - Officer's Certificate - Section 6.1(g)

E - Officer's Certificate - Section 6.1(h)

F - Officer's Certificate - Section 6.2(d)

G - Officer's Certificate - Section 6.2(e)

H - Legal Opinion - Section 6.2(f)

I - Description of Material Litigation

J - Confidentiality Agreement

Appendix A   Rules of Usage and Definitions

                            PARTICIPATION AGREEMENT
                          (Capital One Realty, Inc.)


     THIS PARTICIPATION AGREEMENT (Capital One Realty, Inc.) dated as of September 3, 1999 (as amended or supplemented from time to time, this "Agreement") is by and among CAPITAL ONE REALTY, INC., a Delaware corporation ("Lessee" or the "Construction Agent"); CAPITAL ONE BANK, a Virginia banking corporation, as guarantor ("Guarantor"); FIRST SECURITY BANK, NATIONAL
                            ---------
ASSOCIATION, a national banking association, not individually (in its individual capacity, the "Trust Company"), except as expressly stated herein, but solely as
               -------------
Owner Trustee under the Capital One Realty Trust 1998-1 (the "Owner Trustee",
                                                              -------------
the "Borrower" or the "Lessor"); the various banks and other lending
     --------          ------
institutions which are parties hereto from time to time as holders of certificates issued with respect to the Capital One Realty Trust 1998-1 (subject to the definition of Holders in Appendix A hereto, individually, a "Holder" and
                                ----------                          ------
collectively, the "Holders"); the various banks and other lending institutions
                   -------
which are parties hereto from time to time as lenders (subject to the definition of Lenders in Appendix A hereto, individually, a "Lender" and collectively, the
              ----------                          ------
"Lenders"); and BANK OF AMERICA, N.A., a national banking association, as the
 -------
agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (in such capacity, the "Agent"). Capitalized terms used but not otherwise defined in this
     -----
Agreement shall have the meanings set forth in Appendix A hereto.

     This Agreement relates to the Lease, the CORI Trust Estate and the Advances, Commitments and Holder Commitments related thereto.

     In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1  THE LOANS.

     The Lenders have agreed to make loans to the Lessor from time to time in an aggregate principal amount of up to the aggregate amount of the Commitments of the Lenders in order for the Lessor to acquire the Properties and certain Improvements and to develop and construct certain Improvements in accordance with the Agency Agreement and the terms and provisions hereof, and in consideration of the receipt of proceeds of the Loans, the Lessor will issue the Notes. The Loans shall be made and the Notes shall be issued pursuant to the Credit Agreement. Pursuant to Section 5 of this Agreement and Section 2 of the Credit Agreement, the Loans will be made to the Lessor from time to time at the request of the Construction Agent in consideration for the Construction Agent agreeing for the benefit of the Lessor, pursuant to the Agency Agreement, to acquire the Properties, to acquire the Equipment, to construct certain Improvements and to cause the Lessee to lease the Properties, each in accordance with the Agency Agreement and the other Operative Agreements. The Loans and the obligations of the Lessor under the Credit Agreement shall be secured by the Collateral.

     SECTION 2   HOLDER FUNDINGS.

     Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto on each date Advances made in accordance with
Section 5 hereof, each Holder shall make a Holder Funding on a pro rata basis to the Lessor with respect to the Capital One Realty Trust 1998-1 based on its Holder Commitment in an amount in immediately available funds such that the aggregate of all Holder Fundings shall be three percent (3%) of the amount of the Advance being funded on such date; provided, no Holder shall be obligated for any Holder Funding in excess of its pro rata share of the Available Holder Commitment; provided further, that the initial Advance hereunder shall consist of Holder Fundings in an amount equal to $802,157 and Loans in an amount equal to $936,412. The aggregate amount of Holder Fundings shall be up to the aggregate amount of the Holder Commitments. No prepayment or any other payment shall be permitted such that the aggregate outstanding Holder Fundings on the date of such payment or prepayment are less than 3% of the aggregate outstanding amount of Advances made as of such date, except as provided in Section 8 of the Credit Agreement. The representations, warranties, covenants and agreements of the Holders herein and in the other Operative Agreements are several, and not joint or joint and several.

     SECTION 3   SUMMARY OF TRANSACTIONS.

     3.1  Operative Agreements.
          ---------------------

     On the date hereof, each of the respective parties hereto and thereto shall execute and deliver this Agreement, the Lease, the Agency Agreement, the Credit Agreement, the Trust Agreement, the Security Agreement and such other documents, instruments, certificates and opinions of counsel as agreed to by the parties hereto.

     3.2  Property Purchase.
          -----------------

     On each Property Closing Date and subject to the terms and conditions of this Agreement (a) the Holders will each make a Holder Funding in accordance with Sections 2 and 5 of this Agreement and the terms and provisions of the Trust Agreement, (b) the Lenders will each make Loans in accordance with Sections 1 and 5 of this Agreement and the terms and provisions of the Credit Agreement, (c) the Lessor will purchase, or lease pursuant to a Ground Lease, the applicable Property, each to be within an Approved State, identified by the Construction Agent, in each case pursuant to a Deed and/or Bill of Sale or a Ground Lease, as the case may be, and grant the Agent a lien on such Property by execution of the required Security Documents, and (d) if the Property Closing Date for such Property is also the Basic Term Commencement Date for such Property, the Agent, the Lessee and the Lessor shall execute and deliver a Lease Supplement relating to such Property.

     3.3  Construction of Improvements; Lease or Disposition of Property.
          --------------------------------------------------------------

     Construction Advances will be made with respect to particular Improvements to be constructed and with respect to ongoing construction of particular Improvements, in each case, pursuant to the terms and conditions of this Agreement and the Agency Agreement. The Construction Agent will act as a construction agent on behalf of the Lessor respecting the construction of such Improvements and the expenditures of the Construction Advances related thereto. The Construction Agent shall promptly notify the Lessor upon Completion of the Improvements and the Lessee shall commence to pay Basic Rent as of the Basic Term Commencement Date.

     3.4  Ratable Interests of the Holders and the Lenders in the Commitments
          -------------------------------------------------------------------
          and Holder Commitments under the COSI Participation Agreement.
          -------------------------------------------------------------

     Each Holder and Lender agrees at all times (a) (i) that each Tranche A Lender shall hold the same ratable portion of the aggregate Lender Commitment for Tranche A Loans as such Tranche A Lender holds with respect to the aggregate Lender Commitment for Tranche A Loans as defined in the COSI Participation Agreement, (ii) that each Tranche B Lender shall hold the same ratable portion of the aggregate Lender Commitment for Tranche B Loans as such Tranche B Lender holds with respect to the aggregate Lender Commitment for Tranche B Loans as defined in the COSI Participation Agreement, and (iii) that each Holder shall hold the same ratable portion of the aggregate Holder Commitment as such Holder holds with respect to the aggregate Holder Commitment as defined in the COSI Participation Agreement, and (b) to make advances consistent with such committed amounts referenced in Section 3.4(a) in accordance with the requirements of the Operative Agreements, as defined in Appendix A hereto, and in accordance with the requirements of the Operative Agreements, as defined in Appendix A to the COSI Participation Agreement.

     SECTION 4   THE CLOSINGS.

     4.1  Initial Closing Date.
          --------------------

     All documents and instruments required to be delivered on the Initial Closing Date shall be delivered at the offices of Moore & Van Allen, PLLC, Charlotte, North Carolina, or at such other location as may be determined by the Lessor, the Agent and the Lessee.

     4.2  Initial Closing Date; Property Closing Dates; Construction Advances.
          -------------------------------------------------------------------

     The Construction Agent shall deliver to the Lessor and the Agent a requisition (a "Requisition"), in the form attached hereto as Exhibit A or in
                                                              ---------
such other form as is reasonably satisfactory to the Lessor and the Agent, in connection with (a) the Initial Closing Date relating to the Transaction Expenses and other fees, expenses and disbursements payable by the Lessor pursuant to Section 9.1(a); and (b) each Property Closing Date relating to each Acquisition Advance pursuant to Sections 5.3 and 9.1(b); and (c) each date of a Construction Advance pursuant to Sections 5.4 and 9.1(b). Notwithstanding the foregoing, the Lenders and the Holders may, in their sole discretion, make Advances pursuant to or in connection with Article IX and Section 13.6 without a Requisition; provided, however, the failure of
                                           --------  -------
such amounts so funded to be referenced in a Requisition shall not preclude the Lessee from later contesting the reasonableness of the payment of such amounts, and any amounts required to be refunded by the Lessor or any third party following a successful contest shall be available for future Advances to be made in accordance with the provisions of the Operative Agreements.

     SECTION 5 FUNDING OF ADVANCES; REPORTING REQUIREMENTS ON COMPLETION DATE; LESSEE DELIVERY OF NOTICES; CERTAIN COVENANTS.

     5.1  General.
          -------

          (a) To the extent funds have been made available to the Lessor as Loans by the Lenders and Holder Fundings by the Holders, the Lessor will use such funds from time to time in accordance with the terms and conditions of this Agreement and the other Operative Agreements (i) to pay interest regarding the Loans relating to a Property and to pay the Holder Yield regarding the Holder Fundings relating to a Property, in each case to the extent accrued under the Credit Agreement or Trust Agreement (as the case may be) during the period prior to the Basic Term Commencement Date with respect to such Property, (ii) at the direction of the Construction Agent to acquire the Properties in accordance with the terms of this Agreement, the Agency Agreement and the other Operative Agreements, (iii) to make Advances to the Construction Agent to permit the development, construction, modification, design, and renovation, as applicable, of Improvements in accordance with the terms of the Agency Agreement, and the other Operative Agreements, and (iv) to pay Transaction Expenses and disbursements payable by the Lessor under Article IX and Section 13.6.

          (b) In lieu of the payment of interest on the Loans and Holder Yield on the Holder Fundings on any Scheduled Interest Payment Date with respect to any Property during the period prior to the Basic Term Commencement Date with respect to such Property and subject to Section 5.8, (i) each Lender's Loan shall automatically be increased by the amount of interest accrued and unpaid on such Loan for such period (except to the extent that at any time such increase would cause such Lender's Loan to exceed such Lender's Available Commitment, in which case the Lessee shall pay such excess amount to such Lender in immediately available funds on the Basic Term Commencement Date, plus interest thereon at the Overdue Rate, and (ii) each Holder's Holder Funding shall automatically be increased by the amount of Holder Yield accrued and unpaid on such Holder Funding for such period (except to the extent that at any time such increase would cause the Holder Funding of such Holder to exceed such Holder's Available Holder Commitment, in which case the Lessee shall pay such excess amount to such Holder in immediately available funds on the Basic Term Commencement Date, plus interest thereon at the Overdue Rate). Such increases in a Lender's Loan and a Holder's Holder Funding shall occur without any disbursement of funds by any Person.

     5.2  Procedures for Funding.
          ----------------------

          (a) The Construction Agent shall designate the date for Advances hereunder in accordance with the terms and provisions hereof; provided, however, it is understood and agreed that no more than two Advances may be requested during any calendar month and the Lenders and the Holders may, in their sole discretion, fund Transaction Expenses, fees, expenses and other disbursements payable by the Lessor pursuant to or in connection with
     Article IX and Section 13.6 regardless whether the Construction Agent provides such designation with respect thereto; and provided, further, not more than one of such Advances may be a Eurodollar Loan. Not less than (i) three (3) Business Days' prior to the Initial Closing Date and (ii) three
     (3) Business Days prior to the date on which any Construction or Acquisition Advance is to be made, the Construction Agent shall deliver to the Agent, (A) with respect to the Initial Closing Date and each Acquisition Advance, a Requisition as described in Section 4.2 hereof and
     (B) with respect to each Construction Advance, a Requisition identifying (among other things) the Property to which such Construction Advance relates.

          (b) Each Requisition shall: (i) be irrevocable, (ii) request funds in an amount that is not in excess of the total aggregate of the Available Commitments plus the Available Holder Commitments at such time, and (iii) request that the Holders make a Holder Funding and that the Lenders make Loans to the Lessor for the payment of the Property Acquisition Costs (in the case of an Acquisition Advance) or other Property Costs (in the case of a Construction Advance) that have previously been incurred and were not subject to a prior Requisition, in each case as specified in the Requisition.

          (c) Subject to the satisfaction of the conditions precedent set forth in Sections 5.3, 5.4 or 5.5, as applicable, on each Property Closing Date or the date on which the Construction Advance is to be made, as applicable, and further subject to the second proviso to the first sentence of Section 2 hereof respecting the initial Advance hereunder, (i) the Lenders shall make Loans to the Lessor in an aggregate amount equal to 97% times the sum of (w) the Requested Funds specified in any Requisition and (x) any additional amount of Transaction Expenses or other costs as referenced in
     Article IX and any additional amount respecting any indemnity payment as referenced in Section 13.6 (unless any such funding of Transaction Expenses or any indemnity payment is declined in writing by each Lender and each Holder (such decision to be in the sole discretion of each Lender and each Holder)), ratably between the Tranche A Lenders and the Tranche B Lenders with the Tranche A Lenders funding eighty-six percent (86%) of the Requested Funds and the Tranche B Lenders funding eleven percent (11%) of the Requested Funds), up to an aggregate principal amount equal to the Available Commitments, (ii) each Holder shall make a pro rata Holder Funding based on its Holder Commitment in an amount such that the aggregate of all Holder Fundings at such time shall be 3% times the sum of (y) the Requested Funds specified in such Requisition and (z) any additional amount of Transaction Expenses or other costs as referenced in Article IX and any additional amount respecting any indemnity payment as referenced in Section
     13.6 (unless any such funding of Transaction Expenses or any indemnity payment is declined in writing by each Lender and each Holder (such decision to be in the sole discretion of each Lender and each Holder)), up to the aggregate advanced amount equal to the aggregate of the Available Holder Commitments and provided no such Holder Funding shall exceed such Holder's pro rata share of the Available Holder Commitments; and (iii) the total amount of such Loans and Holder Fundings made on such date shall (a) be used by the Lessor to pay Property Acquisition Costs including Transaction Expenses and other costs and indemnity payments within three (3) Business Days of the receipt by the Lessor of such Advance or (b) be advanced by the Lessor on the date of such Advance to the Construction Agent or the Lessee to pay Property Costs, as applicable.

          (d) With respect to an Advance obtained by the Lessor to pay for Property Acquisition Costs and/or Transaction Expenses or other costs payable under Article IX or Section 13.6 hereof and not expended by Lessor for such purpose on the date of such Advance, such amounts shall be held by the Lessor (or the Agent on behalf of the Lessor) until the applicable Property Closing Date or, if such Property Closing Date does not occur within three (3) Business Days of the date of the Lessor's receipt of such Advance, shall be applied to repay the applicable Advance to the Lenders and the Holders and, subject to the terms hereof, and of the Credit Agreement and the Trust Agreement, shall remain available for future Advances. Any such amounts held by the Lessor (or the Agent on behalf of the Lessor) shall be subject to the lien of the Security Agreement.

     5.3  Conditions to the Holders' and the Lenders' Obligations to Advance
          ------------------------------------------------------------------
          Funds for the Acquisition of Property.
          --------------------------------------

     The obligations of the Holders to make a Holder Funding, and of the Lenders to make Loans to the Lessor, (i) on the Initial Closing Date to pay Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under
Article IX of this Agreement and (ii) on a Property Closing Date for the purpose of providing funds to the Lessor necessary to pay the Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Article IX of this Agreement and to acquire a Property (an "Acquisition Advance") in each case are subject to the satisfaction or waiver of the following conditions precedent:

          (a) the correctness in all material respects on such Property Closing Date of the representations and warranties (including without limitation the Incorporated Representations and Warranties) of the Lessor, the Construction Agent, the Lessee and the Holders contained herein and in each of the other Operative Agreements;

          (b) the performance in all material respects by the Construction Agent and the Lessee of their respective agreements contained herein and in the other Operative Agreements and to be performed by them on or prior to each Property Closing Date;

          (c) the Agent shall have received a fully executed counterpart copy of the Requisition, appropriately completed;

          (d) title to each Property being acquired on such Property Closing Date shall conform to the representations and warranties set forth in
     Section 8.1(c) hereof;

          (e) the Construction Agent shall have delivered to the Lessor a copy of the Deed with respect to the Land (if applicable) and existing Improvements (if applicable) and a copy of the Bill of Sale with respect to the Equipment, respecting such of the foregoing as are being acquired on such Property Closing Date, and such Land and existing Improvements shall be located in an Approved State;

          (f) there shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements and no Default or Event of Default under any of the Operative Agreements will have occurred after giving effect to the Advance requested by such Requisition;

          (g) the Construction Agent shall have delivered to the Agent, title insurance commitments to issue policies in favor of the Lessor and the Agent from a title insurance company and in form and substance acceptable to the Agent, with such title exceptions thereto as are acceptable to the Agent;

          (h) the Construction Agent shall have delivered to the Agent and the Lessor an environmental site assessment prepared by an independent recognized professional acceptable to the Agent and the Lessor and in a form and substance that is acceptable to the Agent and the Lessor;

          (i) the Construction Agent shall have delivered to the Agent a survey prepared by an independent recognized professional acceptable to the Agent and in a form and substance acceptable to the Agent;

          (j) the Construction Agent shall have caused to be delivered to the Agent and the Lessor (i) a legal opinion (in form and substance satisfactory to the Agent) from counsel located in the state where the Property is located and (ii) a good standing certificate for the Construction Agent from the appropriate officer of the state in which the Property is located;

          (k) the Lessor and the Agent shall be satisfied, in their discretion, that the acquisition and/or holding of the Property and the execution of the Mortgage Instrument and the other Security Documents will not adversely affect the rights of the Lessor, the Holders, the Agent or the Lenders under or with respect to the Operative Agreements;

          (l) the Lessor shall have delivered to the Agent and there shall have been recorded by the Agent a Mortgage Instrument and the Lender Financing Statements respecting such Property in a form acceptable to the Agent and all necessary recording fees, documentary stamp taxes and similar amounts shall have been paid;

          (m) the Construction Agent shall have delivered to the Agent with respect to each Property, a Lease Supplement and a memorandum regarding the Lease and such Lease Supplement (such memorandum to be substantially in the form attached as Exhibit B to the Lease and in form suitable for recording); provided, such items shall be delivered pursuant to this
                 --------
     Section 5.3(m) on the Property Closing Date for such Property only if the Basic Term Commencement Date for such Property shall also occur on such Property Closing Date;

          (n) the Construction Agent shall have delivered to the Agent with respect to each Property or the acquisition of personal property and/or fixtures in accordance with the Operative Agreements, Lessor Financing Statements executed by the Lessee and the Lessor;

          (o) (i) with respect to each Acquisition Advance, the Available Commitment and the Available Holder Commitment (after deducting the Unfunded Amount) will be sufficient to acquire the Property and to pay interest regarding the Loans and the Holder Yield regarding the Holder Fundings relating to all Properties to the extent accrued under the Credit Agreement and the Trust Agreement, as the case may be, during the period prior to the Basic Term Commencement Date with respect to such Properties; and (ii) based upon the construction schedule relating to any Construction Period Property, there is sufficient time for Completion of such Construction Period Property to occur on or prior to the Construction Period Termination Date;

          (p) if the Property is subject to a Ground Lease the Construction Agent shall have caused a lease memorandum (in form and substance satisfactory to the Agent) to be delivered to the Agent for such Ground Lease;

          (q) Counsel for the ground lessor of each Property subject to a Ground Lease shall have issued to the Lessee, the Holders, the Lenders and the Agent its opinion (in form and substance satisfactory to the Agent);

          (r) the Construction Agent shall have delivered to the Agent a preliminary construction budget (the "Construction Budget") for the Improvements (if any) to be constructed on such Property;

          (s) the Construction Agent shall have provided evidence of general and excess liability insurance with respect to such Property as provided in the Lease; and

          (t) in their sole and absolute discretion, the Lenders and the Holders shall have agreed to accept, and to fund the respective Loans and Holder Fundings regarding, the particular property then under consideration as a Property; provided, however, it is hereby understood and agreed that (a)
               --------  -------
     that certain campus facility in Federal Way, Washington, Phase I of which contains 10.29 acres and will have a single building of 143,958 square feet and Phase II of which contains 11.87 acres is anticipated to have two three-story buildings of approximately 100,000 square feet each, one of which (including the related real property) may be financed hereunder, and
     (b) that certain 4-story office building at 8715

     Henderson Road, Tampa, Florida 33634, its respective interest in the related 5-story parking garage and the related ground lease for the real property at such location are acceptable Properties.

     5.4  Conditions to the Holders' and the Lenders' Obligations to Make
          ---------------------------------------------------------------
          Construction Advances for the Ongoing Construction on any Property
          ------------------------------------------------------------------
          Prior to the Construction Period Termination Date.
          --------------------------------------------------

     The obligations of the Holders to make a Holder Funding, and the Lenders to make Loans, to the Lessor, (i) in connection with all requests for Advances subsequent to the acquisition of a Property (and to pay the Transaction Expenses, fees, expense and other disbursements payable by the Lessor under
Article IX of this Agreement in connection therewith) and, (ii) to pay the Holder Yield regarding the Holder Fundings relating to a Property and interest regarding the Loans relating to a Property, in each case regarding such Holder Yield and Interest to the extent accrued and payable under the Credit Agreement or Trust Agreement (as the case may be), during the period prior to the Basic Term Commencement Date with respect to such Property, are subject to the satisfaction or waiver of the following conditions precedent:

          (a) the correctness in all material respects on such date of the representations and warranties (including without limitation the Incorporated Representations and Warranties) of the Lessor, the Construction Agent, the Lessee and the Holders contained herein and in each of the other Operative Agreements;

          (b) the performance in all material respects by the Construction Agent and the Lessee of their respective agreements contained herein and in the other Operative Agreements and to be performed by them on or prior to each such date;

          (c) the Agent shall have received a fully executed counterpart of the Requisition, appropriately completed;

          (d) (i) based upon the applicable Construction Budget, the Available Commitments and the Available Holder Commitment (after deducting the Unfunded Amount) will be sufficient to complete the Improvements including interest on Loans and yield on Holder Fundings related thereto prior to the Basic Term Commencement Date for such Property; and (ii) based upon the construction schedule relating to any Construction Period Property, there is sufficient time for Completion of such Construction Period Property to occur on or prior to the Construction Period Termination Date;

          (e) there shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements and no Default or Event of Default under any of the Operative Agreements will have occurred after giving effect to the Construction Advance requested by such Requisition;

          (f) the title insurance policy delivered in connection with the requirements of Section 5.3(g) shall provide for (or shall be endorsed to provide for) insurance in an amount at least equal to the maximum total Property Cost indicated by the Construction Budget referred to in subparagraph (d) above and there shall be no title change or exception objectionable to the Agent;

          (g) the Construction Agent or Lessee shall have delivered to the Agent copies of the Plans and Specifications for the applicable Improvements; and

          (h) the Construction Agent or Lessee shall have caused an Appraisal regarding such Property on an as-built basis to be provided to the Agent from an appraiser selected by the Agent, which Appraisal (including the cost of Equipment located at such Property) shall indicate that the Fair Market Sale Value of the Property as of the Property Completion Date shall be at least equal to 75% of the Property Cost for such Property.


     5.5  Additional Reporting and Delivery Requirements on Completion Date
          -----------------------------------------------------------------
          Respecting Each Property.
          -------------------------

     On the Completion Date for each Property, the Construction Agent shall deliver to the Agent (with a copy to counsel for the Agent) an Officer's Certificate in the form attached hereto as Exhibit B specifying (a) the
                                           ---------
Completion Date for the construction of Improvements at the Property and (b) the aggregate Property Cost for the Property. Such Officer's Certificate shall also include, in form reasonably acceptable to the Agent, detailed, itemized documentation supporting the asserted Property Cost figures and a certification to the effect that all Improvements have been made in accordance with all applicable material Legal Requirements, in a good and workmanlike manner in accordance with the Plans and Specifications and otherwise in full compliance with the standards and practices of the Construction Agent with respect to properties and improvements owned by the Construction Agent. The Agent shall have the right to contest the information contained in such Officer's Certificate. Furthermore, on the Completion Date for each Property, the Construction Agent shall deliver or cause to be delivered to the Agent (unless previously delivered to the Agent) originals of the following, each of which shall be in form reasonably acceptable to the Agent: (u) an as-built survey for the applicable Property; (v) insurance certificates respecting the Property as required hereunder and under the Lease Agreement; (w) a Lease Supplement, (x) a memorandum of the Lease and such Lease Supplement (in form suitable for recording), and (y) Lessor Financing Statements executed by the Lessee and the Lessor. In addition, as of the Completion Date for such Property the Construction Agent covenants and agrees that the recording fees, documentary stamp taxes or similar amounts required to be paid in connection with the related Mortgage Instrument shall be paid (or shall have been paid) in an amount required by applicable law.

     5.6  Construction Agent Delivery of Construction Budget Modifications.
          -----------------------------------------------------------------

     The Construction Agent covenants and agrees to deliver to the Agent each month notification of any modification to any Construction Budget regarding each Property if such modification increases the cost to construct such Property; provided, no Construction Budget shall be increased unless (a) the title insurance policies referenced in Section 5.3(g) are also modified or endorsed, if necessary, to provide for insurance in an amount that satisfies the requirements of Section 5.4(f) of this Agreement, and (b) after giving effect to any such amendment the Construction Budget remains in compliance with the requirements of Section 5.4(d) and 5.4(h) of this Agreement.

     5.7  Maintenance of the Lessee as a Wholly-Owned Entity.
          ---------------------------------------------------

     From the Initial Closing Date and thereafter until such time as all obligations of all Credit Parties under the Operative Agreements have been satisfied and performed in full, Capital One Bank shall retain the Lessee as a Wholly-Owned Entity.


     5.8  Unilateral Right to Increase the Holder Commitments and the Lender
          ------------------------------------------------------------------
          Commitments.
          ------------

     Notwithstanding any other provision of any Operative Agreement or any objection by any Person (including without limitation any objection by any Credit Party), (a) each Holder, in its sole discretion, may unilaterally elect to increase its Holder Commitment in order to fund amounts due and owing pursuant to Article IX and/or Section 13.6 and (b) each Lender, in its sole discretion, may unilaterally elect to increase its Lender Commitment in order to fund amounts due and owing pursuant to Article IX and/or Section 13.6.

     5.9  Borrower's Right to Increase the Commitments and the Holder
          -----------------------------------------------------------
          Commitments.
          -----------

     The parties hereto hereby acknowledge and agree that, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may, at any one time during the Commitment Period upon five (5) Business Days written notice to the Agent, increase the Commitments to up to $115,400,000 and the Holder Commitments to up to $4,600,000; provided, however, that such increase
                                        --------  -------
shall only be effective if the Agent has received (i) pursuant to Section 2.5(a) of that certain Credit Agreement (Capital One Services, Inc.) dated as of the Initial Closing Date among the Borrower, the several lenders parties thereto from time to time and Bank of America, N.A., as Administrative Agent, notice of a corresponding reduction in the Commitments thereunder and (ii) pursuant to the Trust Agreement, notice of a corresponding reduction in Holder Commitments allocable to the COSI Trust Estate.

     5.10  Additional Holder Representations; Lessee's Right to Replace Holder.
           -------------------------------------------------------------------

          (a) At the reasonable written request of the Lessee, each of the Holders hereby agrees to use commercially reasonable efforts to provide additional representations and warranties (in addition to the representations and warranties set forth in Section 7.1(j)) concerning the nature and type of financing of Holder Fundings made by each such Holder; provided, in no event shall any Holder be obligated (under this Section
     --------
     5.10 or otherwise) to provide any representation or warranty regarding the ultimate financial or accounting treatment accorded to, or tax characterization of, any such Holder Fundings, nor shall the Lessee be entitled to rely on any such representation or warranty made by any Holder.

          (b) In the event that any Holder is unable to make a representation, as described in Section 5.10(a), to the reasonable satisfaction of the Lessee, the Lessee shall have the right, subject to the repayment in full of all Advances and all other amounts due such Holder (including all amounts due to such Person in its capacity as a Lender) to replace such Holder by requiring such Holder to assign, without recourse, its interests, rights (except for rights to be indemnified for actions taken while a party hereunder) and obligations under the Operative Agreements (including, without limitation the Trust Agreement) in accordance with the procedure set forth in Section 3.11(c) of the Trust Agreement; provided, to the
                                                          --------
     extent such Holder is also a Lender, the Lessee shall also cause such Lender to assign, without recourse, its interests, rights (except for rights to be indemnified for actions taken while a party hereunder) and obligations under the Operative Agreements (including, without limitation, the Credit Agreement) in accordance with the procedure set forth in Section 2.14(b) of the Credit Agreement.

     5.11  Post-Closing Satisfaction of Conditions Respecting Certain
           ----------------------------------------------------------
          Properties.

     The parties hereto acknowledge and agree that, solely with respect to that certain parcel of real property located at 8715 Henderson Road, Tampa, Florida 33634, as more particularly described on Schedule 5.11 attached hereto, which
                                         -------------
shall be ground leased by the Lessor as of the Initial Closing Date, one or more of the conditions precedent relating to a Property Closing Date with respect to the advance of funds for the purpose of acquiring or ground leasing a Property set forth in Section 5.3 will not be satisfied as of the Property Closing Date for such Property. The Construction Agent hereby covenants and agrees that (i) each of the conditions set forth in Section 5.3 (other than the conditions set forth in Sections 5.3(r) and (s)) with respect to such Property will be satisfied within sixty (60) days after the Property Closing Date for such Property, and (ii) failure to satisfy such conditions within such time will constitute an Agency Agreement Event of Default and a Credit Agreement Event of Default. The Construction Agent further covenants and agrees that each of the conditions set forth in Sections 5.3(r) and (s) with respect to such Property will be satisfied on or before the initial Construction Advance with respect to such Property. Except as specifically provided in this Section 5.11, nothing herein shall be deemed to be a waiver of any rights of the Agent or any Financing Party to require the satisfaction of any conditions precedent with respect to any other Advance requested pursuant to the Operative Agreements.


     SECTION 6   CONDITIONS OF THE INITIAL CLOSING.

     6.1  Conditions to the Lessor's and the Holders' Obligations.
          -------------------------------------------------------

     The obligations of the Lessor and the Holders to consummate the transactions contemplated by this Agreement, including the obligation to execute and deliver the applicable Operative Agreements to which each is a party on the Initial Closing Date, are subject to (i) the accuracy and correctness on the Initial Closing Date of the representations and warranties of the other parties hereto contained herein, (ii) the accuracy and correctness on the Initial Closing Date of the representations and warranties of the other parties hereto contained in any other Operative Agreement or certificate delivered pursuant hereto or thereto, (iii) the performance by the other parties hereto of their respective agreements contained herein and in the other Operative Agreements and to be performed by them on or prior to the Initial Closing Date and (iv) the satisfaction or waiver by the Lessor and the Holders of all of the following conditions on or prior to the Initial Closing Date:

          (a) Each of the Operative Agreements to be entered into on the Initial Closing Date shall have been duly authorized, executed and delivered by the parties thereto, other than the Lessor, and shall be in full force and effect, and no Default or Event of Default shall exist thereunder (both before and after giving effect to the transactions contemplated by the Operative Agreements), and the Lessor shall have received a fully executed copy of each of the Operative Agreements (other than the Notes of which it shall have received specimens). The Operative Agreements (or memoranda thereof), any supplements thereto and any financing statements and fixture filings in connection therewith required under the Uniform Commercial Code shall have been filed or shall be promptly filed, if necessary, in such manner as to enable the Lessee's counsel to render its opinion referred to in Section 6.1(c) hereof;

          (b) All taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Agreements shall have been paid or provisions for such payment shall have been made to the satisfaction of the Lessor and the Agent;

          (c) Counsel for the Lessee acceptable to the other parties hereto shall have issued to the Lessor, the Agent, the Lenders and the Holders its opinion in the form attached hereto as Exhibit C or in such other form as
                                            ---------
     is reasonably acceptable to such parties;

          (d) All necessary (or in the reasonable opinion of the Agent or its counsel, advisable) Governmental Actions, in each case required by any law or regulation enacted, imposed or adopted on or after the date hereof or by any change in fact or circumstances since the date hereof, shall have been obtained or made and be in full force and effect unless the failure to obtain such item would not have a Material Adverse Effect;

          (e) No action or proceeding shall have been instituted, nor shall any action or proceeding be overtly threatened, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority or to set aside, restrain, enjoin or prevent the full performance of this Agreement, any other Operative Agreement or any transaction contemplated hereby or thereby which is reasonably likely to have a Material Adverse Effect;

          (f) In the reasonable opinion of the Lessor, the Agent, the Holders and their counsel, the transactions contemplated by the Operative Agreements do not and will not violate any Legal Requirements and do not and will not subject the Lessor, the Lenders, the Agent or the Holders to any adverse regulatory prohibitions or constraints;

          (g) The Lessor, the Agent and the Holders shall each have received an Officer's Certificate, dated as of the Initial Closing Date, of each Credit Party in the form attached hereto as Exhibit D or in such other form as is
                                          ---------
     reasonably acceptable to such parties stating that (i) each and every representation and warranty of such Credit Party contained in the Operative Agreements to which it is a party is true and correct in all material respects on and as of the Initial Closing Date; (ii) no Default or Event of Default has occurred and is continuing under any Operative Agreement; (iii) each Operative Agreement to which such Credit Party is a party is in full force and effect with respect to it; and (iv) such Credit Party has performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Initial Closing Date;

          (h) The Lessor, the Agent and the Holders shall each have received (i) a certificate of the Secretary or an Assistant Secretary of each Credit Party in the form attached hereto as Exhibit E or in such other form as is
                                          ---------
     reasonably acceptable to such parties attaching and certifying as to (1) the resolutions of its Board of Directors duly authorizing the execution, delivery and performance by such Credit Party of each of the Operative Agreements to which it is or will be a party, (2) its certificate of incorporation and by-laws, in each case certified as of a recent date by the Secretary of State of the state of its incorporation and (3) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is a party and (ii) a good standing certificate from the appropriate officer of each Credit Party's state of incorporation or formation and the state where such Credit Party's principal place of business is located as to its good standing in such state(s); and

          (i) As of the Initial Closing Date, there shall not have occurred any material adverse change in the consolidated assets, liabilities, operations, business or financial condition of the Guarantor and its Subsidiaries, taken as a whole, from that set forth in the consolidated financial statements of the Guarantor dated March 31, 1999.

     6.2  Conditions to the Lessee's Obligations.
          --------------------------------------

     The obligation of the Lessee to consummate the transactions contemplated by this Agreement, including the obligation to execute and deliver the Operative Agreements to which it is a party on the Initial Closing Date, is subject to (i) the accuracy and correctness on the Initial Closing Date of the representations and warranties of the other parties hereto contained herein, (ii) the accuracy and correctness on the Initial Closing Date of the representations and warranties of the other parties hereto contained in any other Operative Agreement or certificate delivered pursuant hereto or thereto, (iii) the performance by the other parties hereto of their respective agreements contained herein and in the other Operative Agreements, in each case to be performed by them on or prior to the Initial Closing Date, and (iv) the satisfaction or waiver by the Lessee of all of the following conditions on or prior to the Initial Closing Date:

          (a) In the reasonable opinion of the Lessee and its counsel, the transactions contemplated by the Operative Agreements do not violate any material Legal Requirements and shall not subject Lessee to any adverse regulatory prohibitions or constraints, in each case enacted, imposed, adopted or proposed since the date hereof;

          (b) No action or proceeding shall have been instituted nor shall any action or proceeding be threatened, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority or to set aside, restrain, enjoin or prevent the full performance of this Agreement, any other Operative Agreement or any transaction contemplated hereby or thereby which is reasonably likely to have a Material Adverse Effect;

          (c) Each of the Operative Agreements shall have been duly authorized, executed and delivered by the parties thereto, other than the Lessee, and shall be in full force and effect, and no Default, other than Defaults of the Lessee, shall exist thereunder, and the Lessee shall have received a fully executed copy of each of the Operative Agreements;

          (d) The Lessee and the Agent shall have received an Officer's Certificate of the Lessor dated as of such Closing Date in the form attached hereto as Exhibit F or in such other form as is reasonably
                        ---------
     acceptable to Lessee and the Agent, stating that (i) each and every representation and warranty of the Lessor contained in the Operative Agreements to which it is a party is true and correct on and as of the Initial Closing Date; (ii) each Operative Agreement to which the Lessor is a party is in full force and effect with respect to it, and (iii) the Lessor has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Initial Closing Date;

          (e) The Lessee and the Agent shall have received (i) a certificate of the Secretary, an Assistant Secretary, Trust Officer or Vice President of the Trust Company in the form attached hereto as Exhibit G or in such other
                                                      ---------
     form as is reasonably acceptable to Lessee and the Agent, attaching and certifying as to (A) the signing resolutions, (B) its articles of incorporation or other equivalent charter documents, as the case may be, certified as of a recent date by an appropriate officer of the Trust Company, (C) its by-laws and (D) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is a party and (ii) a good standing certificate from the Office of the Comptroller of the Currency regarding the Trust Company; and

          (f) Counsel for the Lessor acceptable to the other parties hereto shall have issued to the Lessee, the Holders, the Lenders and the Agent its opinion in the form attached hereto as Exhibit H or in such other form as
                                            ---------
     is reasonably acceptable to such parties.

     6.3  Conditions to the Agent's Obligations.
          -------------------------------------

     The obligation of the Agent to consummate the transactions contemplated by this Agreement on the Initial Closing Date, including the obligation to execute and deliver each of the Operative Agreements to which it is a party on the Initial Closing Date, is subject to (i) the accuracy and correctness on the Initial Closing Date of the representations and warranties of the other parties hereto contained herein, (ii) the accuracy and correctness on the Initial Closing Date of the representations and warranties of the other parties hereto contained in any other Operative Agreement or certificate delivered pursuant hereto or thereto, (iii) the performance by the other parties hereto of their respective agreements contained herein and in the other Operative Agreements, in each case to be performed by them on or prior to the Initial Closing Date, and
(iv) the receipt by the Agent of the items required to be delivered to the Agent pursuant to this Section 6.

     SECTION 7   REPRESENTATIONS AND WARRANTIES ON THE INITIAL CLOSING DATE.

     7.1  Representations and Warranties of the Holders.
          ---------------------------------------------

     Effective as of the Initial Closing Date, each Holder severally as to itself, and not jointly, represents and warrants to each of the other parties hereto that:

          (a) It is duly organized, validly existing and in good standing under the laws of the United States of America or the jurisdiction of its formation or organization and has the power and authority to carry on its business as now conducted and to enter into and perform its obligations under each Operative Agreement to which it is or is to be a party and each other agreement, instrument and document to be executed and delivered by it on or before each Closing Date in connection with or as contemplated by each such Operative Agreement to which it is or will be a party;

          (b) The execution, delivery and performance of each Operative Agreement to which it is or will be a party have been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) requires or will require any approval of the partners or stockholders of, or approval or consent of any trustee or holder of any indebtedness or obligations of, the Holder which have not been obtained, (ii) contravenes or will contravene any Legal Requirement applicable to or binding on it (except no representation or warranty is made as to any Legal Requirement to which it may be subject solely as a result of the activities of the Lessee) as of the date hereof, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any Property or any of the Improvements (other than Liens created by the Operative Agreements) under its certificate of incorporation or other equivalent charter documents, as the case may be, or any material indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties is bound or affected or (iv) does or will require any Governmental Action by any Governmental Authority (other than arising solely by reason of the business, condition or activities of the Lessee or any Affiliate thereof or the construction or use of the Properties or the Improvements);

          (c) Each Operative Agreement to which it is or will be a party has been, or will be, duly executed and delivered by it and constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against it in accordance with the terms thereof;

          (d) To its knowledge, there is no action or proceeding pending or threatened against it before any Governmental Authority that questions the validity or enforceability of any Operative Agreement to which it is or will become a party or that, if adversely determined, would materially and adversely affect its ability to perform its obligations under the Operative Agreements to which it is a party;

          (e) It has not assigned or transferred any of its right, title or interest in or under the Lease except in accordance with the Operative Agreements;

          (f) [Reserved];

          (g) It is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended. It is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended;

          (h) Except as otherwise contemplated by the Operative Agreements, it shall not, nor shall it direct the Lessor to, use the proceeds of any Loan or Holder Funding for any purpose other than purchase and/or lease of the Properties, the construction of Improvements, the payment of the Transaction Expenses and the fees, expenses and other disbursements referenced in Sections 9.1 or 13.6 of this Agreement and the payment of the interest regarding the Loans and the Holder Yield regarding the Holder Fundings which accrues prior to the Rent Commencement Date with respect to the Property; and

          (i) It is acquiring its interest in the CORI Trust Estate for its own account for investment and not with a view to any distribution. Neither it nor anyone authorized to act on its behalf has taken or will take any action which would subject the issuance or sale of any interest in the Property, the CORI Trust Estate or the Lease to the registration requirements of Section 5 of the Securities Act. No representation or warranty contained in this Section 7.1(i) shall include or cover any action or inaction of the Lessee or any Affiliate thereof whether or not purportedly on behalf of the Holders, the Borrower or any of their Affiliates; and

          (j) It has not and will not (i) finance Holder Advances with nonrecourse debt that is collateralized by a Lien on the Construction Period Properties, the Properties, or the Lease or cashflows therefrom; or
     (ii) obtain a residual guarantee on the Holder Advances through a letter of credit or other form of guarantee.

     7.2  Representations and Warranties of the Borrower.
          ----------------------------------------------

     Effective as of the Initial Closing Date, Trust Company in its individual capacity and as the Borrower, as indicated, represents and warrants to each of the other parties hereto as follows, provided, that the representations in the following paragraphs (h), (i), (j) and (k) are made solely in its capacity as the Borrower:

          (a) It is a national banking association and is duly organized and validly existing and in good standing under the laws of the United States of America and has the power and authority to enter into and perform its obligations under the Trust Agreement and (assuming due authorization, execution and delivery of the Trust Agreement by the Holders) has the corporate and trust power and authority to act as the Owner Trustee and to enter into and perform the obligations under each of the other Operative Agreements to which Trust Company or the Owner Trustee, as the case may be, is or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before such Closing Date in connection with or as contemplated by each such Operative Agreement to which Trust Company or the Owner Trustee, as the case may be, is or will be a party;

          (b) The execution, delivery and performance of each Operative Agreement to which it is or will be a party, either in its individual capacity or (assuming due authorization, execution and delivery of the Trust Agreement by the Holders) as the Owner Trustee, as the case may be, has been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any trustee or holders of any of its indebtedness or obligations, (ii) does or will contravene any current law, governmental rule or regulation relating to its banking or trust powers, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of its property under, (A) its charter or by-laws, or (B) any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected, which contravention, breach, default or Lien under clause (B) would materially and adversely affect its ability, in its individual capacity or as Owner Trustee, to perform its obligations under the Operative Agreements to which it is a party or (iv) does or will require any Governmental Action by any Governmental Authority regulating its banking or trust powers;

          (c) The Trust Agreement and, assuming the Trust Agreement is the legal, valid and binding obligation of the Holders, each other Operative Agreement to which Trust Company or the Owner Trustee, as the case may be, is or will be a party have been, or on or before such Closing Date will be, duly executed and delivered by Trust Company or the Owner Trustee, as the case may be, and the Trust Agreement and each such other Operative Agreement to which Trust Company or the Owner Trustee, as the case may be, is a party constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against Trust Company or the Owner Trustee, as the case may be, in accordance with the terms thereof;

          (d) There is no action or proceeding pending or, to its knowledge, threatened to which it is or will be a party, either in its individual capacity or as the Owner Trustee, before any Governmental Authority that, if adversely determined, would materially and adversely affect its ability, in its individual capacity or as Owner Trustee, to perform its obligations under the Operative Agreements to which it is a party or would question the validity or enforceability of any of the Operative Agreements to which it is or will become a party;

          (e) It has not assigned or transferred any of its right, title or interest in or under the Lease or the Agency Agreement except in accordance with the Operative Agreements;

          (f) No Default or Event of Default under the Operative Agreements attributable to it has occurred and is continuing;

          (g) Except as otherwise contemplated in the Operative Agreements, the proceeds of the Loans and Holder Fundings shall not be applied by the Owner Trustee for any purpose other than the payment of Transaction Expenses and the fees, expenses and other disbursements referenced in Sections 9.1(a), 9.1(b) and 13.6 of this Agreement, the purchase and/or lease of the Properties, the acquisition of the Equipment, the construction of Improvements and the payment of interest regarding the Loans and the payment of the Holder Yield regarding the Holder Fundings, in each case to the extent accrued under the Credit Agreement or Trust Agreement (as the case may be) during the period prior to the Basic Term Commencement Date with respect to a particular Property;

          (h) Neither the Owner Trustee nor any Person authorized by the Owner Trustee to act on its behalf has offered or sold any interest in the CORI Trust Estate or the Notes, or in any similar security relating to a Property, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than, in the case of the Notes, the Agent, and neither the Owner Trustee nor any Person authorized by the Owner Trustee to act on its behalf will take any action which would subject, as a direct result of such action alone, the issuance or sale of any interest in the CORI Trust Estate or the Notes to the provisions of
     Section 5 of the Securities Act or require the qualification of any Operative Agreement under the Trust Indenture Act of 1939, as amended;

          (i) The Owner Trustee's chief place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at 79 South Main Street, Salt Lake City, Utah 84111;

          (j) The Owner Trustee is not engaged principally in, and does not have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Loans or the Holder Fundings will be used by it to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System of the United States; and

          (k) The Owner Trustee is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act.

     7.3  Representations and Warranties of the Construction Agent and the
          ----------------------------------------------------------------
          Credit Parties.
          --------------

     Effective as of the Initial Closing Date and the Basic Term Commencement Date, as applicable, respecting each applicable Property, the Construction Agent and each Credit Party, unless otherwise specified hereunder, represents and warrants, as to itself, to each of the other parties hereto that:

          (a) With respect to the Guarantor, the Incorporated Representations and Warranties are true and correct and the Guarantor has delivered to each of the Lenders and Holders the financial statements referred to in Section
     8.01 of the Capital One Credit Agreement.

          (b) The execution and delivery by the Construction Agent or such Credit Party of this Agreement and the other Operative Agreements to which the Construction Agent or such Credit Party is a party and the performance by the Construction Agent or such Credit Party of its respective obligations under this Agreement and the other Operative Agreements is within the corporate powers of the Construction Agent or such Credit Party, has been duly authorized by all necessary corporate action on the part of the Construction Agent or such Credit Party (including any necessary shareholder action), has received all necessary governmental approval, and does not and will not (i) violate any material provision of applicable Law, decree, judgment or award which is binding on the Construction Agent or such Credit Party or any of their Subsidiaries unless such violation would not have a Material Adverse Effect, (ii) contravene or conflict with, or result in a breach of, any provision of the Certificate of Incorporation, By-Laws or other organizational documents of the Construction Agent or such Credit Party or any of their Subsidiaries or of any agreement, indenture, instrument or other document which is binding on the Construction Agent or such Credit Party or any of their

     Subsidiaries unless such conflict or breach would not have a Material Adverse Effect or (iii) result in, or require, the creation or imposition of any Lien (other than pursuant to the terms of the Operative Agreements) on any asset of the Construction Agent or such Credit Party or any of their Subsidiaries.

          (c) This Agreement is, and upon the execution and delivery thereof the other Operative Agreements will be, the legal, valid and binding obligation of the Construction Agent or such Credit Party that is a party thereto, enforceable against the Construction Agent or such Credit Party that is a party thereto in accordance with their terms, except (i) as may be limited by bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) such enforceability may be limited by the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Construction Agent or such Credit Party has executed the various Operative Agreements required to be executed as of such date.

          (d)  [Intentionally Omitted].

          (e) No Governmental Action by any Governmental Authority or authorization, registration, consent, approval, waiver, notice or other action by, to or of any other Person is required to authorize or is required in connection with (i) the Construction Agent's or such Credit Party's execution, delivery or performance of any Operative Agreement or
     (ii) the legality, validity, binding effect or enforceability of any Operative Agreement on the Construction Agent or such Credit Party that is a party thereto, in each case, except those which have been obtained or where failure to obtain would not cause a Material Adverse Effect.

          (f) Upon the execution and delivery of each Lease Supplement to the Lease, (i) the Lessee will have unconditionally accepted the Property subject to the Lease Supplement and will have a valid and subsisting leasehold interest in the Property, subject only to the Permitted Exceptions, and (ii) no offset will exist with respect to any Rent or other sums payable under the Lease.

          (g) Except as otherwise contemplated by the Operative Agreements, the Construction Agent shall not use the proceeds of any Holder Funding or Loan for any purpose other than the purchase of the Properties, the acquisition of the Equipment and the construction of Improvements.

          (h) All information heretofore or contemporaneously herewith furnished by any Credit Party or any of their Subsidiaries to the Agent, the Owner Trustee, any Lender or any Holder for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all information hereafter furnished by or on behalf of any Credit Party or any of their Subsidiaries to the Agent, the Owner Trustee, any Lender or any

     Holder pursuant hereto or in connection herewith will be, true and accurate (when taken as a whole) in every material respect on the date as of which such information is dated or certified, and such information, taken as a whole, does not and will not omit to state any material fact necessary to make such information, taken as a whole, not misleading.

          (i) Each Credit Party has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations that would be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by such Credit Party or any of its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to, in and following the Year
     2000), (ii) developed a plan for addressing the Year 2000 Problem on a timely basis and (iii) initiated implementation of that plan. Based on the foregoing, each Credit Party believes that any reprogramming or replacements required to permit the proper functioning, prior to, in and following the Year 2000, of (i) such Credit Party's material computer systems and (ii) material equipment of such Credit Party containing embedded microchips (including systems and equipment supplied by others or with which such Credit Party's systems interface) and the verification of all such systems and equipment, as so reprogrammed or replaced, as the case may be, will be completed by September 1, 1999, except to the extent the failure to so complete such reprogramming or replacement could not reasonably be expected to have a Material Adverse Effect. Each Credit Party believes that any reprogramming or replacements required to permit the proper functioning in and following the Year 2000 of its computer systems and any necessary equipment of such Credit Party containing embedded microchips and the testing of all such systems and equipment as so reprogrammed or replaced will be completed in a manner and to the extent that any failure by such Credit Party to complete any such reprogramming, replacement or testing will not result in a Default or could not reasonably be expected to have a Material Adverse Effect.

     7.4  Representations and Warranties of the Agent.
          -------------------------------------------

     Effective as of the Initial Closing Date, the Agent represents and warrants to each of the other parties hereto that:

          (a) It is a national banking association duly organized and validly existing under the laws of the United States of America and has the full power and authority to enter into and perform its obligations under this Agreement and each other Operative Agreement to which it is or will be a party;

          (b) This Agreement and each other Operative Agreement to which it is a party have been, or when executed and delivered will be, duly authorized by all necessary corporate action on the part of the Agent and have been, or on such Closing Date will have been, duly executed and delivered by the Agent and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, are, or upon execution and delivery thereof will be, legal, valid and binding obligations of the Agent, enforceable against it in accordance with their respective terms;

          (c) The execution, delivery and performance by the Agent of this Agreement and each other Operative Agreement to which it is or will be a party are not, and will not be, inconsistent with the articles of incorporation or by-laws or other charter documents of the Agent, do not and will not contravene any applicable Law of the State of Texas or of the United States of America governing its activities and will not contravene any provision of, or constitute a default under any indenture, mortgage, contract or other instrument of which it is a party or by which it or its properties are bound, or require any consent or approval of any Governmental Authority under any applicable law, rule or regulation of the State of Texas or any federal law, rule or regulation of the United States of America governing its activities; and

          (d) Except as otherwise contemplated by the Operative Agreements, the Agent shall not, nor shall it direct the Lessor to, use the proceeds of any Loan for any purpose other than the purchase of the Properties, the acquisition of Equipment, the construction of Improvements and the payment of Transaction Expenses, interest regarding the Loans which accrue under the Credit Agreement during the period prior to the Basic Term Commencement Date with respect to a particular Property and other uses authorized under the Operative Agreements.

     SECTION 8  REPRESENTATIONS AND WARRANTIES ON FUNDING DATES.

     8.1  Representations and Warranties on Property Closing Dates.
          --------------------------------------------------------

     The Construction Agent and each Credit Party hereby represents and warrants as to itself as of each Property Closing Date as follows:

          (a) The representations and warranties (including the Incorporated Representations and Warranties in the case of the Guarantor) of the Construction Agent or such Credit Party set forth in the Operative Agreements are true and correct in all material respects on and as of such Property Closing Date as if made on and as of such date. The Construction Agent or such Credit Party is in all material respects in compliance with its respective obligations under the Operative Agreements and there exists no Default or Event of Default under any of the Operative Agreements which is continuing and which has not been cured within any cure period expressly granted under the terms of the applicable Operative Agreement. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the Requisition on such Property Closing Date;

          (b) The Properties to be acquired or leased pursuant to a Ground Lease are being acquired or ground leased at a price that is not in excess of fair market value or fair market rental value, as the case may be, and such Properties consist of (i) unimproved Land, or (ii) Land and existing Improvements thereon which Improvements are either suitable for occupancy at the time of acquisition or will be renovated and/or modified in accordance with the terms of this Agreement. Each of the Properties is located at the location set forth on the applicable Requisition, all of which are in one of the Approved States;

          (c) Upon the acquisition of each Property on such Property Closing Date, and at all times thereafter, the Lessor will have good and marketable fee simple title to such Property, or, if such Property is the subject of a Ground Lease, the Lessor will have a lessee's interest enforceable against the ground lessor of such Property in accordance with the terms of such Ground Lease, subject only to Permitted Liens;

          (d) The execution and delivery of each Operative Agreement delivered by the Construction Agent or such Credit Party on such Property Closing Date and the performance of the obligations of the Construction Agent or such Credit Party under each Operative Agreement have been duly authorized by all requisite corporate action of the Construction Agent or such Credit Party, as applicable;

          (e) Each Operative Agreement delivered on such Property Closing Date by the Construction Agent or such Credit Party has been duly executed and delivered by the Construction Agent or such Credit Party;

          (f) Each Operative Agreement delivered by the Construction Agent or such Credit Party on such Property Closing Date is a legal, valid and binding obligation of the Construction Agent or such Credit Party, enforceable against the Construction Agent or such Credit Party, in accordance with its respective terms, except (i) as may be limited by bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) such enforceability may be limited by the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (g) No portion of any Property being acquired by the Lessor on such Property Closing Date is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if any such Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for such Property in accordance with Section 14.2(b) of the Lease and in accordance with the National Flood Insurance Act of 1968, as amended;

          (h) The Construction Agent has obtained insurance coverage for each Property being acquired by the Lessor on such Property Closing Date which meet the requirements of the Lease and all of such coverage is in full force and effect;

          (i) Each Property being acquired by the Lessor on such Property Closing Date complies with all Legal Requirements (including, without limitation, all zoning and land use laws and Environmental Laws), except to the extent that failure to comply therewith would not, individually or in the aggregate, have a Material Adverse Effect; and

          (j) All utility services and facilities necessary for the construction of the Improvements existing on, or to be constructed after, such Property Closing Date (including, without limitation, gas, electrical, water and sewage services and facilities) are available at the boundaries of the real property upon which such Improvements exist or will be constructed on each such Property prior to the Completion Date for such Property.

     8.2  Representations and Warranties Upon Initial Construction Advances.
          -----------------------------------------------------------------

     The Construction Agent and each Credit Party hereby represents and warrants as to itself as of each date on which an Initial Construction Advance is made as follows:

          (a) The representations and warranties (including the Incorporated Representations and Warranties in the case of the Guarantor) of the Construction Agent or such Credit Party set forth in the Operative Agreements are true and correct in all material respects on and as of the date of such Initial Construction Advance as if made on and as of such date. The Construction Agent or such Credit Party is in all material respects in compliance with its respective obligations under the Operative Agreements and there exists no Default or Event of Default under any of the Operative Agreements. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the Requisition on such date;

          (b) The Lessor has good and marketable fee simple title to each Property, or, if such Property is the subject of a Ground Lease, the Lessor has a lessee's interest enforceable against the ground lessor in accordance with the terms of such Ground Lease, subject only to Permitted Liens;

          (c)  [Intentionally Omitted]

          (d) All consents, licenses, permits, authorizations, assignments and building permits required as of the date on which such Advance is made by all material Legal Requirements or pursuant to the terms of any contract, indenture, instrument or agreement for construction, completion, occupancy, operation, leasing or subleasing of each Property with respect to which an Advance is being made have been obtained and are in full force and effect, except to the extent that the failure to so obtain would not, individually or in the aggregate, have a Material Adverse Effect;

          (e) The Construction Agent has obtained insurance coverage covering the Property which is the subject of such Advance which meets the requirements of Section 2.6 of the Agency Agreement before commencing construction, repairs or modifications, as the case may be, and such coverage is in full force and effect;

          (f) The Improvements which are the subject of the Advance, as improved in accordance with the Plans and Specifications, will comply as of the applicable Completion Date with all material Legal Requirements and Insurance Requirements (including, without limitation, all zoning and land use laws and Environmental Laws), except to the extent the failure to comply therewith would not, individually or in the aggregate, have a Material Adverse Effect. The Plans and Specifications have been or will be prepared in accordance with all applicable Legal Requirements (including, without limitation, all applicable Environmental Laws and building, planning, zoning and fire codes), except to the extent the failure to comply therewith would not, individually or in the aggregate, have a Material Adverse Effect, and upon completion of such Improvements in accordance with the Plans and Specifications, such Improvements will not encroach in any manner onto any adjoining land (except as permitted by express written easements) and such Improvements and the use thereof by the Lessee and its agents, assignees, employees, invitees, lessees, licensees and tenants will comply as of the applicable Completion Date in all respects with all applicable Legal Requirements (including, without limitation, all applicable Environmental Laws and building, planning, zoning and fire codes), except to the extent the failure to comply therewith would not, individually or in the aggregate, have a Material Adverse Effect. Upon completion of such Improvements in accordance with the Plans and Specifications, (i) there will be no material defects to such Improvements including, without limitation, the plumbing, heating, air conditioning and electrical systems thereof and (ii) all water, sewer, electric, gas, telephone and drainage facilities and all other utilities required to adequately service such Improvements for their intended use will be available pursuant to adequate permits (including any that may be required under applicable Environmental Laws), except to the extent that failure to obtain any such permit would not, individually or in the aggregate, have a Material Adverse Effect. There is no action, suit or proceeding (including any proceeding in condemnation or eminent domain or under any Environmental Law) pending or, to the best knowledge of the Lessee or the Construction Agent, overtly threatened which adversely affects the title to, or the use, operation or value of, such Properties. No fire or other casualty with respect to such Properties has occurred which fire or other casualty has had a Material Adverse Effect. All utilities serving the related Properties, or proposed to serve the related Properties in accordance with the Plans and Specifications, are located in (and in the future will be located in) and vehicular access to such Improvements is provided by (or will be provided by), either public rights-of-way abutting the related Property or Appurtenant Rights. All licenses, approvals, authorizations, consents, permits (including, without limitation, building, demolition and environmental permits, licenses, approvals, authorizations and consents), easements and rights-of-way, including proof of dedication, required for (i) the use, treatment, storage, transport, disposal or disposition of any Hazardous Substance on, at, under or from the real property underlying such Improvements during the construction of such Improvements and the use and operation of such Improvements following such construction, (ii) the construction of such Improvements in accordance with the Plans and Specifications and the Agency Agreement and (iii) the use and operation of such Improvements following such construction with the applicable Equipment which such Improvements support for the purposes for which they were intended have either been obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, or will be obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, prior to commencing any such construction or use and operation, as applicable; and

          (g) All conditions precedent contained in this Agreement and in the other Operative Agreements relating to the initial Advance to the Construction Agent of funds for the purpose of commencing construction, repairs or modifications on any Property have been substantially satisfied.

     8.3  Representations and Warranties Upon the Date of Each Construction
          -----------------------------------------------------------------
          Advance That Is Not An Initial Advance.
          ---------------------------------------

     The Construction Agent and each Credit Party hereby represents and warrants as to itself as of each date on which a Construction Advance is made, when such Advance is not an Initial Construction Advance, as follows:

          (a) The representations and warranties of the Construction Agent or such Credit Party set forth in the Operative Agreements (including the representations and warranties set forth in Section 8.2 and, in the case of the Guarantor, the Incorporated Representations and Warranties) are true and correct in all material respects on and as of the date of such Construction Advance as if made on and as of such date. The Construction Agent or such Credit Party is in all material respects in compliance with its respective obligations under the Operative Agreements and there exists no Default or Event of Default under any of the Operative Agreements which is continuing and which has not been cured within any cure period expressly granted under the terms of the applicable Operative Agreement. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the Requisition on such date;

          (b) Construction of the Improvements to date has been performed in a good and workmanlike manner, substantially in accordance with the Plans and Specifications and in compliance with all Insurance Requirements and material Legal Requirements, except to the extent noncompliance with any Legal Requirements would not, individually or in the aggregate, have a Material Adverse Effect;

          (c) All consents, licenses, permits, authorizations, assignments and building permits required as of the date on which such Advance is made by all material Legal Requirements or pursuant to the terms of any contract, indenture, instrument or agreement for construction, completion, occupancy, operation, leasing or subleasing of each Property have been obtained and are in full force and effect except to the extent the failure to so obtain would not, individually or in the aggregate, have a Material Adverse Effect;

          (d) When completed, the Improvements shall be wholly within any building restriction lines (unless consented to by applicable Government Authorities), however established; and

               (i) Assuming that the applicable UCC Financing Statements and Mortgage Instruments have been filed in the filing offices designated by the Lessee or the Construction Agent, the Advance is secured by the Liens of the Security Agreement and such Mortgage Instruments, and (ii) there have been no Liens against the applicable

     Improvements since the filing of the Lender Financing Statements and such Mortgage Instruments other than Permitted Liens.

     The Construction Agent and each Credit Party further acknowledges that upon the acceptance and use of the funds by the Construction Agent or the Lessee, as the case may be, on behalf of the Lessor that all such representations and warranties remain true and correct on the date of such Advance and that all consents and approvals have been obtained prior to the date of such Advance.

                             SECTION 8B. GUARANTY

     8B.1. Guaranty of Payment and Performance.
           -----------------------------------

     Subject to Section 8B.7, the Guarantor hereby unconditionally and irrevocably guarantees to each Financing Party the prompt payment and performance of the Company Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) or when such is otherwise to be performed; provided, notwithstanding the foregoing, the
                              --------
obligations of the Guarantor under this Section 8B shall not constitute a direct guaranty of the indebtedness of the Lessor evidenced by the Notes but rather a guaranty of the Company Obligations arising under the Operative Agreements. This
Section 8B is a guaranty of payment and performance and not of collection and is a continuing guaranty and shall apply to all Company Obligations whenever arising. The exercise of any rights granted to the Financing Parties under this
Section 8B shall be in accordance with the provisions of Section 10.2(j) and 10.6.

     8B.2. Obligations Unconditional.
           -------------------------

     The Guarantor agrees that the obligations of the Guarantor hereunder are irrevocable, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Operative Agreements, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Company Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety, guarantor or co-obligor, it being the intent of this Section 8B.2 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. The Guarantor agrees that this Section 8B may be enforced by the Financing Parties without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes, the Certificates or any other of the Operative Agreements or any collateral, if any, hereafter securing the Company Obligations or otherwise and the Guarantor hereby waives the right to require the Financing Parties to proceed against the Construction Agent, the Lessee or any other Person (including without limitation a co-guarantor) or to require the Financing Parties to pursue any other remedy or enforce any other right. The Guarantor further agrees that it hereby waives any and all right of subrogation, indemnity, reimbursement or contribution against the Lessee and the Construction Agent or any other guarantor of the Company Obligations for amounts paid under this Section 8B until such time as the Loans, Holder Fundings, accrued but unpaid interest, accrued but unpaid Holder Yield and all other amounts owing under the Operative Agreements have been paid in full. Without limiting the generality of the waiver provisions of this Section 8B, the Guarantor hereby waives any rights to require the Financing Parties to proceed against the Construction Agent, the Lessee or any co-guarantor or to require Lessor to pursue any other remedy or enforce any other right, including without limitation, any and all rights under N.C. Gen. Stat. (S) 26-7 through 26-9. The Guarantor further agrees that nothing contained herein shall prevent the Financing Parties from suing on any Operative Agreement or foreclosing any security interest in or Lien on any collateral, if any, securing the Company Obligations or from exercising any other rights available to it under any Operative Agreement, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of the Guarantor's obligations hereunder; it being the purpose and intent of the Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances; provided that any amounts due under this Section 8B which are
               --------
paid to or for the benefit of any Financing Party shall reduce the Company Obligations by a corresponding amount (unless required to be rescinded at a later date). Neither any Guarantor's obligations under this Section 8B nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Construction Agent or the Lessee or by reason of the bankruptcy or insolvency of the Construction Agent or the Lessee. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Company Obligations and notice of or proof of reliance by any Financing Party upon this Section 8B or acceptance of this
Section 8B. The Company Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Section 8B. All dealings between the Construction Agent, the Lessee and the Guarantor, on the one hand, and the Financing Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Section 8B.

     8B.3.  Modifications.
            -------------

     The Guarantor agrees that (a) all or any part of the security now or hereafter held for the Company Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) no Financing Party shall have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Company Obligations or the properties subject thereto; (c) the time or place of payment of the Company Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Construction Agent, the Lessee and any other party liable for payment under the Operative Agreements may be granted indulgences generally; (e) any of the provisions of the Notes, the Certificates or any of the other Operative Agreements may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Construction Agent, the Lessee or any other party liable for the payment of the Company Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Company Obligations, all without notice to or further assent by the Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

     8B.4.  Waiver of Rights.
            ----------------

     The Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Section 8B by any Financing Party and of all extensions of credit or other Advances to the Construction Agent and the Lessee by the Lenders pursuant to the terms of the Operative Agreements; (b) presentment and demand for payment or performance of any of the Company Obligations; (c) protest and notice of dishonor or of default with respect to the Company Obligations or with respect to any security therefor; (d) notice of any Financing Party obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Company Obligations, or any Financing Party's subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; and (e) all other notices to which the Guarantor might otherwise be entitled. Notwithstanding anything to the contrary herein, the Guarantor's payments hereunder shall be due five (5) Business Days after written demand by the Agent to the Lessee or the Guarantor for such payment (unless the Company Obligations are automatically accelerated pursuant to the applicable provisions of the Operative Agreements or are deemed accelerated as provided in Section 8B.6, in which case the Guarantor's payments shall be automatically due).

     8B.5.  Reinstatement.
            -------------

     The obligations of the Guarantor under this Section 8B shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Company Obligations is rescinded or must be otherwise restored by any holder of any of the Company Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify each Financing Party on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by any Financing Party in connection with such rescission or restoration, including without limitation any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     8B.6.  Remedies.
            --------

     The Guarantor agrees that, as between the Guarantor, on the one hand, and each Financing Party, on the other hand, the Company Obligations may be declared to be forthwith due and payable as provided in the applicable provisions of the Operative Agreements (and shall be deemed to have become automatically due and payable on an Event of Default specified in Section 17.1(h), (i) or (j) of the Lease) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Company Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Company Obligations being deemed to have become automatically due and payable), such Company Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantor in accordance with the applicable provisions of the Operative Agreements.

     8B.7.  Termination of Guaranty.
            -----------------------

     Subject to Section 8B.5, upon the satisfaction of the Company Obligations in full, regardless of the source of payment, the Guarantor's obligations hereunder shall be deemed satisfied, discharged and terminated other than indemnifications set forth herein that expressly survive.

     8B.8.  Payment of Amounts to the Agent.
            -------------------------------

     Each Financing Party hereby instructs the Guarantor, and the Guarantor hereby acknowledges and agrees, that until such time as the Loans and the Holder Fundings are paid in full and the Liens evidenced by the Security Agreement and the Mortgage Instruments have been released any and all Rent (excluding Excepted Payments which shall be payable to each Holder or other Person as appropriate) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person shall instead be paid directly to the Agent (excluding Excepted Payments which shall be payable to each Holder or other Person as appropriate) or as the Agent may direct from time to time for allocation and distribution in accordance with the procedures set forth in
Section 10.4 hereof and Section 8 of the Credit Agreement.

     8B.9.  Denial or Disaffirmance of Guaranty.
            -----------------------------------

     Notwithstanding any provision to the contrary contained herein or in any other Operative Agreement, the parties hereto agree that, unless released in connection with the Operative Agreements, if the guaranty given by the Guarantor under Section 8B of the Participation Agreement or any material provision thereof shall cease to be in full force or effect, or the Guarantor or any Person acting on behalf of the Guarantor shall deny or disaffirm the Guarantor's obligations under such guaranty, then the Guarantor shall automatically, without notice and without any further act, be deemed to be an additional construction agent (or a co-construction agent) and/or an additional lessee (or co-lessee) under the Operative Agreements with the Construction Agent and/or the Lessee, as the case may be, and shall be jointly and severally liable with the Construction Agent and/or the Lessee for the payment and performance of any obligations of the Construction Agent and/or the Lessee under the Operative Agreements as though the Guarantor was originally a party to such Operative Agreements in such capacity or capacities.

     SECTION 9  PAYMENT OF CERTAIN EXPENSES.

     9.1  Transaction Expenses.
          --------------------

          (a) Lessor agrees on the Initial Closing Date, to pay, or cause to be paid, all reasonable fees, expenses and disbursements of the various legal counsels for the Lessor, the Lessee and the Agent in connection with the transactions contemplated by the Operative Agreements and incurred in connection with such Initial Closing Date, including all Transaction Expenses (arising from the Initial Closing Date), and all other reasonable fees, expenses and disbursements in connection with such Initial Closing Date, including, without limitation, all fees, taxes and expenses for the recording, registration and filing of documents; provided, however, the Lessor shall pay such amounts described in this Section 9.1(a) only if funds are made available by the Lenders and the Holders in an amount sufficient to allow such payment and without regard to whether such amounts are referenced in any Requisition; provided,
                                                                       --------
     the failure of such amounts so funded to be referenced in a Requisition shall not preclude the Lessee from later contesting the reasonableness of the payment of such amounts. On the Initial Closing Date after satisfaction of the conditions precedent for such date (excluding the requirement that a Requisition be delivered), the Holders shall make Holder Fundings and the Lenders shall make Loans to the Lessor to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in this Section 9.1(a).

          (b) Lessor agrees on each Property Closing Date, on the date of any Construction Advance and on the Completion Date to pay, or cause to be paid, all reasonable fees, expenses and disbursements of the various legal counsels for the Lessor, the Lessee and the Agent in connection with the transactions contemplated by the Operative Agreements and billed in connection with such Advance or such Completion Date including all Transaction Expenses, all fees, expenses and disbursements incurred with respect to the various items referenced in Sections 5.3, 5.4, 5.5 and/or
     5.6 (including without limitation any premiums for title insurance policies and charges for any updates to such policies) and all other reasonable fees, expenses and disbursements in connection with such Advance or such Completion Date including, without limitation, all expenses relating to and all fees, taxes and expenses for the recording, registration and filing of documents; provided, however, the Lessor shall pay such amounts described in this Section 9.1(b) only if funds are made available by the Lenders and the Holders in an amount sufficient to allow such payment and without regard to whether such amounts are referenced in any Requisition; provided,
                                                                       --------
     the failure of such amounts so funded to be referenced in a Requisition shall not preclude the Lessee from later contesting the reasonableness of the payment of such amounts. On each Property Closing Date, on the date of any Construction Advance or any Completion Date, after satisfaction of the conditions precedent for such date (excluding the requirement that a Requisition be delivered), the Holders shall make a Holder Funding and the Lenders shall make Loans to the Lessor to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in this Section 9.1(b).

     9.2  [Reserved].
           --------

     9.3  Certain Fees and Expenses.
          -------------------------

     Lessor agrees to pay or cause to be paid (i) the initial and annual Owner Trustee's fee and all reasonable expenses of the Owner Trustee and any necessary co-trustees (including without limitation reasonable counsel fees and expenses) or any successor owner trustee, for acting as owner trustee under the Trust Agreement and (ii) all reasonable costs and expenses incurred by the Credit Parties, the Construction Agent, the Agent, the Lenders, the Holders or the Lessor in entering into any Lease Supplement and any future amendments or supplements with respect to any of the Operative Agreements, whether or not such Lease Supplement, amendments or supplements are ultimately entered into, or giving or withholding of waivers of consents hereto or thereto, which have been requested by the Lessor, the Holders, any Credit Party, the Construction Agent, or the Agent; provided, however, the Lessor shall
                                             --------  -------
pay such amounts described in this Section 9.3 only if funds are made available by the Lenders and the Holders in an amount sufficient to allow such payment and without regard to whether such amounts are referenced in any Requisition. Notwithstanding the foregoing, the Lessee agrees to pay or cause to be paid any amounts referenced in the immediately preceding sentence to the extent such amounts are due and payable after the Construction Period Termination Date. The Lessee agrees to pay or cause to be paid (i) all reasonable costs and expenses incurred by the Lessor, the Holders, the Lenders or the Agent in connection with any exercise of remedies under any Operative Agreement or any purchase of any Property by the Lessee pursuant to Article XX of the Lease and (ii) all reasonable costs and expenses incurred by the Credit Parties, the Construction Agent, the Agent, the Lenders, the Holders or the Lessor in connection with any transfer or conveyance of any Property, whether or not such transfer or conveyance is ultimately accomplished.

     9.4   Facility Fee.
           ------------

     The Lessor agrees to pay to the Agent for the account of the Lenders and the Holders a facility fee (the "Facility Fee") computed at a rate per annum equal to Applicable Percentage for the Facility Fee multiplied times the sum of
(x) the aggregate Commitments (whether used or unused) and (y) the aggregate Holder Commitments (whether used or unused); provided, however, the Lessor shall
                                             --------  -------
pay such amounts described in this Section 9.4 only if funds are made available by the Lenders and the Holders in an amount sufficient to allow such payment and without regard to whether such amounts are referenced in any Requisition. Notwithstanding the foregoing, the Lessee agrees to pay or cause to be paid any amounts referenced in the immediately preceding sentence to the extent such amounts are due and payable or are outstanding after the earlier of the last Completion Date for all Properties or the Construction Period Termination Date. Such Facility Fee shall be calculated on the basis of 360-day year from the actual days elapsed and shall be payable quarterly in arrears on each Facility Fee Payment Date. If all or a portion of any such Facility Fee shall not be paid when due, such overdue amount shall bear interest, payable on demand, at a rate per annum equal to the ABR plus three percent (3%) from the date of such non-payment until such amount is paid in full (after as well as before judgment).

     SECTION 10  OTHER COVENANTS AND AGREEMENTS.

     10.1  Cooperation with the Construction Agent or the Lessee.
           -----------------------------------------------------

     The Holders, the Lessor (at the direction of the Holders) and the Agent shall, to the extent reasonably requested by the Construction Agent or Lessee (but without assuming additional liabilities on account thereof), cooperate with the Construction Agent or the Lessee in connection with its covenants contained herein including, without limitation, at any time and from time to time, upon the request of the Construction Agent or the Lessee to promptly and duly execute and deliver any and all such further instruments, documents and financing statements (and continuation statements related thereto) as the Construction Agent or the Lessee may reasonably request in order to perform such covenants.

     10.2  Covenants of the Owner Trustee and the Holders.
           ----------------------------------------------

     Each of the Owner Trustee and the Holders hereby agree that so long as this Agreement is in effect:

           (a) The Owner Trustee (both in its trust capacity and in its individual capacity) will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Properties attributable to it; provided, however, that the Owner Trustee shall not be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not involve any material danger of impairment of the Liens of the Security Documents or of the sale, forfeiture or loss of, and shall not interfere with the use or disposition of, any Property or title thereto or any interest therein or the payment of Rent;

           (b) Without prejudice to any right under the Trust Agreement of the Owner Trustee to resign (subject to the requirement set forth in the Trust Agreement that such resignation shall not be effective until a successor shall have agreed to accept such appointment), or the Holders' rights under the Trust Agreement to remove the institution acting as Owner Trustee (after consent to such removal by the Agent as provided in the Trust Agreement), each of the Holders and the Owner Trustee hereby agrees with the Lessee and the Agent (i) not to terminate or revoke the trust created by the Trust Agreement except as permitted by Article VIII of the Trust Agreement, (ii) not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement in such a manner as to adversely affect the rights of any such party without the prior written consent of such party and (iii) to comply with all of the terms of the Trust Agreement, the nonperformance of which would adversely affect such party;

           (c) The Owner Trustee or any successor may resign or be removed by the Holders as Owner Trustee, a successor Owner Trustee may be appointed and a corporation may become the Owner Trustee under the Trust Agreement, only in accordance with the provisions of Article IX of the Trust Agreement and, with respect to such appointment, with the consent of the Lessee, which consent shall not be unreasonably withheld or delayed;

           (d) The Owner Trustee, in its capacity as Owner Trustee under the Trust Agreement, and not in its individual capacity, shall not contract for, create, incur or assume any indebtedness, or enter into any business or other activity, other than pursuant to or under the Operative Agreements;

           (e) The Holders will not instruct the Owner Trustee to take any action in violation of the terms of any Operative Agreement;

           (f) Neither any Holder nor the Owner Trustee shall (i) commence any case, proceeding or other action with respect to the Owner Trustee under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seek appointment of a receiver, trustee, custodian or other similar official with respect to the Owner Trustee or for all or any substantial benefit of the creditors of the Owner Trustee; and neither any Holder nor the Owner Trustee shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this paragraph;

           (g) The Owner Trustee shall give prompt notice to the Lessee and the Agent if the Owner Trustee's chief place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to the Property are kept, shall cease to be located at 79 South Main Street, Salt Lake City, Utah 84111, or if it shall change its name;

           (h) Provided that no Lease Default or Lease Event of Default has occurred and is continuing, the Owner Trustee shall not, without the prior written consent of the Lessee and the Guarantor, consent to or permit any amendment, supplement or other modification of the terms and provisions of the Credit Agreement or the Notes;

           (i) The Owner Trustee shall not consent to or permit any amendment, supplement or other modification of the terms and provisions of any Operative Agreement, without the prior written consent of the Agent and, so long as no Default or Event of Default shall have occurred and be continuing and, in the case of any amendment, supplement or other modification of Section 8.1 of the Credit Agreement, so long as Lessee continues to have rights in any Property, the Lessee (such consent not to be unreasonably withheld or delayed) except as described in Section 10.5 of this Agreement; and

           (j) The Owner Trustee (i) shall take such actions and shall refrain from taking such actions with respect to the Operative Agreements and/or relating to the Properties and shall grant such approvals and otherwise act or refrain from acting with respect to the Operative Agreements and/or relating to the Properties in each case as directed in writing by the Agent or, in connection with Section 10.5 hereof, the Lessee, notwithstanding any contrary instruction or absence of instruction by any Holder or Holders; and (ii) shall not take any action, grant any approvals or otherwise act under or with respect to the Operative Agreements and/or any matters relating to the Properties without first obtaining the prior written consent of the Agent (and without regard to any contrary instruction or absence of instruction by any Holder); provided, however, that notwithstanding the foregoing provisions of this subparagraph (j) the Owner Trustee, the Agent and the Holders each acknowledge, covenant and agree that, with respect to all matters under the Operative Agreements that require the consent and/or concurrence of all of the Lenders pursuant to the terms of Section 9.1 of the Credit Agreement (the "Unanimous Vote Matters"), neither the Owner Trustee nor the Agent shall act or refrain from acting with respect to any Unanimous Vote Matter until such party has received the approval of each Lender and each Holder with respect thereto.

     10.3  Credit Party Covenants, Consent and Acknowledgment.
           --------------------------------------------------

           (a) Each Credit Party acknowledges and agrees that the Owner Trustee, pursuant to the terms and conditions of the Security Agreement and the Mortgage Instruments, shall create Liens respecting the various personal property, fixtures and real property described therein in favor of the Agent. Each Credit Party hereby irrevocably consents to the creation, perfection and maintenance of such Liens. Each Credit Party shall, to the extent reasonably requested by any of the other parties hereto, cooperate with the other parties in connection with their covenants herein or in the other Operative Agreements and shall from time to time duly execute and deliver any and all such future instruments, documents and financing statements (and continuation statements related thereto) as any other party hereto may reasonably request.

           (b) Lessor hereby instructs each Credit Party, and each Credit Party hereby acknowledges and agrees, that until such time as the Loans are paid in full and the Liens evidenced by the Security Agreement and the Mortgage Instruments have been released (i) any and all Rent and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to the Lessor or the Owner Trustee shall instead be paid directly to the Agent or as the Agent may direct from time to time and (ii) each Credit Party shall cause all notices, certificates, financial statements, communications and other information which is delivered, or is required to be delivered, to the Lessor, to also to be delivered at the same time to the Agent and each Holder.

           (c) No Credit Party shall consent to or permit any amendment, supplement or other modification of the terms or provisions of any Operative Agreement without, in each case, obtaining the prior written consent of the Agent and, to the extent required by the proviso at the end of Section 10.2(j) hereof, each of the Holders. The Lessee acknowledges that the actions of the Owner Trustee are subject to the consent of the Agent as set forth in Section 10.2(j).

           (d)  [Intentionally Omitted]

           (e) Each Credit Party hereby covenants and agrees that, except for amounts payable as Basic Rent and as otherwise expressly specified in the Operative Agreements, any and all payment obligations owing from time to time under the Operative Agreements to the Agent, any Lender or any Holder shall (without further action) be deemed to be Supplemental Rent obligations payable by Lessee and guaranteed by the Guarantor. Without limitation, such obligations shall include commitment fees, unused fees, prepayment penalties, indemnities, trustee fees and transaction expenses incurred by the parties hereto in connection with the transactions contemplated by the Operative Agreements.

           (f) Consistent with the terms and conditions of the Security Agreement, each of the Construction Agent and Lessee hereby covenants and agrees, at its own cost and expense, to assemble and make available to the Agent (on behalf of Lessor) any and all personal property components of any and all Properties.

     10.4  Sharing of Certain Payments.
           ---------------------------

     The parties hereto acknowledge and agree that all payments due and owing by any Credit Party to the Lessor under the Lease or any of the other Operative Agreements shall be made by such Credit Party directly to the Agent as more particularly provided in Section 10.3 hereof. The Holders and the Agent, on behalf of the Lenders, acknowledge the terms of Section 8 of the Credit Agreement regarding the allocation of payments and other amounts made or received from time to time under the Operative Agreements and agree, that all such payments and amounts are to be allocated as provided in Section 8 of the Credit Agreement. In connection therewith the Holders hereby (a) appoint the Agent to act as collateral agent for the Holders in connection with the Lien granted by the Security Documents to secure the Holder Amount and (b) acknowledge and agree and direct that the rights and remedies of the beneficiaries of the Lien of the Security Documents shall be exercised by the Agent on behalf of the Lenders and the Holders as directed from time to time by the Lenders without notice to or consent from the Holders.

     10.5  Grant of Easements, etc.
           ------------------------

     The Agent and the Holders hereby agree that, so long as no Event of Default shall have occurred and be continuing, and until such time as the Agent gives instructions to the contrary to the Owner Trustee, the Owner Trustee shall, from time to time at the request of the Lessee, in connection with the transactions contemplated by the Agency Agreement, the Lease or the other Operative Agreements, (i) grant easements and other rights in the nature of easements with respect to any Property, (ii) release existing easements or other rights in the nature of easements which are for the benefit of any Property, (iii) execute and deliver to any Person any instrument appropriate to confirm or effect such grants or releases, and (iv) execute and deliver to any Person such other documents or materials in connection with the acquisition, development or operation of any Property, including, without limitation, reciprocal easement agreements, operating agreements, development agreements, plats, replats or subdivision documents; provided, that each of the agreements referred to in this
                       --------
Section 10.5 shall be of the type normally executed by the Lessee in the ordinary course of the Lessee's business and shall be on commercially reasonable terms so as not to diminish the value of any Property in any material respect.

     10.6  Appointment by Holders and Owner Trustee.
           ----------------------------------------

     Except as expressly provided in any Operative Agreement where the Owner Trustee is required to act for or on behalf of the Holders, each Holder hereby designates and appoints the Agent as the Agent of such Holder under this Agreement and the other Operative Agreements, to take such action on behalf of such Holder under the provisions of this Agreement and the other Operative Agreements and exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement (including, without limitation, provisions of other agreements incorporated herein by reference) and other Operative Agreements with respect to the Lenders and as specifically delegated to the Owner Trustee on behalf of such Holder in any Operative Agreement. For purposes hereof, and except as expressly provided herein to the contrary, the provisions of Section 7 of the Credit Agreement, together with such other terms and provisions of the Credit Agreement and the other Operative Agreements as required for the full interpretation and operation of Section 7 of the Credit Agreement are hereby incorporated by reference as if restated herein for the mutual benefit of the Agent and each Holder as if such Holder were a Lender thereunder. Except as may be expressly provided to the contrary, for purposes hereof, outstanding Holder Fundings shall be taken into account and treated as Loans for purposes of determining Majority Lenders; provided, however, in any case, under the Operative Agreements where the consent of the Holder is expressly required or the Holder is entitled to take any action, such consent shall be given or action taken, whether directly by the Holder or by the Agent (without the requirement that the consent of any Lender be obtained or permission for such action be granted by any Lender); and, provided, further, no amendment to any provision expressly requiring the consent of the Holder or permitting the Holder to take action (whether directly or through the Agent), shall be effective without the written consent of the Holder. Further, the Agent shall be entitled to take such action on behalf of the Owner Trustee as is delegated to the Agent under any Operative Agreement (whether express or implied) as may be reasonably incidental thereto. Each Lender hereby agrees to the provisions contained in this Section 10.6.

     SECTION 11  CREDIT AGREEMENT AND TRUST AGREEMENT.

     11.1  Construction Agent's and Lessee's Credit Agreement Rights.
           ---------------------------------------------------------

     Notwithstanding anything to the contrary contained in the Credit Agreement, the Agent, the Lenders, the Holders, the Credit Parties and the Owner Trustee hereby agree that, prior to the occurrence and continuation of any Default or Event of Default, the Construction Agent and the Lessee (as designated below) shall have the following rights:

           (a)  [Intentionally Omitted];

           (b) the Construction Agent shall have the right to give the notice referred to in Section 2.3 of the Credit Agreement and to designate the account to which a borrowing under the Credit Agreement is to be credited pursuant to Section 2.3 of the Credit Agreement;

           (c) the Lessee shall have the right to terminate or reduce the Commitments pursuant to Section 2.5(a) of the Credit Agreement;

           (d) the Lessee shall have the right to exercise the conversion and continuation options pursuant to Section 2.7 of the Credit Agreement;

           (e) the Lessee shall have the right to replace any Lender pursuant to Section 2.14(b) of the Credit Agreement;

           (f) the Lessee shall have the right to approve any successor agent pursuant to Section 7.9 of the Credit Agreement;

           (g) the Lessee shall have the right to consent to any assignment by a Lender to which the Lessor has the right to consent pursuant to Section
     9.8 of the Credit Agreement;

           (h) without limiting the foregoing clauses (a) through (g), and in addition thereto, provided that no Event of Default then exists, the Lessee shall have the right to exercise any other right of the Owner Trustee under the Credit Agreement upon not less than five (5) Business Days' prior written notice from the Lessee to the Owner Trustee and the Agent;

           (i)  [Reserved]; and

           (j) the Lessee shall have the right to give the notice respecting any prepayment of any Loan, as provided in Section 2.6(a) of the Credit Agreement.

     11.2  Construction Agent's and Lessee's Trust Agreement Rights.
           --------------------------------------------------------

     Notwithstanding anything to the contrary contained in the Trust Agreement, the Credit Parties, the Owner Trustee and the Holders hereby agree that neither the Construction Agent nor any Credit Party controls the Lessor and, prior to the occurrence and continuation of any Lease Default or Lease Event of Default, the Construction Agent and the Lessee (as designated below) shall have the following rights:

           (a)  [Intentionally Omitted];

           (b) the Lessee shall have the right to exercise the conversion and continuation options pursuant to Section 3.8 of the Trust Agreement;

           (c) no removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to Section 9.1 of the Trust Agreement shall be made without the prior written consent (not to be unreasonably withheld or delayed) of the Lessee;

           (d)  [Reserved]; and

           (e) the Lessee shall have the right to give the notice respecting any prepayment of any amount under any Certificate, as provided in Section 3.4(a) of the Trust Agreement.

     SECTION 12  TRANSFER OF INTEREST.

     12.1  Restrictions on Transfer.
           ------------------------

     Each Lender may assign or transfer all or a portion of its interest hereunder and under the other Operative Agreements in accordance with Section
9.8 of the Credit Agreement; provided, (i) each assignee or transferee with
                             --------
respect to Tranche A Loans and Tranche A Commitments must obtain the same ratable interest in Tranche A Loans and Tranche A Commitments as defined in the COSI Participation Agreement, and (ii) each assignee or transferee with respect to Tranche B Loans and Tranche B Commitments must obtain the same ratable interest in Tranche B Loans and Tranche B Commitments as defined in the COSI Participation Agreement. The Holders may, directly or indirectly, assign, convey or otherwise transfer any of their right, title or interest in or to the CORI Trust Estate (together with the same ratable interest in the COSI Trust Estate) or the Trust Agreement with the prior written consent of the Agent and, so long as no Lease Default or Lease Event of Default shall have occurred and be continuing and the Lessee has rights in one or more of the Properties under the Lease, the Lessee (which consent shall not be unreasonably withheld or delayed). The Owner Trustee may, subject to the Lien of the applicable Security Documents but only with the prior written consent of the Agent, the Holders (which consent may be withheld by the Agent and/or the Holders in their sole discretion) and (provided no Default or Event of Default has occurred and is continuing) with the consent of the Lessee, directly or indirectly, assign, convey, appoint an agent with respect to enforcement of, or otherwise transfer any of its right, title or interest in or to any Property, the Lease, the Trust Agreement, this Agreement (including, without limitation, any right to indemnification thereunder), or any other document relating to a Property or any interest in a Property as provided in the Trust Agreement and the Lease. The provisions of the immediately preceding sentence shall not apply to the obligations of the Owner Trustee to transfer Property to the Lessee or a third party purchaser pursuant to Article XXII of the Lease upon payment for such Property in accordance with the terms and conditions of the Lease.

     12.2  Effect of Transfer.
           ------------------

     From and after any transfer effected in accordance with this Section 12, the transferor shall be released, to the extent of such transfer, from its liability hereunder and under the other documents to which it is a party in respect of obligations to be performed on or after the date of such transfer; provided, however, that any transferor Holder shall remain liable under Article XI of the Trust Agreement to the extent that the transferee Holder shall not have assumed the obligations of the transferor Holder thereunder. Upon any transfer by the Owner Trustee, a Holder or a Lender as above provided, any such transferee shall assume the obligations of the Owner Trustee, the Lessor, the Holder or the Lender, as the case may be, and shall be deemed an "Owner Trustee", "Lessor", "Holder", or "Lender", as the case may be, for all purposes of such documents and each reference herein to the transferor shall thereafter be deemed a reference to such transferee for all purposes, except as provided in the preceding sentence. Notwithstanding any transfer of all or a portion of the transferor's interest as provided in this Section 12, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer including, without limitation, rights to indemnification under any such document.

     SECTION 13  INDEMNIFICATION.

     13.1  General Indemnity.
           -----------------

     Subject to and limited by in all respects the provisions of Sections 13.5 and 13.6 and whether or not any of the transactions contemplated hereby shall be consummated, the Indemnity Provider hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims, which may be imposed on, incurred by or asserted against an Indemnified Person (by any third party, including Claims arising from the negligence of an Indemnified Person (but not to the extent such Claims arise from the gross negligence, willful misconduct or willful breach of such Indemnified Person or are otherwise solely attributable to acts or events occurring after the expiration of the Lease or after the transfer of all of the Properties to the Lessee or a third party)) in any way relating to or arising or alleged to arise out of the execution, delivery, performance or enforcement of this Agreement, the Lease or any other Operative Agreement or on or with respect to any Property or any component thereof, including, without limitation, Claims in any way relating to or arising or alleged to arise out of (a) the financing, refinancing, purchase, acceptance, rejection, ownership, design, construction, refurbishment, development, delivery, acceptance, nondelivery, leasing, subleasing, possession, use, operation, maintenance repair, modification, transportation, condition, sale, return, repossession (whether by summary proceedings or otherwise), or any other disposition of any Property or any part thereof, including the acquisition, holding or disposition of any interest in the Property, lease or agreement comprising a portion of any thereof; (b) any latent or other defects in any Property or any portion thereof whether or not discoverable by an Indemnified Person or the Indemnity Provider; (c) a violation of Environmental Laws, Environmental Claims or other loss of or damage to any property or the environment relating to the Property, the Lease, the Agency Agreement or the Indemnity Provider; (d) the Operative Agreements, or any transaction contemplated thereby; (e) any breach by the Indemnity Provider of any of its representations or warranties under the Operative Agreements to which the Indemnity Provider is a party or failure by the Indemnity Provider to perform or observe any covenant or agreement to be performed by it under any of the Operative Agreement; (f) the transactions contemplated hereby or by any other Operative Agreement, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA; and (g) personal injury, death or property damage, including Claims based on strict or absolute liability in tort.

     If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including a written notice of such proceeding), for any Claim, such Indemnified Person shall promptly notify the Indemnity Provider in writing and shall not take action with respect to such Claim without the consent of the Indemnity Provider for thirty
(30) days after the receipt of such notice by the Indemnity Provider; provided, however, that, in the case of any such Claim, if action shall be required by law or regulation to be taken prior to the end of such 30-day period, such Indemnified Person shall endeavor to, in such notice to the Indemnity Provider, inform the Indemnity Provider of such shorter period, and no action shall be taken with respect to such Claim without the consent of the Indemnity Provider before 7 days before the end of such shorter period; provided, further, that the failure of such Indemnified Person to give the notices referred to in this sentence shall not diminish the Indemnity Provider's obligation hereunder except to the extent such failure precludes the Indemnity Provider from contesting such Claim.

     If, within thirty (30) days of receipt of such notice from the Indemnified Person (or such shorter period as the Indemnified Person has notified the Indemnity Provider is required by law or regulation for the Indemnified Person to respond to such Claim), the Indemnity Provider shall request in writing that such Indemnified Person respond to such Claim, the Indemnified Person shall, at the expense of the Indemnity Provider, in good faith conduct and control such action (including, without limitation, by pursuit of appeals) (provided, however, that (A) if such Claim, in the Indemnity Person's reasonable discretion, can be pursued by the Indemnity Provider on behalf of or in the name of such Indemnified Person, the Indemnified Person, at the Indemnity Provider's request, shall allow the Indemnity Provider to conduct and control the response to such Claim and (B) in the case of any Claim, the Indemnified Person may request the Indemnity Provider to conduct and control the response to such Claim (with counsel to be selected by the Indemnity Provider and consented to by such Indemnified Person, such consent not to be unreasonably withheld; provided, however, that any Indemnified Person may retain separate counsel at the expense of the Indemnity Provider in the event of a conflict)) by, in the sole discretion of the Person conducting and controlling the response to such Claim
(1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by the Indemnity Provider from time to time.

     The party controlling the response to any Claim shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of the response to such Claim; provided, that all decisions ultimately shall be made in the discretion of the controlling party. The parties agree that an Indemnified Person may at any time decline to take further action with respect to the response to such Claim and may settle such Claim if such Indemnified Person shall waive its rights to any indemnity from the Indemnity Provider that otherwise would be payable in respect of such Claim (and any future Claim, the pursuit of which is precluded by reason of such resolution of such Claim) and shall pay to the Indemnity Provider any amount previously paid or advanced by the Indemnity Provider pursuant to this Section
13.1 by way of indemnification or advance for the payment of an amount regarding such Claim.

     Notwithstanding the foregoing provisions of this Section 13.1, an Indemnified Person shall not be required to take any action and no Indemnity Provider shall be permitted to respond to any Claim in its own name or that of the Indemnified Person unless (A) the Indemnity Provider shall have agreed to pay and shall pay to such Indemnified Person on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Indemnified Person actually incurs in connection with such Claim, including, without limitation, all reasonable legal, accounting and investigatory fees and disbursements and, if the Indemnified Person has informed the Indemnity Provider (in its initial notice of the Claim) that it intends to contest such Claim (whether or not the control of the contest is then assumed by the Indemnity Provider), the Indemnity Provider shall have agreed that the Claim is an indemnifiable Claim hereunder,
(B) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the amount of the potential indemnity (taking into account all similar or logically related Claims that have been or could be raised for which the Indemnity Provider may be liable to pay an indemnity under this Section 13.1) exceeds $25,000, (C) the Indemnified Person shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of the Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (D) if such Claim shall involve the payment of any amount prior to the resolution of such Claim, the Indemnity Provider shall provide to the Indemnified Person an interest-free advance in an amount equal to the amount that the Indemnified Person is required to pay (with no additional net after-tax cost to such Indemnified Person), (E) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the Indemnity Provider shall have provided to such Indemnified Person an opinion of independent counsel selected by the Indemnified Person and reasonably satisfactory to the Indemnity Provider stating that a reasonable basis exists to contest such Claim (or, in the case of an appeal of an adverse determination, an opinion of such counsel to the effect that the position asserted in such appeal will more likely than not prevail) and (F) no Event of Default shall have occurred and be continuing. In no event shall an Indemnified Person be required to appeal an adverse judicial determination to the United States Supreme Court. In addition, an Indemnified Person shall not be required to contest any Claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 13.1, unless there shall have been a change in law (or interpretation thereof) and the Indemnified Person shall have received, at the Indemnity Provider's expense, an opinion of independent counsel selected by the Indemnified Person and reasonably acceptable to the Indemnity Provider stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnified Person will prevail in such contest.

     13.2  General Tax Indemnity.
           ---------------------

           (a) Subject to and limited by in all respects the provisions of Sections 13.5 and 13.6, the Indemnity Provider shall pay and assume liability for, and does hereby agree to indemnify, protect and defend each Property and all Indemnified Persons, and hold them harmless against, all Impositions on an After Tax Basis, and all payments pursuant to the Operative Agreements shall be made free and clear of and without deduction for any and all present and future Impositions.

           (b) Notwithstanding anything to the contrary in Section 13.2(a) hereof, the following shall be excluded from the indemnity required by
     Section 13.2(a):

                (i) Taxes (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on a Indemnified Person (other than Lessor) by the United States federal government that are based on or measured by the net income (including taxes based on capital gains and minimum taxes) of such Person; provided, that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                (ii) Taxes (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on any Indemnified Person (other than Lessor) by any state or local jurisdiction or taxing authority within any state or local jurisdiction and that are based upon or measured by the net income or net receipts, except that this clause (ii) shall not apply to (and thus shall not exclude) any such Taxes imposed on an Indemnified Person by a state (or any local taxing authority thereof or therein) where any Property is located, possessed or used under the Lease; provided, that this clause (ii) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                (iii) any Tax to the extent it relates to any act, event or omission that occurs after the termination of the Lease and redelivery or sale of the property in accordance with the terms of the Lease (but not any Tax that relates to such termination, redelivery or sale and/or to any period prior to such termination, redelivery or sale); and

                (iv) any Taxes which are imposed on an Indemnified Person as a result of the gross negligence or willful misconduct of such Indemnified Person itself (as opposed to gross negligence or willful misconduct imputed to such Indemnified Person), but not Taxes imposed as a result of ordinary negligence of such Indemnified Person;

           (c)  (i)    Subject to the terms of Section 13.2(f), the Indemnity
     Provider shall pay or cause to be paid all Impositions directly to the taxing authorities where feasible and otherwise to the Indemnified Person, as appropriate, and the Indemnity Provider shall at its own expense, upon such Indemnified Person's reasonable request, furnish to such Indemnified Person copies of official receipts or other satisfactory proof evidencing such payment.

                    (ii) In the case of Impositions for which no contest is conducted pursuant to Section 13.2(f) and which the Indemnity Provider pays directly to the taxing authorities, the Indemnity Provider shall pay such Impositions prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which the Indemnity Provider reimburses an Indemnified Person, the Indemnity Provider shall do so within thirty
           (30) days after receipt by the Indemnity Provider of demand by such Indemnified Person describing in reasonable detail the nature of the Imposition and the basis for the demand (including the computation of the amount payable). In the case of Impositions for which a contest is conducted pursuant to Section 13.2(f), the Indemnity Provider shall pay such Impositions or reimburse such Indemnified Person for such Impositions, to the extent not previously paid or reimbursed pursuant to subsection (a), prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under Section 13.2(f).

                (iii) At the Indemnity Provider's request, the amount of any indemnification payment by the Indemnity Provider pursuant to subsection (a) shall be verified and certified by an independent public accounting firm mutually acceptable to the Indemnity Provider and the Indemnified Person. The fees and expenses of such independent public accounting firm shall be paid by the Indemnity Provider unless such verification shall result in an adjustment in the Indemnity Provider's favor of 15% or more of the payment as computed by the Indemnified Person, in which case such fee shall be paid by the Indemnified Person.

           (d) The Indemnity Provider shall be responsible for preparing and filing any real and personal property or ad valorem tax returns in respect of each Property. In case any other report or tax return shall be required to be made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a) and of which the Indemnity Provider has knowledge or should have knowledge, the Indemnity Provider, at its sole cost and expense, shall notify the relevant Indemnified Person of such requirement and (except if such Indemnified Person notifies the Indemnity Provider that such Indemnified Person intends to file such report or return) (A) to the extent required or permitted by and consistent with Legal Requirements, make and file in Indemnity Provider's name such return, statement or report; and (B) in the case of any other such return, statement or report required to be made in the name of such Indemnified Person, advise such Indemnified Person of such fact and prepare such return, statement or report for filing by such Indemnified Person or, where such return, statement or report shall be required to reflect items in addition to any obligations of the Indemnity Provider under or arising out of subsection (a), provide such Indemnified Person at the Indemnity Provider's expense with information sufficient to permit such return, statement or report to be properly made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a). Such Indemnified Person shall, upon the Indemnity Provider's request and at the Indemnity Provider's expense, provide any data maintained by such Indemnified Person (and not otherwise available to or within the control of the Indemnity Provider) with respect to each Property which the Indemnity Provider may reasonably require to prepare any required tax returns or reports.

           (e) As between the Indemnity Provider on one hand, and the Lessor or the Agent, any Lender or any Holder on the other hand, the Indemnity Provider shall be responsible for, and the Indemnity Provider shall indemnify and hold harmless the Lessor, the Agent, the Lenders and each Holder (without duplication of any indemnification required by subsection
     (a)) on an After Tax Basis against, any obligation for United States or foreign withholding taxes imposed in respect of the interest payable on the Notes or with respect to Rent payments under the Lease (and, if the Lessor, the Agent, any Lender or any Holder receives a demand for such payment from any taxing authority, the Indemnity Provider shall discharge such demand on behalf of the Lessor, the Agent, such Lender or such Holder); provided, however, that the right of any Lender to make a claim for indemnification under this Section 13.2(e) is subject to the compliance by such Lender with the requirements of Section 2.13 of the Credit Agreement.

           (f)  (i)   If a written Claim is made against any Indemnified Person
     or if any proceeding shall be commenced against such Indemnified Person (including a written notice of such proceeding), for any Impositions, such Indemnified Person shall promptly notify the Indemnity Provider in writing and shall not take action with respect to such Claim or proceeding without the consent of the Indemnity Provider for thirty (30) days after the receipt of such notice by the Indemnity Provider; provided, however, that, in the case of any such Claim or proceeding, if action shall be required by law or regulation to be taken prior to the end of such 30-day period, such Indemnified Person shall, in such notice to the Indemnity Provider, inform the Indemnity Provider of such shorter period, and no action shall be taken with respect to such Claim or proceeding without the consent of the Indemnity Provider before 7 days before the end of such shorter period; provided, further, that the failure of such Indemnified Person to give the notices referred to this sentence shall not diminish the Indemnity Provider's obligation hereunder except to the extent such failure materially precludes the Indemnity Provider from contesting such Claim.

                (ii) If, within thirty (30) days of receipt of such notice from the Indemnified Person (or such shorter period as the Indemnified Person has notified the Indemnity Provider is required by law or regulation for the Indemnified Person to commence such contest), the Indemnity Provider shall request in writing that such Indemnified Person contest such Imposition, the Indemnified Person shall, at the expense of the Indemnity Provider, in good faith conduct and control such contest (including, without limitation, by pursuit of appeals) relating to the validity, applicability or amount of such Impositions (provided, however, that (A) if such contest involves a tax other than a tax on net income and can be pursued independently from any other proceeding involving a tax liability of such Indemnified Person, the Indemnified Person, at the Indemnity Provider's request, shall allow the Indemnity Provider (and the Indemnity Provider shall be obligated) to conduct and control such contest and (B) in the case of any contest, the Indemnified Person may request the Indemnity Provider to conduct and control such contest (with counsel to be selected by the Indemnity Provider and consented to by such Indemnified Person, such consent not to be unreasonably withheld; provided, however, that any Indemnified Person may retain separate counsel at the expense of the Indemnity Provider in the event of a conflict)) by, in the sole discretion of the Person conducting and controlling such contest, (1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by the Indemnity Provider from time to time.

                (iii) The party controlling any contest shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of such contest; provided, that all decisions ultimately shall be made in the sole discretion of the controlling party. The parties agree that an Indemnified Person may at any time decline to take further action with respect to the contest of any Imposition and may settle such contest if such Indemnified Person shall waive its rights to any indemnity from the Indemnity Provider that otherwise would be payable in respect of such Claim (and any future Claim by any taxing authority, the contest of which is precluded by reason of such resolution of such Claim) and shall pay to the Indemnity Provider any amount previously paid or advanced by the Indemnity Provider pursuant to this Section 13.2 by way of indemnification or advance for the payment of an Imposition other than expenses of such contest.

                (iv) Notwithstanding the foregoing provisions of this Section 13.2, an Indemnified Person shall not be required to take any action and no Indemnity Provider shall be permitted to contest any Impositions in its own name or that of the Indemnified Person unless
           (A) the Indemnity Provider shall have agreed to pay and shall pay to such Indemnified Person on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Indemnified Person actually incurs in connection with contesting such Impositions, including, without limitation, all reasonable legal, accounting and investigatory fees and disbursements, and, if the Indemnified Person has informed the Indemnity Provider (in its initial notice of the Imposition) that it intends to contest such Imposition (whether or not the control of the contest is then assumed by the Indemnity Provider), the Indemnity Provider shall have agreed that the Imposition is an indemnifiable Imposition hereunder, (B) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the amount of the potential indemnity (taking into account all similar or logically related Claims that have been or could be raised in any audit involving such Indemnified Person for which the Indemnity Provider may be liable to pay an indemnity under this Section 13.2) exceeds $25,000, (C) the Indemnified Person shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of any Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (D) if such contest shall involve the payment of the Imposition prior to the contest, the Indemnity Provider shall provide to the Indemnified Person an interest-free advance in an amount equal to the Imposition that the Indemnified Person is required to pay (with no additional net after-tax cost to such Indemnified Person), (E) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the Indemnity Provider shall have provided to such Indemnified Person an opinion of independent tax counsel selected by the Indemnified Person and reasonably satisfactory to the Indemnity Provider stating that a reasonable basis exists to contest such Claim (or, in the case of an appeal or an adverse determination, an opinion of such counsel to the effect that the position asserted in such appeal will more likely than not prevail) and (F) no Default or Event of Default shall have occurred and be continuing. In no event shall an Indemnified Person be required to appeal an adverse judicial determination to the United States Supreme Court. In addition, an Indemnified Person shall not be required to contest any Claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 13.2, unless there shall have been a change in law (or interpretation thereof) and the Indemnified Person shall have received, at the Indemnity Provider's expense, an opinion of independent tax counsel selected by the Indemnified Person and reasonably acceptable to the Indemnity Provider stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnified Person will prevail in such contest.

     13.3  EXPRESS INDEMNIFICATION FOR ORDINARY NEGLIGENCE, STRICT LIABILITY,
           ------------------------------------------------------------------
           ETC.
           ---

     SUBJECT TO AND LIMITED BY IN ALL RESPECTS THE PROVISIONS OF SECTION 13.5 AND 13.6 AND WITHOUT LIMITING THE GENERALITY OF THE INDEMNIFICATION PROVISIONS OF ANY AND ALL OF THE OPERATIVE AGREEMENTS, EACH PERSON PROVIDING INDEMNIFICATION OF ANOTHER PERSON UNDER ANY OPERATIVE AGREEMENT HEREBY FURTHER EXPRESSLY RELEASES EACH BENEFICIARY OF ANY SUCH INDEMNIFICATION FROM ALL CLAIMS FOR LOSS OR DAMAGE, DESCRIBED IN ANY OPERATIVE AGREEMENT, CAUSED BY ANY ACT OR OMISSION ON THE PART OF ANY SUCH BENEFICIARY ATTRIBUTABLE TO THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF ANY SUCH BENEFICIARY, AND INDEMNIFIES, EXONERATES AND HOLDS EACH SUCH BENEFICIARY FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, CLAIMS, LOSSES, COSTS, LIABILITIES, DAMAGES AND EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEY'S FEES AND EXPENSES), DESCRIBED ABOVE, INCURRED BY ANY SUCH BENEFICIARY (IRRESPECTIVE OF WHETHER ANY SUCH BENEFICIARY IS A PARTY TO THE ACTION FOR WHICH INDEMNIFICATION UNDER THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT IS SOUGHT) ATTRIBUTABLE TO THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF ANY SUCH BENEFICIARY.

     13.4  Additional Provisions Regarding Environmental Indemnification.
           -------------------------------------------------------------

     Each and every Indemnified Person shall at all times have the rights and benefits, and the Indemnity Provider shall have the obligations, in each case provided pursuant to the Operative Agreements with respect to environmental matters, violations of any Environmental Law, any Environmental Claim or other loss of or damage to any property or the environment relating to any Property, the Lease, the Agency Agreement or the Indemnity Provider (including without limitation the rights and benefits provided pursuant to Section 13.1(c).

     13.5  Additional Provisions Regarding Indemnification.
           -----------------------------------------------

     Notwithstanding the provisions of Sections 13.1, 13.2, 13.3 and 13.4 (other than with respect to matters concerning indemnification for pre-existing environmental conditions and for environmental conditions arising out of the Construction Agent's use or possession of the Property), (a) the Owner Trustee shall be the only beneficiary of the provisions set forth in Sections 13.1, 13.2, 13.3 and 13.4 (again, subject to the immediately preceding parenthetical phrase) with respect to each Property solely for the period prior to the applicable Completion Date for such Property, and (b) such limited rights of indemnification referenced in Section 13.5(a) (to the extent relating to third-party claims) shall be limited to third-party claims caused by or resulting from the Indemnity Provider's acts or omissions and/or all other Persons acting by, through or under the Indemnity Provider. After the applicable Completion Date for such Property, each Indemnified Person shall be a beneficiary of the provisions set forth in Sections 13.1, 13.2, 13.3 and 13.4.

     13.6  Indemnifications Provided by the Owner Trustee in Favor of the Other
           --------------------------------------------------------------------
           Indemnified Persons.
           -------------------

     To the extent the Indemnity Provider is not obligated to indemnify each Indemnified Person with respect to the various matters described in this Section 13.6, the Owner Trustee shall provide such indemnities (but only to the extent amounts sufficient to pay such indemnity are funded by the Lenders and the Holders) in favor of each Indemnified Person in accordance with this Section
13.6 and shall pay all such amounts owed with respect to this Section 13.6 with amounts advanced by the Lenders and the Holders (a) to the extent, but only to the extent, amounts are available therefor with respect to the Available Commitments and the Available Holder Commitments (subject to the rights of the Lenders and the Holders to increase their respective commitment amounts in accordance with the provisions of Section 5.8) and (b) unless each Lender and each Holder has declined in writing to fund such amount. Notwithstanding any other provision in any other Operative Agreement to the contrary, all amounts so advanced shall be deemed added (ratably, based on the ratio of the Property Cost for each Property individually to the Aggregate Property Cost of all Properties at such time) to the Property Cost of all Properties then subject to the terms of the Operative Agreements.

     Whether or not any of the transactions contemplated hereby shall be consummated, the Owner Trustee hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims, which may be imposed on, incurred by or asserted against an Indemnified Person by any third party, including without limitation Claims arising from the negligence of an Indemnified Person (but not to the extent such Claims arise from the gross negligence or willful misconduct of such Indemnified Person itself, as determined by a court of competent jurisdiction, as opposed to gross negligence or willful misconduct imputed to such Indemnified Person or breach of such Indemnified Person's obligations under this Agreement, the Lease or any other Operative Agreement) in any way relating to or arising or alleged to arise out of the execution, delivery, performance or enforcement of this Agreement, the Lease or any other Operative Agreement or on or with respect to any Property or any component thereof, including without limitation Claims in any way relating to or arising or alleged to arise out of the matters set forth in clauses (a) through (g) of the first paragraph of Section 13.1.

     The Owner Trustee shall pay and assume liability for, and does hereby agree to indemnify, protect and defend each Property and all Indemnified Persons, and hold them harmless against, all Impositions on an After Tax Basis, and all payments pursuant to the Operative Agreements shall be made free and clear of and without deduction for any and all present and future Impositions. Notwithstanding anything to the contrary in this paragraph, the Excluded Taxes shall be excluded from the indemnity provisions afforded by this paragraph.

     THE INDEMNITY OBLIGATIONS UNDERTAKEN BY THE OWNER TRUSTEE PURSUANT TO THIS
SECTION 13.6 ARE IN ALL RESPECTS SUBJECT TO THE LIMITATIONS ON LIABILITY REFERENCED IN SECTION 14.10.

     SECTION 14  MISCELLANEOUS.

     14.1  Survival of Agreements.
           ----------------------

     The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Agreements, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Agreement, the transfer of any Property to the Owner Trustee, the acquisition of any Equipment, the construction of any Improvements, any disposition of any interest of the Owner Trustee in any Property or any interest of the Holders in the Owner Trust, the payment of the Notes and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Agreements. Except as otherwise expressly set forth herein or in other Operative Agreements, the indemnities of the parties provided for in the Operative Agreements shall survive the expiration or termination of any thereof.

     14.2  No Broker, etc.
           --------------

     Except as expressly provided in that certain engagement letter agreement dated as of April 13, 1999 among Bank of America, N.A., a national banking association, which is the successor to NationsBank, N.A., BancAmerica Securities LLC, which is the successor to NationsBanc Montgomery Securities, LLC, Capital One Bank and Capital One Financial Corporation, each of the parties hereto represents to the others that it has not retained or employed any broker, finder or financial adviser to act on its behalf in connection with this Agreement, nor has it authorized any broker, finder or financial adviser retained or employed by any other Person so to act. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

     14.3  Notices.
           -------

     Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing by United States mail, by nationally recognized courier service or by hand and any such notice shall become effective upon receipt and shall be directed to the address of such Person as indicated:

     If to the Lessee or the Construction Agent, to it at the following address:

               Capital One Realty, Inc.
               2980 Fairview Park Drive
               Suite 1300
               Falls Church, Virginia 22042
               Attention:  Director of Capital Markets
               Telephone:  (703) 205-1000
               Telecopy:   (703) 205-1748

     with a copy to:

               Capital One Bank
               c/o Capital One Services, Inc.
               2980 Fairview Park Drive, Suite 1300
               Falls Church, Virginia 22042
               Attention:  Director of Capital Markets
               Telephone:  (703) 205-1000
               Telecopy:   (703) 205-1748

     If to the Guarantor, to it at the following address:

               Capital One Bank
               c/o Capital One Services, Inc.
               2980 Fairview Park Drive, Suite 1300
               Falls Church, Virginia 22042
               Attention:  Director of Capital Markets
               Telephone:  (703) 205-1000
               Telecopy:   (703) 205-1748

     with a copy to the Legal Department of Capital One Bank at the immediately preceding address.

     If to the Owner Trustee, to it at the following address:

               First Security Bank, National Association
               79 South Main Street, 3rd Floor
               Salt Lake City, Utah 84111
               Attention:    Val T. Orton
                             Corporate Trust Counsel
               Telephone:    (801) 246-5300
               Telecopy:     (801) 246-5053

     If to the Holders, to each such Holder at the address set forth for such Holder on the signature page of the Trust Agreement.

     If to the Agent, to it at the following address:

               Bank of America, N.A.
               901 Main Street, 66th Floor
               Dallas, TX 75202
               Attention:    Shelly Harper
               Telephone:    (214) 209-0567
               Telecopy:     (214) 209-0604

     If to any Lender, to it at the address set forth for such Lender in
     Schedule 1.1 of the Credit Agreement.

     From time to time any party may designate a new address for purposes of notice hereunder by notice to each of the other parties hereto.

     14.4  Counterparts.
           ------------

     This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     14.5  Amendments and Termination.
           --------------------------

     Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought. This Agreement may be terminated by an agreement signed in writing by the Owner Trustee, the Holders, the Lenders, each Credit Party and the Agent.

     14.6  Headings, etc.
           --------------

     The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

     14.7  Parties in Interest.
           -------------------

     Except as expressly provided herein, none of the provisions of this Agreement are intended for the benefit of any Person except the parties hereto.

     14.8  GOVERNING LAW; WAIVERS OF JURY TRIAL.
           ------------------------------------

           (a) THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF VIRGINIA AS TO ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

           (b) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

     14.9  Severability.
           ------------

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     14.10 Liability Limited.
           -----------------

           (a) The Agent, the Credit Parties, the Lenders and the Holders each acknowledge and agree that the Owner Trustee is (except as otherwise expressly provided herein or therein) entering into this Agreement and the other Operative Agreements to which it is a party (other than the Trust Agreement and to the extent otherwise provided in Section 7.2 of this Agreement), solely in its capacity as trustee under the Trust Agreement and not in its individual capacity and that Trust Company shall not be liable or accountable under any circumstances whatsoever in its individual capacity for or on account of any statements, representations, warranties, covenants or obligations stated to be those of the Owner Trustee, except for its own gross negligence or willful misconduct and as otherwise expressly provided herein or in the other Operative Agreements.

           (b) Anything to the contrary contained in this Agreement, the Credit Agreement, the Notes or in any other Operative Agreement notwithstanding, neither the

     Lessor nor any Holder nor any officer, director, shareholder, or partner thereof, nor any of the successors or assigns of the foregoing (all such Persons being hereinafter referred to collectively as the "Exculpated Persons"), shall be personally liable in any respect for any liability or obligation hereunder or in any other Operative Agreement including the payment of the principal of, or interest on, the Notes, or for monetary damages for the breach of performance of any of the covenants contained in the Credit Agreement, the Notes, this Agreement, the Security Agreement or any of the other Operative Agreements. The Agent (for itself and on behalf of the Lenders) agrees that, in the event the Agent or any Lender pursues any remedies available to them under the Credit Agreement, the Notes, this Agreement, the Security Agreement, the Mortgage Instruments or under any other Operative Agreement, neither the Lenders nor the Agent shall have any recourse against any Exculpated Person, for any deficiency, loss or Claim for monetary damages or otherwise resulting therefrom and recourse shall be had solely and exclusively against the CORI Trust Estate and the Credit Parties (with respect to the Credit Parties' obligations under the Lease, the Participation Agreement and the Agency Agreement); but nothing contained herein shall be taken to prevent recourse against or the enforcement of remedies against the CORI Trust Estate in respect of any and all liabilities, obligations and undertakings contained herein, in the Credit Agreement, in the Notes, in the Security Agreement, the Mortgage Instruments or in any other Operative Agreement. Notwithstanding the provisions of this Section, nothing in this Agreement, the Credit Agreement, the Notes, the Security Agreement, the Mortgage Instruments or any other Operative Agreement shall: (i) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or arising under this Agreement, the Security Agreement, the Mortgage Instruments or the Credit Agreement or secured by the Security Agreement, the Mortgage Instruments or any other Operative Agreement, but the same shall continue until paid or discharged; (ii) relieve the Lessor or any Exculpated Person from liability and responsibility for (but only to the extent of the damages arising by reason of): (a) active waste knowingly committed by the Lessor or any Exculpated Person with respect to the Properties or (b) any fraud, gross negligence, willful misconduct or willful breach on the part of the Lessor or any such Exculpated Person;
     (iii) relieve the Lessor or any Exculpated Person from liability and responsibility for (but only to the extent of the moneys misappropriated, misapplied or not turned over) (a) except for Excepted Payments, misappropriation or misapplication by the Lessor (i.e., application in a manner contrary to any Operative Agreement) of any insurance proceeds or condemnation award paid or delivered to the Lessor by any Person other than the Agent, (b) except for Excepted Payments, any deposits or any escrows or amounts owed by the Lessee under the Agency Agreement held by the Lessor or
     (c) except for Excepted Payments, any rents or other income received by the Lessor from any Credit Party that are not turned over to the Agent; or (iv) affect or in any way limit the Agent's rights and remedies under any Operative Agreement with respect to the Rents and its rights and powers thereunder or to obtain a judgment against the Lessee's interest in the Properties or to the extent the Lessee may be personally liable as otherwise contemplated in clauses (ii) and (iii) of this Section.

     14.11  Rights of the Credit Parties.
            ----------------------------

     Notwithstanding any provision of the Operative Agreements, if at any time all obligations (i) of the Owner Trustee under the Credit Agreement and the Security Documents and (ii) of the Credit Parties under the Operative Agreements have in each case been satisfied or discharged in full, then the Credit Parties shall be entitled to (a) terminate the Lease and the guaranty obligations under
Section 8B (other than the obligations under Section 8B.5) and (b) receive all amounts then held under the Operative Agreements and all proceeds with respect to any of the Properties. Upon the termination of the Lease and the guaranty obligations under Section 8B (other than the obligations under Section 8B.5) pursuant to the foregoing clause (a), except as provided under Section 22.1 of the Lease, the Lessor at the Lessee's expense shall transfer to the Lessee all of its right, title and interest free and clear of the Lien of the Lease and all Lessor Liens in and to any Properties then subject to the Lease and any amounts or proceeds referred to in the foregoing clause (b) shall be paid over to the Lessee.

     14.12  Further Assurances.
            ------------------

     The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Participation Agreement, the other Operative Agreements and the transactions contemplated hereby and thereby (including, without limitation, the preparation, execution and filing of any and all Uniform Commercial Code financing statements and other filings or registrations which the parties hereto may from time to time request to be filed or effected). The Lessee, without need of any prior request from any other party, shall take such action as may be necessary (including any action specified in the preceding sentence), or (if Owner Trustee shall so request) as so requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Agreement.

     14.13  Calculations under Operative Agreements.
            ---------------------------------------

     The parties hereto agree that all calculations and numerical determinations to be made under the Operative Agreements by the Owner Trustee shall be made by the Agent and that such calculations and determinations shall be conclusive and binding on the parties hereto in the absence of manifest error.

     14.14  Confidentiality.
            ---------------

     Each of the Owner Trustee, the Holders, the Agent and the Lenders severally hereby agrees to use reasonable efforts to keep confidential all non-public information pertaining to any Credit Party or such Credit Party's Subsidiaries which is provided to it by any Credit Party or such Credit Party's Subsidiaries and which an officer of any Credit Party or any of such Credit Party's Subsidiaries has requested in writing be kept confidential, and shall not intentionally disclose such information to any Person except:

          (a) to the extent such information is public when received by such Person or becomes public thereafter due to the act or omission of any party other than such Person;

          (b) to the extent such information is lawfully and independently obtained from a source other than a Credit Party or any of such Credit Party's Affiliates and such Person neither knows or has reason to know that such information from such source is subject to an obligation of confidentiality or, if such information is subject to an obligation of confidentiality, that disclosure of such information is permitted;

          (c) to counsel, auditors, accountants or agents retained by any such Person or any Affiliates of any such Person provided they agree to keep such information confidential as if such Person or Affiliate were party to this Agreement and to financial institution regulators, including examiners of any Lender, the Agent or the Owner Trustee, any Holder or any Affiliate in the course of examinations of such Persons;

          (d) in connection with any litigation or the enforcement or preservation of the rights of the Agent, the Owner Trustee, the Lessor, any Lender or any Holder under the Operative Agreements;

          (e) to the extent required by any applicable statute, rule or regulation or court order (including, without limitation, by way of subpoena) or pursuant to the request of any regulatory or Governmental Authority having jurisdiction over any such Person; provided, however, that such Person shall endeavor (if not otherwise prohibited by Law) to notify the Lessee prior to any disclosure made pursuant to this clause (e), except that no such Person shall be subject to any liability whatsoever for any failure to so notify the Lessee;

          (f) the Agent may disclose such information to the Lenders; or

          (g) to the extent disclosure to other financial institutions or other Persons is appropriate in connection with any proposed or actual (i) assignment or grant of a participation by any of the Lenders of interests in the Credit Agreement and/or any Note to such other financial institutions or (ii) assignment by any Holder of interests in the Trust Agreement to another Person; so long as such financial institution or other Person first executes and delivers a "Confidentiality Agreement" in the form attached hereto as Exhibit J.

     The obligations of any such financial institution or other Person that has executed a Confidentiality Agreement in the form of Exhibit J hereto shall be
                                                    ---------
superseded by this Section 14.14 upon the date upon which such financial institution or other Person becomes a Lender or Holder hereunder.



                            [signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              CAPITAL ONE REALTY, INC., as
                              Construction Agent and as Lessee

                              By:   /s/ Stephen Linehan
                                    --------------------------------------------
                              Name:   Stephen Linehan
                                      ------------------------------------------
                              Title:  Director of Corporate Funding
                                      ------------------------------------------


                              CAPITAL ONE BANK,
                              as Guarantor

                              By:   /s/ Stephen Linehan
                                    --------------------------------------------
                              Name:   Stephen Linehan
                                      ------------------------------------------
                              Title:  Director of Corporate Funding
                                      ------------------------------------------



                           [Signature pages continue]

                              FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually, except as expressly stated herein, but solely as Owner Trustee under the Capital One Realty Trust 1998-1

                              By:   /s/ Val T. Orton
                                    --------------------------------------------
                              Name:   Val T. Orton
                                      ------------------------------------------
                              Title:  Vice President
                                      ------------------------------------------



                           [Signature pages continue]

                              BANK OF AMERICA, N.A.,
                              as a Holder, as a Lender and as Administrative
                              Agent

                              By:   /s/ Shelly K. Harper
                                    --------------------------------------------
                              Name:   Shelly K. Harper
                                      ------------------------------------------
                              Title:  Vice President
                                      ------------------------------------------



                           [Signature pages continue]

                              FIRST NATIONAL BANK OF CHICAGO, as a Holder and a Lender

                              By:   /s/ Steven D. Franklin
                                    --------------------------------------------
                              Name:   Steven D. Franklin
                                      ------------------------------------------
                              Title:  Vice President
                                      ------------------------------------------



                           [Signature pages continue]

                              BARCLAYS BANK PLC, as a Holder and a Lender

                              By:   /s/ Richard Herder
                                    --------------------------------------------
                              Name:   Richard Herder
                                      ------------------------------------------
                              Title:  Director
                                      ------------------------------------------



                           [Signature pages continue]

                              FIRST UNION NATIONAL BANK, as a Holder and a
                              Lender

                              By:   /s/ Carrie H. McAllister
                                    --------------------------------------------
                              Name:   Carrie H. McAllister
                                      ------------------------------------------
                              Title:  Vice President
                                      ------------------------------------------



                           [Signature pages continue]

                              BMO GLOBAL CAPITAL SOLUTIONS, INC., as a Holder

                              By:   /s/ Joseph A. Bliss
                                    --------------------------------------------
                              Name:    Joseph A. Bliss
                                       -----------------------------------------
                              Title:   Vice President
                                       -----------------------------------------




                           [Signature pages continue]

                              BMO GLOBAL CAPITAL SOLUTIONS, INC., as a Lender

                              By:   /s/ Joseph A. Bliss
                                    --------------------------------------------
                              Name:    Joseph A. Bliss
                                       -----------------------------------------
                              Title:   Vice President
                                       -----------------------------------------




                           [Signature pages continue]

                              BANK OF MONTREAL, as a Lender

                              By:   /s/ Kanu Modi
                                    --------------------------------------------
                              Name:    Kanu Modi
                                       -----------------------------------------
                              Title:   Director
                                       -----------------------------------------



                           [Signature pages continue]

                              KBC BANK N.V., as a Lender

                              By:   /s/ W. Jay Buckley
                                  ----------------------------------------------
                              Name:    W. Jay Buckly
                                       -----------------------------------------
                              Title:   Vice President
                                       -----------------------------------------



                           [Signature page continues]

                              CREDIT LYONNAIS - NY BRANCH, as a Lender

                              By:   /s/ Robert Snauffer
                                    --------------------------------------------
                              Name:    Robert Snauffer
                                       -----------------------------------------
                              Title:   First Vice President
                                       -----------------------------------------

                              By:   /s/ Robert M. Surdam, Jr.
                                    --------------------------------------------
                              Name:    Robert M. Surdam, Jr.
                                       -----------------------------------------
                              Title:   Vice President
                                       -----------------------------------------


                             [Signature pages end]

                                 SCHEDULE 5.11
                                 --------------

 [Description of Property located at 8715 Henderson Road, Tampa, Florida 33634]

                                   EXHIBIT A
                                   ---------

                               REQUISITION FORM
                               ----------------

                          (Capital One Realty, Inc.)
       (Pursuant to Sections 4.2 and 5.2 of the Participation Agreement)

     Capital One Realty, Inc., a Delaware corporation (the "Company") hereby certifies as true and correct and delivers the following Requisition to First Security Bank, National Association, not individually, except as expressly stated in the Participation Agreement (hereinafter defined), but solely as Owner Trustee under the Capital One Realty Trust 1998-1 ("Lessor"), the banks and
                                                    ------
other lending institutions parties thereto from time to time, as the holders (the "Holders"), the banks and other lending institutions parties thereto from
      -------
time to time, as lenders (the "Lenders") and Bank of America, N.A., as Administrative Agent for the Lenders and respecting the Security Documents, as Administrative Agent for the Lenders and the Holders, to the extent of their interests (the "Agent"):
                -----

     Reference is made herein to that certain Participation Agreement dated as of September 3, 1999 (as such may be amended from time to time, the "Participation Agreement") among the Company, in its capacity as Lessee and as
------------------------
Construction Agent, the Guarantor, the Lessor, the Holders, the Lenders and the Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth therefor in the Participation Agreement.

Check one:

          ____ INITIAL CLOSING DATE: _________________
          (three Business Days prior notice required for Advance)

          ____ PROPERTY CLOSING DATE: _________________
          (three Business Days prior notice required for Advance)

          ____ CONSTRUCTION ADVANCE DATE: _____________
          (three Business Days prior notice required for Advance)

1.   Transaction Expenses and other fees, expenses and disbursements under
     Article IX of the Participation Agreement and any and all other amounts contemplated to be financed under the Participation Agreement including without limitation any Work, broker's fees, taxes, recording fees and the like (with supporting invoices or closing statement attached):

             Party to Whom                         Amount Owed
             Amount is Owed                     (in U.S. Dollars)
             --------------                     -----------------

                 _______                             _______

                 _______                             _______

                 _______                             _______

                 _______                             _______

                 _______                             _______


2. Legal Description of Land (which shall be a legal description of the Land in connection with an Advance to pay Property Acquisition Costs and which shall otherwise be a street address for the applicable Property): See attached Schedule 1
              ----------

3. Aggregate Loans and Holder Fundings requested since the Initial Closing Date with respect to each Property for which Advances are requested under this Requisition (listed on a Property by Property basis), including all amounts requested under this Requisition:

            $______________                             [Property]

     In connection with this Requisition, the Company hereby requests that the Lenders make Loans to the Lessor in the amount of $______________ and that the Holders make Holder Fundings to the Lessor in the amount of $________________. The Company hereby certifies (i) that the foregoing amounts requested do not exceed the total aggregate of the Available Commitments plus the Available Holder Commitments and (ii) each of the provisions of the Participation Agreement applicable to the Loans and Holder Fundings requested hereunder have been complied with as of the date of this Requisition.

     The Company has caused this Requisition to the executed by its duly authorized officer as of this _____ day of __________, ___.


                              CAPITAL ONE REALTY, INC.


                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________

                                  Schedule 1
                                  ----------

                           Legal Description of Land

                                   EXHIBIT B
                                   ---------


                               CAPITAL ONE BANK

                             OFFICER'S CERTIFICATE
                             ---------------------

           (Pursuant to Section 5.5 of the Participation Agreement)


CAPITAL ONE REALTY, INC., a Delaware corporation (the "Company") DOES HEREBY CERTIFY as follows:

1.   The address for the subject Property is ___________________
     __________________________________.

2. The Completion Date for the construction of Improvements at the Property occurred on ______________.

3.   The aggregate Property Cost for the Property was $___________.

4. All Improvements have been made in accordance with all applicable Legal Requirements, in a good and workmanlike manner and otherwise in full compliance with the standards and practices of the Company with respect to Company-owned properties and improvements.

Capitalized terms used in this Officer's Certificate and not otherwise defined have the respective meanings ascribed thereto in the Participation Agreement dated as of September 3, 1999 among the Company, as Lessee and as Construction Agent, Capital One Bank, as Guarantor, First Security Bank, National Association, as Owner Trustee, the various banks and other lending institutions which are parties thereto from time to time, as Holders, the various banks and other lending institutions which are parties thereto from time to time, as Lenders and Bank of America, N.A., as the Administrative Agent.

IN WITNESS WHEREOF, the Company has caused this Officer's Certificate to be duly executed and delivered as of this ____ day of ______________, _____.


                              CAPITAL ONE REALTY, INC.


                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________

                                   EXHIBIT C
                                   ---------


                         [Counsel Opinion for Lessee]
          (Pursuant to Section 6.1(c) of the Participation Agreement)



                             __________ ___, 1999



TO THOSE ON THE ATTACHED DISTRIBUTION LIST

     Re: Tax Retention Operating Lease Financing Provided in favor of Capital One Realty, Inc.

Dear Sirs:

We have acted as special counsel to Capital One Realty, Inc., a Delaware corporation (the "Lessee") and Capital One Bank, a Virginia banking corporation (the "Guarantor") in connection with certain transactions contemplated by the Participation Agreement dated as of September 3, 1999 (the "Participation Agreement"), among the Lessee, the Guarantor, First Security Bank, National Association, not individually, but solely as Owner Trustee under the Capital One Realty Trust 1998-1 (the "Owner Trustee"), the various banks and other lending institutions parties thereto from time to time, as the holders (the "Holders), the various banks and other lending institutions parties thereto from time to time, as the lenders (the "Lenders"), and Bank of America, N.A., as the administrative agent for the Lenders and respecting the Security Documents, as the administrative agent for the Lenders and the Holders, to the extent of their interests (the "Administrative Agent"). This opinion is delivered pursuant to
Section 6.1(c) of the Participation Agreement. All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned thereto in Appendix A to the Participation Agreement.

In connection with the foregoing, we have examined originals, or copies certified to our satisfaction, of the Operative Agreements, and such other corporate documents and records of the Credit Parties, certificates of public officials and representatives of the Credit Parties as to certain factual matters, and such other instruments and documents which we have deemed necessary or advisable to examine for the purpose of this opinion. With respect to such examination, we have assumed (i) the statements of fact made in all such certificates, documents and instruments are true, accurate and complete; (ii) the due authorization, execution and delivery of the Operative Agreements by the parties thereto other than the Credit Parties; (iii) the genuineness of all signatures (other than the signatures of persons signing on behalf of the Credit Parties), the authenticity and completeness of all documents, certificates, instruments, records and corporate records submitted to us as originals and the conformity to the original instruments of all documents submitted to us as copies, and the authenticity and completeness of the originals of such copies; (iv) that all parties other than the Credit Parties have all requisite corporate power and authority to execute, deliver and perform the Operative Agreements; and (v) the enforceability of the Operative Agreements against all parties thereto other than the Credit Parties.

Based on the foregoing, and having due regard for such legal considerations as we deem relevant, and subject to the limitations and assumptions set forth herein, including the matters set forth in the last two paragraphs hereof, we are of the opinion that:

     (a) Each Credit Party is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation or formation and has the power and authority to conduct its business as presently conducted and to execute, deliver and perform its obligations under the Operative Agreements to which it is a party. Each Credit Party is duly qualified to do business in all jurisdictions in which its failure to so qualify would materially impair its ability to perform its obligations under the Operative Agreements to which it is a party or its financial position or its business as now and now proposed to be conducted.

     (b) The execution, delivery and performance by each Credit Party of the Operative Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of such Credit Party and the Operative Agreements to which such Credit Party is a party have been duly executed and delivered by such Credit Party.

     (c) The Operative Agreements to which each Credit Party is a party constitute valid and binding obligations of such Credit Party enforceable against such Credit Party in accordance with the terms thereof, subject to bankruptcy, insolvency, liquidation, reorganization, fraudulent conveyance, and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

     (d) The execution and delivery by each Credit Party of the Operative Agreements to which it is a party and compliance by such Credit Party with all of the provisions thereof do not and will not (i) contravene the provisions of, or result in any breach of or constitute any default under, or result in the creation of any Lien (other than Permitted Liens) upon any of its property under, its Articles of Incorporation or By-Laws or any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which such Credit Party is a party or by which it or any of its property may be bound or affected, or (ii) contravene any Laws or any order of any Governmental Authority applicable to or binding on such Credit Party.

     (e) No Governmental Action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery or performance by any Credit Party of any of the Operative Agreements to which it is a party.

     (f) Except as set forth on Schedule 1 hereto, there are no actions, suits or proceedings pending or to our knowledge, threatened against any Credit Party in any court or before any

Governmental Authority, that concern the Property or any Credit Party's interest therein or that question the validity or enforceability of any Operative Agreement to which such Credit Party is a party or the overall transaction described in the Operative Agreements to which such Credit Party is a party.

     (g) Neither the nature of the Property, nor any relationship between any Credit Party and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Operative Agreements to which such Credit Party is a party is such as to require any approval of stockholders of, or approval or consent of any trustee or holders of indebtedness of, such Credit Party, except for such approvals and consents which have been duly obtained and are in full force and effect.

     (h) The Security Documents which have been executed and delivered as of the date of this opinion create, for the benefit of the holders of the Notes, the security interest in the C Collateral described therein which by their terms such Security Documents purports to create. Upon filing of the UCC-1 financing statements with ________________________ [identify filing offices], the Agent will have a perfected security interest in that portion of the Collateral which can be perfected by such filing under Article 9 of the UCC.

     (i) The Operative Agreements to which First Security Bank, National Association, as Owner Trustee, is a party constitute are enforceable against First Security Bank, National Association, as Owner Trustee, as the case may be, enforceable against First Security Bank, National Association, individually or as Owner Trustee, in accordance with the terms thereof, subject to bankruptcy, insolvency, liquidation, reorganization, fraudulent conveyance, and similar laws affecting creditors, rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

     (j) The execution and delivery by First Security Bank, National Association, individually or as Owner Trustee, as the case may be, of the Operative Agreements (other than the Trust Agreement) to which it is a party and compliance by First Security Bank, National Association, individually or as Owner Trustee, with all of the provisions thereof do not and will not contravene any law, rule or regulation of ___________________.

     (k) The Mortgage Instrument and UCC fixture filings relating thereto are in proper form for recording and/or filing with the _________________ and ___________________ [identify filing offices in state], respectively.

     This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters stated herein. This opinion is based on and is limited to the laws of the ______________________, and the federal laws of the United States of America. Insofar as the foregoing opinion relates to matters of law other than the foregoing, no opinion is hereby given.

This opinion is for the sole benefit of Lessee, the Guarantor, Bank of America, N.A., as the Administrative Agent, the Holders, the Lenders, First Security Bank, National Association, not individually, but solely as Owner Trustee under the Capital One Realty Trust 1998-1 and their respective successors and assigns and may not be relied upon by any other person other than such parties and their respective successors and assigns without the express written consent of the undersigned. The opinions expressed herein are as of the date hereof and we make no undertaking to amend or supplement such opinions if facts come to our attention or changes in the current law of the jurisdictions mentioned herein occur which could affect such opinions.

                                   Very truly yours,

                                   [LESSEE'S COUNSEL]

                               Distribution List



Bank of America, N.A., as Administrative Agent

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as the Lenders.

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as the Holders.

First Security Bank, National Association, not individually, but solely as Owner Trustee under the Capital One Realty Trust 1998-1

                                   EXHIBIT D
                                   ---------

                            [NAME OF CREDIT PARTY]

                             OFFICER'S CERTIFICATE
          (Pursuant to Section 6.1(g) of the Participation Agreement)


     [NAME OF CREDIT PARTY], a ________ corporation (the "Company"), DOES HEREBY CERTIFY as follows:

1. Each and every representation and warranty of the Company contained in the Operative Agreements to which it is a party is true and correct on and as of the date hereof.

2. No Default or Event of Default has occurred and is continuing under any Operative Agreement.

3. Each Operative Agreement to which the Company is a party is in full force and effect with respect to it.

4. The Company has duly performed and complied with all covenants, agreements and conditions contained in the Participation Agreement (hereinafter defined) or in any Operative Agreement required to be performed or complied with by it on or prior to the date hereof.

Capitalized terms used in this Officer's Certificate and not otherwise defined herein have the respective meanings ascribed thereto in the Participation Agreement dated as of September 3, 1999 among the Capital One Realty, Inc., as Lessee and as Construction Agent, Capital One Bank, as guarantor (the "Guarantor"), First Security Bank, National Association, not individually, but
 ---------
solely as owner Trustee under the Capital One Realty Trust 1998-1, the various banks and other lending institutions which are parties thereto from time to time, as holders (the "Holders"), the various banks and other lending
                       -------
institutions which are parties thereto from time to time, as lenders (the "Lenders") and Bank of America, N.A., as Administrative Agent for the Lenders and respecting the Security Documents, as Administrative Agent for the Lenders and the Holders, to the extent of their interests (the "Agent")
                                                        -----

IN WITNESS WHEREOF, the Company has caused this Officer's Certificate to be duly executed and delivered as of this _____ day of __________, 1999.

                              [NAME OF CREDIT PARTY]


                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________

                                   EXHIBIT E
                                   ---------

                            [NAME OF CREDIT PARTY]

                             OFFICER'S CERTIFICATE
                             ---------------------
          (Pursuant to Section 6.1(h) of the Participation Agreement)

     [NAME OF CREDIT PARTY], a __________________ corporation (the "Company") DOES HEREBY CERTIFY as follows:

1.   Attached hereto as Schedule I is a true, correct and complete copy of the
                        ----------
     resolutions of the Board of Directors of the Company duly adopted by the Board of Directors of the Company on __________. Such resolutions have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

2.   Attached hereto as Schedule II is a true, correct and complete copy of the
                        -----------
     Articles of Incorporation of the Company on file in the Office of _____________. Such Articles of Incorporation have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

3.   Attached hereto as Schedule III is a true, correct and complete copy of the
                        ------------
     Bylaws of the Company. Such Bylaws have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

4. The persons named below now hold the offices set forth opposite their names, and the signatures opposite their names and titles are their true and correct signatures.


          Name                   Office                Signature
          ----                   ------                ---------

     ________________       ________________       ________________

     ________________       ________________       ________________

IN WITNESS WHEREOF, the Company has caused this Officer's Certificate to be duly executed and delivered as of this _____ day of ___________, 1999.


                              [NAME OF CREDIT PARTY]


                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________

                                  SCHEDULE I
                                  ----------

                               BOARD RESOLUTIONS

                                  SCHEDULE II
                                  -----------

                           ARTICLES OF INCORPORATION

                                 SCHEDULE III
                                 ------------

                                    BYLAWS

                                   EXHIBIT F
                                   ---------

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION

                             OFFICER'S CERTIFICATE
          (Pursuant to Section 6.2(d) of the Participation Agreement)


     FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually (except with respect to paragraph 1 below, to the extent any such representations and warranties are made in its individual capacity) but solely as owner trustee under the Capital One Realty Trust 1998-1 (the "Owner Trustee"), DOES HEREBY CERTIFY as follows:

(a) Each and every representation and warranty of the Owner Trustee contained in the Operative Agreements to which it is a party is true and correct on and as of the date hereof.

(b) Each Operative Agreement to which the Owner Trustee is a party is in full force and effect with respect to it.

(c) The Owner Trustee has duly performed and complied with all covenants, agreements and conditions contained in the Participation Agreement (hereinafter defined) or in any Operative Agreement required to be performed or complied with by it on or prior to the date hereof.

Capitalized terms used in this Officer's Certificate and not otherwise defined herein have the respective meanings ascribed thereto in the Participation Agreement dated as of September 3, 1999 among Capital One Realty, Inc., as Lessee and as Construction Agent, Capital One Bank, as guarantor (the "Guarantor"), the Owner Trustee, the various banks and other lending
 ---------
institutions which are parties thereto from time to time, as holders (the "Holders"), the various banks and other lending institutions which are parties
 -------
thereto from time to time, as lenders (the "Lenders") and Bank of America, N.A., as Administrative Agent for the Lenders and respecting the Security Documents, as Administrative Agent for the Lenders and the Holders, to the extent of their interests (the "Agent").
                -----

IN WITNESS WHEREOF, the Owner Trustee has caused this Officer's Certificate to be duly executed and delivered as of this _____ day of __________ 1999.

                              FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually, except as expressly stated herein, but solely as Owner Trustee under the Capital One Realty Trust 1998-1

                              By:______________________________________________
                              Name:____________________________________________
                              Title:___________________________________________

                                   EXHIBIT G
                                   ---------


                   FIRST SECURITY BANK, NATIONAL ASSOCIATION

                             OFFICER'S CERTIFICATE
                             ---------------------
          (Pursuant to Section 6.2(e) of the Participation Agreement)


                      CERTIFICATE OF ASSISTANT SECRETARY


     I, ______________________, duly elected and qualified Assistant Secretary of the Board of Directors of First Security Bank, National Association (the "Association"), hereby certify as follows:

     1. The Association is a National Banking Association duly organized, validly existing and in good standing under the laws of the United States. With respect thereto the following is noted:

     A. Pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., the Comptroller of the Currency charters and exercises regulatory and supervisory authority over all National Banking Associations;

     B. On December 9, 1881, the First National Bank of Ogden, Utah was chartered as a National Banking Association under the laws of the United States and under Charter No. 2597;

     C. On October 2, 1922, in connection with a consolidation of The First National Bank of Ogden, Ogden, Utah, and The Utah National Bank of Ogden, Ogden, Utah, the title was changed to "The First & Utah National Bank of Ogden"; on January 18, 1923, The First & Utah National Bank of Ogden changed its title to "First Utah National Bank of Ogden"; on January 19, 1926, the title was changed to "First National Bank of Ogden"; on February 24, 1934, the title was changed to "First Security Bank of Utah, National Association"; on June 21, 1996, the title was changed to "First Security Bank, National Association"; and

     D. First Security Bank, National Association, Ogden, Utah, continues to hold a valid certificate to do business as a National Banking Association.

     2. The Association's Articles of Association, as amended, are in full force and effect, and a true, correct and complete copy is attached hereto as Schedule A and incorporated herein by reference. Said Articles were last amended October 20, 1975, as required by law on notice at a duly called special meeting of the shareholders of the Association.

     3. The Association's By-Laws, as amended, are in full force and effect; and a true, correct and complete copy is attached hereto as Schedule B and incorporated herein by reference. Said By-Laws, still in full force and effect, were adopted September 17, 1942, by resolution, after proper notice of consideration and adoption of By-Laws was given to each and every shareholder, at a regularly called meeting of the Board of Directors with a quorum present.

     4. Pursuant to the authority vested in it by an Act of Congress approved December 23, 1913 and known as the Federal Reserve Act, as amended, the Federal Reserve Board (now the Board of Governors of the Federal Reserve System) has granted to the Association now known as "First Security Bank, National Association" of Ogden, Utah, the right to act, when not in contravention of State or local law, as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, committee of estates of lunatics, or in any other fiduciary capacity in which State banks, trust companies or other corporations which come into competition with National Banks are permitted to act under the laws of the State of Utah; and under the provisions of applicable law, the authority so granted remains in full force and effect.

     5. Pursuant to authority vested by Act of Congress (12 U.S.C. 92a and 12 U.S.C. 481, as amended) the Comptroller of the Currency has issued Regulation 9, as amended, dealing, in part, with the Fiduciary Powers of National Banks, said regulation providing in subparagraph 9.7 (a) (1-2):

     (1) The board of directors is responsible for the proper exercise of fiduciary powers by the Bank. All matters pertinent thereto, including the determination of policies, the investment and disposition of property held in fiduciary capacity, and the direction and review of the actions of all officers, employees, and committees utilized by the Bank in the exercise of its fiduciary powers, are the responsibility of the board. In discharging this responsibility, the board of directors may assign, by action duly entered in the minutes, the administration of such of the Bank's fiduciary powers as it may consider proper to assign to such director(s), officer(s), employee(s) or committee(s) as it may designate.

     (2) No fiduciary account shall be accepted without the prior approval of the board, or of the director(s), officer(s), or committee(s) to whom the board may have designated the performance of that responsibility.

     6. A Resolution relating to Exercise of Fiduciary Powers was adopted by the Board of Directors at a meeting held July 26, 1994 at which time there was a quorum present; said resolution is still in full force and effect and has not been rescinded. Said resolution is attached hereto as Schedule C and incorporated herein by reference.

     7. A Resolution relating to the Designation of Officers and Employees to Exercise Fiduciary Powers was adopted by the Trust Policy Committee at a meeting held February 7, 1996 at which time a quorum was present; said resolution is still in full force and effect and has not been rescinded. Said resolution is attached hereto as Schedule D and is incorporated herein by reference.

     8. Attached hereto as Schedule E and incorporated herein by reference, is a listing of facsimile signatures of persons authorized (herein "Authorized Signatory or Signatories") on behalf of the Association and its Trust Group to act in exercise of its fiduciary powers subject to the resolutions in Paragraphs 6 and 7, above.

     9. The principal office of the First Security Bank, National Association, Trust Group and of its departments, except for the St. George, Utah, Ogden, Utah, and Provo, Utah, branch offices, is located at 79 South Main Street, Salt Lake City, Utah 84111 and all records relating to fiduciary accounts are located at such principal office of the Trust Group or in storage facilities within Salt Lake County, Utah, except for those of the Ogden, Utah, St. George, Utah, and Provo, Utah, branch offices, which are located at said office.

     10. Each Authorized Signatory (i) is a duly elected or appointed, duly qualified officer or employee of the Association; (ii) holds the office or job title set forth below his or her name on the date hereof; (iii) and the facsimile signature appearing opposite the name of each such officer or employee is a true replica of his or her signature.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Association this __________ day of _________________, ______.



(SEAL)


                                   ________________________________________
                                   R. James Steenblik
                                   Senior Vice President
                                   Assistant Secretary

                                  Schedule A
                                  ----------

                            Articles of Association

                                  Schedule B
                                  ----------

                                    Bylaws

                                  Schedule C
                                  ----------

                            Resolution Relating to
                         Exercise of Fiduciary Powers

                                  Schedule D
                                  ----------

                          Resolution Relating to the
                     Designation of Officers and Employees
                         To Exercise Fiduciary Powers

                                  Schedule E
                                  ----------

                      Authorized Signatory or Signatories

                                   EXHIBIT H
                                   ---------



                   [Owner Trustee's Outside Counsel Opinion]
                      (Pursuant to Section 6.2(f) of the
                           Participation Agreement)

                              __________ __, 1999



TO THOSE ON THE ATTACHED DISTRIBUTION LIST

Re:  Amended and Restated Trust Agreement dated as of August 31, 1999

Dear Sirs:

We have acted as special counsel for First Security Bank, National Association, a national banking association, in its individual capacity ("FSB") and in its capacity as trustee (the "Owner Trustee") under the Amended and Restated Trust Agreement dated as of September 3, 1999 (the "Trust Agreement") by and among it and the Holders, in connection with the execution and delivery by the Owner Trustee of the Operative Agreements to which it is a party. Except as otherwise defined herein, the terms used herein shall have the meanings set forth in Appendix A to the Participation Agreement dated as of September 3, 1999 among Capital One Realty, Inc., as Lessee and as Construction Agent, Capital One Bank, as guarantor (the "Guarantor"), the Owner Trustee, the various banks and other
                   ---------
lending institutions which are parties thereto from time to time, as holders (the "Holders"), the various banks and other lending institutions which are
      -------
parties thereto from time to time, as lenders (the "Lenders") and Bank of America, N.A., as Administrative Agent for the Lenders and respecting the Security Documents, as Administrative Agent for the Lenders and the Holders, to the extent of their interests (the "Agent").
                                    -----

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

Based upon the foregoing, we are of the opinion that:

     1. FSB is a national banking association duly organized, validly existing and in good standing under the laws of United States of America and each of FSB and the Owner Trustee has under the laws of the State of Utah and federal banking law the power and authority to enter into and perform its obligations under the Trust Agreement and each other Operative Agreement to which it is a party.

     2.   The Owner Trustee is the duly-appointed trustee under the Trust
     Agreement.

     3. The Trust Agreement has been duly authorized, executed and delivered by one of the officers of FSB and, assuming due authorization, execution and delivery by the Holders, is a legal, valid and binding obligation of the Owner Trustee (and to the extent set forth therein, against FSB), enforceable against the Owner Trustee (and to the extent set forth therein, against FSB) in accordance with its terms, and the Trust Agreement creates under the laws of the State of Utah for the Holders the beneficial interest in the CORI Trust Estate it purports to create and is a valid trust under the laws of the State of Utah.

     4. The Operative Agreements to which it is party have been duly authorized, executed and delivered by FSB, and, assuming due authorization, execution and delivery by the other parties thereto, are legal, valid and binding obligations of FSB, enforceable against FSB in accordance with their respective terms.

     5. The Operative Agreements to which it is party have been duly authorized, executed and delivered by the Owner Trustee, and, assuming due authorization, execution and delivery by the other parties thereto, are legal, valid and binding obligations of the Owner Trustee, enforceable against the Owner Trustee in accordance with their respective terms. The Notes and the Certificates have been duly issued, executed and delivered by the Owner Trustee, pursuant to authorization contained in the Trust Agreement, and the Certificates are entitled to the benefits and security afforded by the Trust Agreement in accordance with its terms and the terms of the Trust Agreement.

     6. The execution and delivery by each of FSB and the Owner Trustee of the Trust Agreement and the Operative Agreements to which it is a party, and compliance by FSB or Owner Trustee, as the case may be, with all of the provisions thereof do not and will not contravene any Laws applicable to or binding on FSB, or as Owner Trustee, or contravene the provisions of, or constitute a default under, its charter documents or by-laws or, to our knowledge after due inquiry, any indenture, mortgage contract or other agreement or instrument to which FSB or Owner Trustee is a party or by which it or any of its property may be bound or affected.

     7. The execution and delivery of the Operative Agreements by each of FSB and the Owner Trustee and the performance by each of FSB and the Owner Trustee of their respective obligations thereunder does not require on or prior to the date hereof the consent or approval of, the giving of notice to, the registration or filing with, or the taking of any action in respect of any Governmental Authority or any court.

     8. Assuming that the trust created by the Trust Agreement is treated as a grantor trust for federal income tax purposes within the contemplation of
     Section 671 through 678 of the Internal Revenue Code of 1986, there are no fees, taxes, or other charges (except taxes imposed on fees payable to the Owner Trustee) payable to the State of Utah or any political subdivision thereof in connection with the execution, delivery or performance by the Owner Trustee, the Agent, the Lenders, the Lessee or the Holders, as the case may be, of the

     Operative Agreements or in connection with the acquisition of any Property by the Owner Trustee or in connection with the making by any Holder of its investment in the Trust or its acquisition of the beneficial interest in the CORI Trust Estate or in connection with the issuance and acquisition of the Certificate, or the Notes, and neither the Owner Trustee, the CORI Trust Estate nor the trust created by the Trust Agreement will be subject to any fee, tax or other governmental charge (except taxes on fees payable to the Owner Trustee) under the laws of the State of Utah or any political subdivision thereof on, based on or measured by, directly or indirectly, the gross receipts, net income or value of the CORI Trust Estate by reason of the creation or continued existence of the trust under the terms of the Trust Agreement pursuant to the laws of the State of Utah or the Owner Trustee's performance of its duties under the Trust Agreement.

     9. There is no fee, tax or other governmental charge under the laws of the State of Utah or any political subdivision thereof in existence on the date hereof on, based on or measured by any payments under the Certificates, Notes or the beneficial interests in the CORI Trust Estate, by reason of the creation of the trust under the Trust Agreement pursuant to the laws of the State of Utah or the Owner Trustee's performance of its duties under the Trust Agreement within the State of Utah.

     10. Upon the filing of the financing statement on form UCC-1 in the form attached hereto as Exhibit A with the _____________, the Administrative Agent's security interest in the CORI Trust Estate, for the benefit of the Lenders, will be perfected, to the extent that such perfection is governed by Article 9 of the Uniform Commercial Code as in effect in the State of Utah (the "Utah UCC").

Your attention is directed to the Utah UCC, which provides, in part, that a filed financing statement which does not state a maturity date or which states a maturity date of more than five years is effective only for a period of five years from the date of filing, unless within six months prior to the expiration of said period a continuation statement is filed in the same office or offices in which the original statement was filed. The continuation statement must be signed by the secured party, identify the original statement by file number and state that the original statement is still effective. Upon the timely filing of a continuation statement, the effectiveness of the original financing statement is continued for five years after the last date to which the original statement was effective. Succeeding continuation statements may be filed in the same manner to continue the effectiveness of the original statement.

The opinions set forth in paragraphs 3 and 4 above are subject to the qualification that enforceability of the Trust Agreement and the other Operative Agreements to which the Owner Trustee is a party, in accordance with their respective terms, may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally.

We are attorneys admitted to practice in the State of Utah and in rendering the foregoing opinions we have not passed upon, or purported to pass upon, the laws of any jurisdictions other than the State of Utah and the federal banking law governing the banking and trust powers of FSB.

This opinion is for the sole benefit of Capital One Realty, Inc., Capital One Bank, Bank of America, N.A., as the Administrative Agent, the Lenders, the Holders, FSB, not individually, but solely as Owner Trustee under the Capital One Realty Trust 1998-1 and their respective successors and assigns and may not be relied upon by any other person other than such parties and their respective successors and assigns without the express written consent of the undersigned. The opinions expressed herein are as of the date hereof and we make no undertaking to amend or supplement such opinions if facts come to our attention or changes in the current law of the jurisdictions mentioned herein occur which could affect such opinions.

                                   Very truly yours,

                                   RAY, QUINNEY & NEBEKER
                                   M. John Ashton

                               Distribution List
                               -----------------

Bank of America, N.A., as Administrative Agent

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as Holders

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as Lenders

Capital One Realty, Inc., as the Lessee and as the Construction Agent

Capital One Bank, as Guarantor

First Security Bank, National Association, not individually, but solely as Owner Trustee under the Capital One Realty Trust 1998-1

                                   EXHIBIT I
                                   ---------

                      [Description of Material Litigation]

     In connection with the transfer of substantially all of Signet Bank's credit card business to Capital One Bank in November 1994, Capital One Financial Corporation and Capital One Bank agreed to indemnify Signet Bank (which has since been acquired by First Union Bank on November 30, 1997) for certain liabilities incurred in litigation arising from that business, which may include liabilities, if any, incurred in the purported class action case described below.

     During 1995, Capital One Financial Corporation and Capital One Bank became involved in a purported class action suit relating to certain collection practices engaged in by Signet Bank and, subsequently, by Capital One Bank. The complaint in this case alleges that Signet Bank and/or Capital One Bank violated a variety of California state statutes and constitutional and common law duties by filing collection lawsuits, obtaining judgements and pursuing garnishment proceedings in the Virginia state courts against defaulted credit card customers who were not residents of Virginia. This case was filed in the Superior Court of California in the County of Alameda, Southern Division, on behalf of a class of California residents. The complaint in this case seeks unspecified statutory damages, compensatory damages, punitive damages, restitution, attorneys' fees and costs, a permanent injunction and other equitable relief.

     In early 1997, the California court entered judgment in favor of Capital One Bank on all of the plaintiffs' claims. The plaintiffs appealed the ruling to the California Court of Appeal First Appellate District Division 4. In early 1999, the Court of Appeals affirmed the trial court's ruling in favor of Capital One Bank on six counts, but reversed the trial court's ruling on two counts of the plaintiffs' complaint. The California Supreme Court rejected Capital One Bank's Petition for Review of the remaining two counts and remitted them to the trial court. The Bank intends to petition for further appellate review of the ruling on the two remaining counts.

     Because no specific measure of damages is demanded in the complaint of the California case and the trial court entered judgment in favor of Capital One Bank before the parties completed any significant discovery, an informed assessment of the ultimate outcome of this case cannot be made at this time. Management believes, however, that there are meritorious defenses to this lawsuit and intends to continue to defend it vigorously.

     Capital One Financial Corporation is commonly subject to various other pending and threatened legal actions arising from the conduct of its normal business activities. In the opinion of management, the ultimate aggregate liability, if any, arising out of any pending or threatened action will not have a material adverse effect on the consolidated financial condition of Capital One Financial Corporation. At the present time, however, management is not in a position to determine whether the resolution of pending or threatened litigation will have a material effect on Capital One Financial Corporation's results of operations in any future reporting period.

                                   EXHIBIT J
                                   ---------


                      [Form of Confidentiality Agreement]



______________, 1999


[Address]



Attention:

Re:  Confidentiality Agreement
     -------------------------

Dear __________________:

     In the course of further discussions between you and Capital One Financial Corporation and/or any one or more of its subsidiaries or affiliates (individually and collectively, "Capital One"), you may be supplied with materials and information concerning Capital One and its subsidiaries or affiliates and our business, which information is non-public, confidential or proprietary in nature ("Confidential Information"). Because the use or disclosure of such Confidential Information would be damaging to Capital One, Capital One is willing to supply you with such information only if you agree to the conditions set forth in this confidentiality agreement (this "Agreement").

          1. The Transaction. The services you are contemplating providing to
             ---------------
Capital One are in connection with those certain Participation Agreements dated as of September 3, 1999 (together, the "Participation Agreement"), among (i) Capital One Reality, Inc., as Construction Agent and Lessee, Capital One Bank, as Guarantor, First Security Bank, National Association, as Owner Trustee, the Holders named therein and the Lenders named therein and (ii) Capital One Services, Inc., as Construction Agent and Lessee, Capital One Financial Corporation, as Guarantor, First Security Bank, National Association, as Owner Trustee, the Holders named therein and the Lenders named therein (the "Transaction"). Terms used herein but not defined herein have the meanings set forth in the respective Participation Agreements.

          2. Description of Information. Confidential Information includes
             --------------------------
without limitation (i) information transmitted in written, oral, magnetic or any other medium, and (ii) all copies and reproductions, in whole or in part, of such information and (iii) all summaries, analyses, compilations, studies, notes or other records which contain, reflect, or are generated from such information. Confidential Information does not include information that (w) has become part of the public domain through no act or omission of you; (x) was lawfully disclosed to you without restriction on disclosure by a third party; (y) was developed independently by you; or (z) is or was lawfully and independently provided to you prior to disclosure hereunder, from a third party who is not subject to an obligation of confidentiality or otherwise prohibited from transmitting such information.

          3. Nondisclosure of Information. You agree that you will use the
             ----------------------------
Confidential Information solely for the purpose of the Transaction and, except as provided in paragraph 7 hereof, agree to reveal the Confidential Information only to your affiliates, subsidiaries, directors, officers, employees and agents (collectively "Affiliates") with a need to know the Confidential Information for the purpose of the Transaction. Except as provided in paragraph 7 hereof, you agree not to disclose to any third party any of the Confidential Information now or hereafter received or obtained by you without our prior written consent; provided, however, that you may disclose any such Confidential Information to your respective accountants, attorneys and other confidential advisors (collectively "Advisors") who need to know such information for the purpose of assisting you in connection with the Transaction. You agree to be responsible for any breach of this Agreement by your Affiliates and Advisors, and you agree that your Affiliates and Advisors will be advised by you of the confidential nature of such information and shall agree to be bound by this Agreement.

          4. Nondisclosure of Transaction. Neither you nor your Agents or
             ----------------------------
Advisors, without our prior written consent, will disclose to any person the fact that Confidential Information has been provided to you or them, that discussions or negotiations are taking place with respect to the Transaction, or the existence, terms, conditions, or other facts of such Transaction, including the status thereof.

          5. Ownership of Information. You acknowledge and agree that any
             ------------------------
Confidential Information provided to you, in whatever form, is the sole property of Capital One. Neither you nor your Affiliates or Advisors shall use any of the Confidential Information now or hereafter received or obtained from Capital One in furtherance of your business or the business of anyone else whether or not in competition with Capital One, or for any other purpose whatsoever, other than as contemplated by the Transaction. You agree that if we should request that you destroy or return the Confidential Information, you shall return or destroy such Confidential Information as so directed.

          6. Remedies. You acknowledge that all Confidential Information is
             --------
considered to be proprietary and of competitive value, and in many instances trade secrets. You agree that because of the unique nature of the Confidential Information any breach of this Agreement would cause Capital One irreparable harm, and money damages and other remedies available at law in the event of a breach would not be adequate to compensate Capital One for any such breach. Accordingly, you agree that we shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including, without limitation, injunctive relief and specific performance, as a remedy for any such breach. Such relief shall be in addition to, and not in lieu of, all other remedies available to us whether at law or in equity.

          7. Compelled Disclosure. If you or any of your Affiliates or Advisors
             --------------------
is legally compelled (whether by deposition, interrogatory, request for documents, subpoena, civil investigation, demand or similar process) to disclose any of the Confidential Information (including the fact that discussions or negotiations are taking place with respect to the Transaction) you shall use your best efforts to notify Capital One in writing of such requirement prior to disclosure thereof so that we may seek a protective order or other appropriate remedy and/or waive compliance with the provisions hereof; provided, that you
                                                           --------
shall not be subject to any liability whatsoever for any failure to so notify Capital One.

          8. No Waiver of Rights. It is understood and agreed that no failure or
             -------------------
delay by Capital One in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

          9. No Representations and Warranties. You understand and acknowledge
             ---------------------------------
that Capital One is not making any representation or warranty, expressed or implied, as to the accuracy or completeness of the Confidential Information and we shall not be liable to you or to any other person resulting from the use of the Confidential Information. Only those representations or warranties that are made in any definitive agreement executed in connection with the Transaction, and subject to any limitations and restrictions as may be specified in such definitive agreement, shall have any legal effect.

          10. Indemnification; Expenses. You agree to indemnify Capital One for
              -------------------------
any and all losses, liabilities, obligations, damages, penalties, judgments, suits, costs, expenses or disbursements of any kind (including, without limitation, attorneys' fees and expenses) arising out of, or incurred by us, as the result of a violation, breach or non-performance by you of any of the terms of this Agreement.

          11. Governing Law. This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the Commonwealth of Virginia, shall be binding upon you and your successors and assigns, and shall inure to the benefit of the Capital One and its successors and assigns.

          12. Counterparts. This Agreement may be executed in any number of
              ------------
counterparts, each of which shall be an original, but which together shall constitute one and the same instrument.

          13. Facsimile Signatures. This Agreement may be executed and
              --------------------
delivered by facsimile. Any facsimile signatures shall have the same legal effect as manual signatures.

          14. Term. This Agreement shall terminate on the date definitive
              ----
documentation is executed by you and any other appropriate parties in connection with the Transaction.

     PLEASE ACKNOWLEDGE YOUR ACCEPTANCE OF THIS AGREEMENT, INCLUDING YOUR AGREEMENT TO HOLD ALL MATTERS STRICTLY CONFIDENTIAL AS DISCUSSED HEREIN, BY SIGNING IN THE SPACE PROVIDED BELOW.

                              Very truly yours,

                              CAPITAL ONE FINANCIAL CORPORATION


                              By: ____________________________




ACCEPTED AND AGREED TO AS OF THIS ___
DAY OF ____________, 1999



By:______________________

________________________________________________________________________________

                                  Appendix A
                        Rules of Usage and Definitions

________________________________________________________________________________


                                 Rules of Usage


     The following rules of usage shall apply to this Appendix A and the Operative Agreements (and each appendix, schedule, exhibit and annex to the foregoing) unless otherwise required by the context or unless otherwise defined therein:

          (a) Except as otherwise expressly provided, any definitions set forth herein or in any other document shall be equally applicable to the singular and plural forms of the terms defined.

          (b) Except as otherwise expressly provided, references in any document to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits are references to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits in or to such document.

          (c) The headings, subheadings and table of contents used in any document are solely for convenience of reference and shall not constitute a part of any such document nor shall they affect the meaning, construction or effect of any provision thereof.

          (d) References to any Person shall include such Person, its successors and permitted assigns and transferees.

          (e) Except as otherwise expressly provided, reference to any agreement means such agreement as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof.

          (f) Except as otherwise expressly provided, references to any law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor.

          (g) When used in any document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

                                 Appendix - 1

          (h) References to "including" means including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

          (i) References herein to "attorney's fees", "legal fees", "costs of counsel" or other such references shall be deemed to include the allocated cost of in-house counsel.

          (j) Each of the parties to the Operative Agreements and their counsel have reviewed and revised, or requested revisions to, the Operative Agreements, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Operative Agreements and any amendments or exhibits thereto.

          (k) Capitalized terms used in any Operative Agreements which are not defined in this Appendix A but are defined in another Operative Agreement
                     ----------
     shall have the meaning so ascribed to such term in the applicable Operative Agreement.


                                  Definitions

     "ABR" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Lending Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof:
"Prime Lending Rate" shall mean the rate which the Administrative Agent
 -------------------
announces from time to time as its prime lending rate as in effect from time to time. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate. The Prime Lending Rate shall change automatically and without notice from time to time as and when the prime lending rate of the Administrative Agent changes. "Federal Funds Effective Rate" shall mean, for
                               ----------------------------
any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members or the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Lending Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Lending Rate or the Federal Funds Effective Rate, respectively.

     "ABR Holder Funding" shall mean a Holder Funding bearing a Holder Yield based on the ABR.


                                 Appendix - 2

     "ABR Loans" shall mean Loans the rate of interest applicable to which is based upon the ABR.

     "Acceleration" shall have the meaning given to such term in Section 6 of the Credit Agreement.

     "acquire" or "purchase" shall mean, with respect to any Property, the acquisition or purchase of such Property by the Lessor from any Person.

     "Acquisition Advance" shall have the meaning given to such term in Section
5.3 of the Participation Agreement.

     "Administration Fee" shall mean a construction administration fee payable to the Agent pursuant to Section 9.5 of the Participation Agreement.

     "Advance" shall mean a Construction Advance or an Acquisition Advance.

     "Affiliate" shall mean, with respect to any Person, any Person or group acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

     "After Tax Basis" shall mean, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient calculated at the then maximum marginal rates generally applicable to Persons of the same type as the recipients (less any tax savings realized as a result of the payment of the indemnified amount) with respect to the receipt by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

     "Agency Agreement" shall mean the Agency Agreement (Capital One Realty, Inc.) dated as of the Initial Closing Date between the Construction Agent and the Lessor.

     "Agency Agreement Event of Default" shall mean an "Event of Default" as defined in Section 5.1 of the Agency Agreement.

     "Agent" or "Administrative Agent" shall mean Bank of America, N.A., as Administrative Agent for the Lenders pursuant to the Credit Agreement, or any successor agent appointed in accordance with the terms of the Credit Agreement and respecting the Security Documents, for the Lenders and the Holders, to the extent of their interests.

     "Applicable Percentage" shall mean with respect to the applicable Level Status, the applicable rate per annum set forth opposite such Level Status:

                                 appendix - 3

================================================================================
                        Applicable Percentage       Applicable Percentage
   Level Status                for                        for
                          Eurodollar Loans            Facility Fee
-------------------------------------------------------------------------------
Level I Status                   .375%                     .125%
-------------------------------------------------------------------------------
Level II Status                   .55%                      .15%
-------------------------------------------------------------------------------
Level III Status                 .675%                     .175%
-------------------------------------------------------------------------------
Level IV Status                  1.10%                       .25%
-------------------------------------------------------------------------------
Level V Status                   1.725%                     .375%
================================================================================

Changes in the Applicable Percentage resulting from changes in the Debt Rating shall become effective on the date on which such Debt Rating is announced to the public by S&P, Moody's or Fitch, as applicable, and shall remain in effect until the next change in such Debt Rating; provided, that, until the effectiveness of
                                     --------
any change in the Applicable Percentage based upon a Debt Rating announced after the Initial Closing Date, Level II Status shall apply.

     "Appraisal" shall mean, with respect to any Property, an appraisal to be delivered in connection with the Participation Agreement or in accordance with the terms of the Lease, in each case prepared by a reputable appraiser reasonably acceptable to the Agent, which in the judgment of counsel to the Agent, complies with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Legal Requirements.

     "Appraisal Procedure" shall have the meaning given such term in Section
22.4 of the Lease.

     "Approved State" means Florida, Washington and any other state within the continental United States proposed by the Lessee and consented to in writing by the Agent.

     "Appurtenant Rights" shall mean (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land underlying the Improvements or the Improvements, including, without limitation, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and (ii) all permits, licenses and rights, whether or not of record, appurtenant to such Land or the Improvements.

     "Assignment and Acceptance" shall mean the Assignment and Acceptance in the form attached to the Credit Agreement as Exhibit B.
                                         ---------

     "Available Commitment" shall mean, as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment over
(b) the aggregate principal

                                 Appendix - 4
amount of all Loans made by such Lender as of such date after giving effect to any repayments pursuant to Section 5.2(d) of the Participation Agreement (but without giving effect to any other repayments or prepayments of any Loans hereunder).

     "Available Holder Commitments" shall mean an amount equal to the excess, if any, of (i) the amount of the Holder Commitments over (ii) the aggregate amount of the Holder Fundings made since the Initial Closing Date after giving effect to any repayments pursuant to Section 5.2(d) of the Participation Agreement (but without giving effect to any other repayments or prepayments of any Holder Fundings).

     "Bankruptcy Code" shall mean Title 11 of the U. S. Code entitled "Bankruptcy," as now or hereafter in effect or any successor thereto.

     "Basic Rent" shall mean, the sum of (i) the Loan Basic Rent and (ii) the Lessor Basic Rent, calculated as of the applicable date on which Basic Rent is due.

     "Basic Term" shall have the meaning specified in Section 2.2 of the Lease.

     "Basic Term Commencement Date" shall have the meaning specified in the recitals to of the Lease.

     "Basic Term Expiration Date" shall have the meaning specified in Section
2.2 of the Lease.

     "Bill of Sale" shall mean a Bill of Sale regarding Equipment in form and substance satisfactory to the Holders, the Agent and the Owner Trustee.

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

     "Borrowing Date" shall mean any Business Day specified in a notice delivered pursuant to Section 2.3 of the Credit Agreement as a date on which the Lessor requests the Lenders to make Loans hereunder.

     "Budgeted Total Loan Property Cost" shall mean, at any date of determination with respect to any Construction Period Property, an amount equal to the aggregate amount which the Construction Agent in good faith expects to be expended in order to achieve Completion with respect to such Property, including interest on Loans and yield on Holder Fundings through the Basic Term Commencement Date respecting such Construction Period Property.

     "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Dallas, Texas or New York, New York are authorized or required by law to close; provided, however, that when used in connection
                             --------  -------
with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                                 Appendix - 5

     "Capital One Bank" shall mean Capital One Bank, a Virginia banking corporation, and its successors and permitted assigns.

     "Capital One Credit Agreement" shall have the meaning given such term in
Section 28.1 of the Lease.

     "Capital One Credit Agreement Event of Default" shall mean an Event of Default as defined in Section 9 of the Capital One Credit Agreement,

     "Capitalized Lease" shall mean, as applied to any Person, any lease of property (whether real, personal, tangible, intangible or mixed of such Person) by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

     "Casualty" shall mean any damage or destruction of all or any portion of the Property as a result of a fire or other casualty.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. (S)(S) 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986.

     "Certificate" shall mean a Certificate (Capital One Realty, Inc.) in favor of each Holder regarding the Holder Commitment of such Holder issued pursuant to the terms and conditions of the Trust Agreement in favor of each Holder.

     "Claims" shall mean any and all obligations, liabilities, losses, actions, suits, penalties, claims, demands, costs and expenses (including, without limitation, reasonable attorney's fees and expenses) of any nature whatsoever.

     "Closing Date" shall mean the Initial Closing Date and each Property Closing Date.

     "Capital One Realty Trust 1998-1" shall mean the grantor trust created pursuant to the terms and conditions of the Trust Agreement.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute hereto.

     "COFC" shall mean Capital One Financial Corporation, a Delaware corporation, and its successors and assigns.

     "Collateral" shall mean all assets of the Lessor, now owned or hereafter acquired, upon which a lien is purported to be created by the Security Documents.

     "Commitment" shall mean, as to any Lender, the obligation of such Lender to make the portion of the Loans to the Lessor in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1 of the Credit Agreement,

                                 Appendix - 6
as such amount may be increased or reduced from time to time in accordance with the provisions of the Credit Agreement.

     "Commitment Percentage" shall mean, as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of all of the Loans then outstanding), and such Commitment Percentage shall take into account both the Lender's Tranche A Commitment and the Lender's Tranche B Commitment.

     "Commitment Period" shall mean the period from and including the Initial Closing Date to and including the Construction Period Termination Date, or such earlier date as the Commitments shall terminate as provided in the Credit Agreement.

     "Company Obligations" shall mean the obligations of CORI, in any and all capacities under and with respect to the Operative Agreements and each Property.

     "Completion" shall mean, with respect to a Property, such time as substantial completion of the Improvements on such Property has been achieved in accordance with the Plans and Specifications, the Agency Agreement and/or the Lease, and in compliance with all material Legal Requirements and Insurance Requirements and a certificate of occupancy has been issued with respect to such Property by the appropriate governmental entity. If the Lessor purchases a Property that includes existing Improvements that are to be immediately occupied by the Lessee, the date of Completion for such Property shall be the Property Closing Date.

     "Completion Date" shall mean, with respect to a Property, the date on which Completion for such Property has occurred.

     "Condemnation" shall mean any taking or sale of the use, access, occupancy, easement rights or title to any Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, any Property or alter the pedestrian or vehicular traffic flow to any Property so as to result in a change in access to such Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action.

     "Contractor" shall mean each entity with whom the Construction Agent or the Lessee contracts to construct any Improvements or any portion thereof on the Property.

     "Construction Advance" shall mean an advance of funds to pay Property Costs pursuant to Section 5.4 of the Participation Agreement.

     "Construction Agent" shall mean Capital One Realty, Inc., a Delaware corporation, as construction agent under the Agency Agreement.

                                 Appendix - 7

     "Construction Agent Options" shall have the meaning given to such term in
Section 2.1(c) of the Agency Agreement.

     "Construction Budget" shall mean the cost of constructing and developing any Improvements as determined by the Construction Agent in its reasonable, good faith judgment.

     "Construction Commencement Date" shall mean, with respect to Improvements, the date on which construction of such Improvements commences pursuant to the Agency Agreement.

     "Construction Contract" shall mean any contract entered into between the Construction Agent or the Lessee with a Contractor for the construction of Improvements or any portion thereof on the Property.

     "Construction Loan" shall mean any Loan made in connection with a Construction Advance, including Loans to pay interest thereon.

     "Construction Loan Property Cost" shall mean with respect to each Construction Period Property at the date of determination, an amount equal to
(a) the aggregate principal amount of Construction Loans made on or prior to such date with respect to the Property minus (b) the aggregate principal amount
                                       -----
of prepayments or repayments of the Loans allocated to reduce the Construction Loan Property Cost of such Property pursuant to Section 2.6(c) of the Credit Agreement.

     "Construction Period" shall mean, with respect to a Property, the period commencing on the Construction Commencement Date for such Property and ending on the Completion Date for such Property.

     "Construction Period Property" means, at any date of determination, any Property as to which the Basic Term has not commenced on or prior to such date.

     "Construction Period Termination Date" shall mean the earlier of (i) the date that the Commitments have been terminated in their entirety in accordance with the terms of Section 2.5(a) of the Credit Agreement, or (ii) the third anniversary of the Initial Closing Date.

     "Contingent Obligation" shall mean, as applied to any Person, any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit (or similar instrument which is issued upon the application of such Person or upon which such Person becomes an account party or for which such Person is in any way liable), but excluding the endorsement of instruments for deposit or collection in the ordinary course of business.


                                 Appendix - 8

     "Control" shall mean (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, the possession directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Co-Owner Trustee" shall have the meaning specified in Section 9.2 of the Trust Agreement.

     "CORI" shall mean Capital One Realty, Inc., a Delaware corporation, and its successors and permitted assigns.

     "CORI Participation Agreement" shall have the meaning given to such term in
Section 1.1 of the Trust Agreement.

     "CORI Trust Estate" shall have the meaning given to such term in Section
2.2 of the Trust Agreement.

     "COSI" shall mean Capital One Services, Inc., a Delaware corporation, and its successors and permitted assigns.

     "COSI Participation Agreement" shall have the meaning given to such term in
Section 1.1 of the Trust Agreement.

     "COSI Trust Estate" shall have the meaning given to such term in Section
2.2 of the Trust Agreement.

     "Credit Agreement" shall mean the Credit Agreement (Capital One Realty, Inc.), dated as of the Initial Closing Date, among the Lessor, the Agent and the Lenders, as specified therein.

     "Credit Agreement Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Credit Agreement Event of Default.

     "Credit Agreement Event of Default" shall mean any event or condition defined as an "Event of Default" in Section 6 of the Credit Agreement.

     "Credit Documents" shall mean the Credit Agreement, the Notes and the Security Documents.

     "Credit Parties" shall mean the Lessee and the Guarantor.

     "Debt Rating" shall mean, as of any date of determination thereof, the ratings most recently published by the Rating Agencies relating to the unsecured, unsupported senior long-term debt obligations of the Guarantor.

                                 Appendix - 9

     "Deed" shall mean a warranty deed regarding the Land and/or Improvements in form and substance satisfactory to the Holders, the Agent and the Owner Trustee.

     "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "Defaulting Lender" shall have the meaning given to such term in Section
9.1 of the Credit Agreement.

     "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

     "Election Notice" shall have the meaning given to such term in Section 20.1 of the Lease.

     "Employee Benefit Plan" or "Plan" shall mean an employee benefit plan (within the meaning of Section 3(3) of ERISA, including any Multiemployer Plan), or any "plan" as defined in Section 4975(e)(1) of the Code and as interpreted by the Internal Revenue Service and the Department of Labor in rules, regulations, releases or bulletins in effect on any Closing Date.

     "Environmental Claims" shall mean any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, or private in nature) arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Substance, (c) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Substance, Environmental Law, or other order of a Tribunal or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

     "Environmental Laws" shall mean any Law, permit, consent, approval, license, award, or other authorization or requirement of any Tribunal relating to emissions, discharges, releases, threatened releases of any Hazardous Substance into ambient air, surface water, ground water, publicly owned treatment works, septic system, or land, or otherwise relating to the handling, storage, treatment, generation, use, or disposal of Hazardous Substances, pollution or to the protection of health or the environment, including without limitation CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901, et seq., and state statutes analogous thereto.

     "Environmental Violation" shall mean any activity, occurrence or condition that violates or threatens (if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to violate or results in or threatens (if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to result in noncompliance with any Environmental Law.

     "Equipment" shall mean equipment, apparatus, furnishings, fittings and personal property of every kind and nature whatsoever purchased, leased or otherwise acquired using the proceeds of the Loans or the Holder Fundings by the Construction Agent, the Lessee or the Lessor as specified

                                 Appendix -10
or described in either a requisition or a Lease Supplement, whether or not now or subsequently attached to, contained in or used or usable in any way in connection with any operation of any Improvements or other improvements to real property, including but without limiting the generality of the foregoing, all equipment described in the Appraisal including, without limitation, all heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description.

     "Equipment Schedule" shall mean (a) each Equipment Schedule attached to the applicable Requisition and (b) each Equipment Schedule attached to the applicable Lease Supplement.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall mean each entity required to be aggregated with the Construction Agent or any Credit Party pursuant to the requirements of Section 414(b) or (c) of the Code.

     "Eurocurrency Reserve Requirements" shall mean for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed or eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System.

     "Eurodollar Holder Funding" shall mean a Holder Funding bearing a Holder Yield based on the Eurodollar Rate.

     "Eurodollar Loans" shall mean Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

     "Eurodollar Rate" shall mean for the Interest Period for each Eurodollar Loan or Eurodollar Holder Funding comprising part of the same borrowing or advance (including conversions, extensions and renewals), a per annum interest rate equal to the per annum rate determined by the Administrative Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), which appear on the Reuters Screen LIBO Page as of 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period (provided that, if at least two such offered rates appear on the Reuters Screen
 --------
LIBO Page, the rate in respect of such Interest Period will be the arithmetic mean of such offered rates). As used herein, "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank

                                 Appendix - 11
offered rates of major banks) ("RMMRS"). In the event the RMMRS is not then quoting such offered rates, "Eurodollar Rate" shall mean for the Interest Period for each Eurodollar Loan or Eurodollar Holder Funding comprising part of the same borrowing or advance (including conversions, extensions and renewals), the average (rounded upward to the nearest one-sixteenth (1/16) of one percent) per annum rate of interest determined by the office of the Administrative Agent (each such determination to be conclusive and binding) as of two Business Days prior to the first day of such Interest Period, as the effective rate at which deposits in immediately available funds in U.S. dollars are being, have been, or would be offered or quoted by the Administrative Agent to major banks in the applicable interbank market for Eurodollar deposits at any time during the Business Day which is the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period and in the amount of the requested Eurodollar Loan and Eurodollar Holder Funding. If no such offers or quotes are generally available for such amount, then the Administrative Agent shall be entitled to determine the Eurodollar Rate by estimating in its reasonable judgment the per annum rate (as described above) that would be applicable if such quote or offers were generally available.

     "Event of Default" shall mean a Lease Event of Default, an Agency Agreement Event of Default or a Credit Agreement Event of Default.

     "Excepted Payments" shall mean: (a) all indemnity payments (including indemnity payments made pursuant to Section 13 of the Participation Agreement), whether made by adjustment to Basic Rent or otherwise, to which the Owner Trustee, any Holder or any of their respective Affiliates, agents, officers, directors or employees is entitled;

     (b) any amounts (other than Basic Rent or Termination Value) payable under any Operative Agreement to reimburse the Owner Trustee, any Holder or any of their respective Affiliates (including the reasonable expenses of the Owner Trustee, the Trust Company and the Holders incurred in connection with any such payment) for performing or complying with any of the obligations of any Credit Party under and as permitted by any Operative Agreement;

     (c) any amount payable to a Holder by any transferee of such interest of a Holder as the purchase price of such Holder's interest in the CORI Trust Estate (or a portion thereof);

     (d) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies other than such proceeds or payments payable to the Agent or any Lender;

     (e) any insurance proceeds under policies maintained by the Owner Trustee or any Holder;

     (f) Transaction Expenses or other amounts or expenses paid or payable to or for the benefit of the Owner Trustee or any Holder;

                                 Appendix - 12

     (g) all right, title and interest of any Holder or the Owner Trustee to any Property or any portion thereof or any other property to the extent any of the foregoing has been released from the Liens of the Security Documents and the Lease pursuant to the terms thereof;

     (h) upon termination of the Credit Agreement pursuant to the terms thereof, all remaining property covered by the Lease or Security Documents;

     (i) all payments in respect of the Holder Yield;

     (j) any payments in respect of interest to the extent attributable to payments referred to in clauses (a) through (i) above; and

     (k) any rights of either the Owner Trustee or Trust Company to demand, collect, sue for or otherwise receive and enforce payment of any of the foregoing amounts, provided that such rights shall not include the right to terminate the Lease.

     "Excepted Rights" shall mean the rights retained by the Owner Trustee pursuant to Section 8.2(a)(i) of the Credit Agreement.

     "Excess Proceeds" shall mean the excess, if any, of the aggregate of all awards, compensation or insurance proceeds payable in connection with a Casualty or Condemnation over the Termination Value paid by the Lessee pursuant to the Lease with respect to such Casualty or Condemnation.

     "Exculpated Persons" shall have the meaning given to such term in Section
14.10 of the Participation Agreement.

     "Expiration Date" shall mean the later of (i) the Basic Term Expiration Date and (ii) the last day of any Renewal Term.

     "Expiration Date Purchase Option" shall mean the Lessee's option to purchase all (but not less than all) of the Properties on the Expiration Date.

     "Facility" shall mean a facility used for the treatment, storage or disposal of Hazardous Substances.

     "Facility Fee" shall mean that fee payable by the Lessee pursuant to
Section 9.4 of the Participation Agreement.

     "Facility Fee Payment Date" shall mean the 15th day of each January, April, July and October of each year and the last day of the Term.

     "Fair Market Sales Value" shall mean, with respect to any Property, the amount, which in any event, shall not be less than zero, that would be paid in cash in an arms-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is

                                 Appendix - 13
under any compulsion to purchase or sell, respectively, such Property. Fair Market Sales Value of any Property shall be determined based on the assumption that, except for purposes of Section 17 of the Lease, such Property is in the condition and state of repair required under Section 10.1 of the Lease and each Credit Party is in compliance with the other requirements of the Operative Agreements.

     "Federal Funds Effective Rate" shall have the meaning given to such term in the definition of ABR.

     "Financing Parties" shall mean the Lessor, the Owner Trustee, in its trust capacity, the Agent, the Holders and the Lenders.

     "Fitch" shall mean Fitch Investors Service, Inc.

     "Fixtures" shall mean all fixtures relating to the Improvements, including all components thereof, located in or on the Improvements, together with all replacements, modifications, alterations and additions thereto.

     "Force Majeure Event" shall mean any event beyond the control of the Construction Agent, other than a Casualty or Condemnation, including, but not limited to, strikes or lockouts (but only when the Construction Agent is legally prevented from securing replacement labor or materials as a result thereof), adverse soil conditions, acts of God, adverse weather conditions, inability to obtain labor or materials, governmental activities or regulations, civil commotion and enemy action; but excluding any event, cause or condition that results from the Construction Agent's financial condition.

     "Future Amounts" shall have the meaning given to such term in Section 2.1 of the Agency Agreement.

     "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the accounting principles board of the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination.

     "Governmental Action" shall mean all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Legal Requirement, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operating of the Property.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
                                 Appendix - 14

     "Ground Lease" shall mean a ground lease (in form and substance satisfactory to the Agent and the Holder) respecting any Property owned by the Lessee and leased to the Lessor where such lease (i) has a 99 year term and payments set at $1.00 per year, or (ii) is subject to such other terms and conditions as are satisfactory to the Agent, the Lenders and the Holders.

     "Guarantor" shall mean Capital One Bank, a Virginia banking corporation.

     "Hard Costs" shall mean all costs and expenses payable for supplies, materials, labor and profit with respect to the Improvements under any Construction Contract.

     "Hazardous Substance" shall mean any of the following: (i) any petroleum or petroleum product, explosives, radioactive materials, asbestos, formaldehyde, polychlorinated biphenyls, lead and radon gas; (ii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous to the environment or human health or safety as determined in accordance with any Environmental Law; or (iii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

     "Holder Funding" shall mean any advance made by any Holder to the Owner Trustee pursuant to the terms of the Trust Agreement (solely as it relates to the CORI Trust Estate) or the Participation Agreement.

     "Holder Amount" shall mean as of any date, the aggregate amount of Holder Fundings made by each Holder to the CORI Trust Estate pursuant to Section 2 of the Participation Agreement and Section 3.1 of the Trust Agreement less any payments of any Holder Fundings received by the Holders pursuant to Section 3.4 of the Trust Agreement.

     "Holder Applicable Margin" shall mean (i) with respect to Eurodollar Holder Fundings, the Applicable Percentage for Eurodollar Loans of the same Interest Period as such Eurodollar Holder Funding, plus one percent (1.00%), or (ii) with respect to ABR Holder Fundings, a percentage equal to the ABR plus one percent (1.00%).

     "Holder Commitments" shall mean $3,450,000 respecting the CORI Trust Estate, provided, that the Holder Commitment of each Holder shall be as set forth on the Holder Certificate issued in favor of such Holder pursuant to the Trust Agreement.

     "Holder Construction Property Cost" shall mean, with respect to each Construction Period Property for which the Basic Term has not commenced, at any date of determination, an amount equal to the outstanding Holder Fundings made with respect thereto under the Trust Agreement.

     "Holder Overdue Rate" shall mean the lesser of (i) the ABR plus two percent (2%) and (ii) the highest rate permitted by applicable law.

                                 Appendix - 15

     "Holder Property Cost" shall mean with respect to a Property an amount equal to the outstanding Holder Fundings with respect thereto.

     "Holders" shall mean Bank of America, N.A. and shall include the other banks and other financial institutions which are from time to time holders of Certificates in connection with the Capital One Realty Trust 1998-1.

     "Holder Yield" shall mean with respect to Holder Fundings from time to time either the Eurodollar Rate plus the Holder Applicable Margin or the ABR as elected by the Owner Trustee from time to time with respect to such Holder Fundings in accordance with the terms of the Trust Agreement; provided, however,
(i) upon delivery of the notice described in Section 3.7(c) of the Trust Agreement, the outstanding Holder Fundings of each Holder shall bear a yield at the ABR applicable from time to time from and after the dates and during the periods specified in Section 3.7(c) of the Trust Agreement, and (ii) upon the delivery by a Holder of the notice described in Section 3.9(d) of the Trust Agreement, the Holder Fundings of such Holder shall bear a yield at the ABR applicable from time to time after the dates and during the periods specified in
Section 3.9(d) of the Trust Agreement.

     "Impositions" shall mean any and all liabilities, losses, expenses, costs, charges and Liens of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or foreign withholdings ("Taxes") and all interest, additions to tax and penalties thereon, which at any time prior to, during or with respect to the Term or in respect of any period for which the Lessee shall be obligated to pay Supplemental Rent, may be levied, assessed or imposed by any Governmental Authority upon or with respect to (a) any Property or the leasing, financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, activity conducted on, delivery, insuring, use, operation, improvement, sale, transfer of title, return or other disposition of such Property or any part thereof or interest therein or any rentals, receipts or earnings arising therefrom; (b) the Notes or Certificates or any part thereof or interest therein; or (c) the Operative Agreements, the performance thereof, or any payment made or accrued pursuant thereto or otherwise in connection with the transactions contemplated thereby.

     "Improvements" shall mean, with respect to the construction, renovations and/or Modifications on any Land, all buildings, structures, Fixtures, and other improvements of every kind existing at any time and from time to time on or under the Land purchased, leased or otherwise acquired using the proceeds of the Loans or the Holder Fundings, together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including all Modifications and other additions to or changes in the Improvements at any time, including without limitation (a) any Improvements existing as of the Property Closing Date as such Improvements may be referenced on the applicable Requisition and (b) any Improvements made subsequent to such Property Closing Date.

     "Incorporated Covenants" shall have the meaning given to such term in
Section 28.1 of the Lease.

                                 Appendix - 16

     "Incorporated Representations and Warranties" shall have the meaning given to such term in Section 28.1 of the Lease.

     "Indebtedness" of a Person shall mean, without duplication, such Person's:

          (i)  obligations for borrowed money;

          (ii) obligations representing the deferred purchase price of Property (whether real, personal, tangible, intangible or mixed) or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade);

          (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person;

          (iv) obligations which are evidenced by notes, acceptances or other instruments;

          (v)  Capitalized Lease Obligations;

          (vi) net liabilities under interest rate swap, exchange or cap agreements; and

          (vii)  contingent obligations.

     "Indemnified Person" shall mean the Lessor, the Owner Trustee, in its individual and its trust capacity, the Agent, the Holders, the Lenders, and their respective successors, assigns, directors, shareholders, partners, officers, employees, agents and Affiliates.

     "Indemnity Provider" shall mean, respecting each Property, the Lessee.

     "Individual Property Sale Requirements" shall have the meaning given to such term in Section 20.1 of the Lease.

     "Initial Closing Date" shall mean September 3, 1999.

     "Initial Construction Advance" shall mean any initial Advance to pay for:
(i) Property Costs for construction of any Improvements; and (ii) the Property Costs of restoring or repairing any Property which is required to be restored or repaired in accordance with Section 15.1(e) of the Lease.

     "Inspector" shall mean any Person engaged by the Agent to oversee the monitoring of the progress of any Improvements and reviewing of Requisitions and to provide related services relating to administration of such Improvements during the Construction Period.

     "Insurance Requirements" shall mean all terms and conditions of any insurance policy either required by the Lease to be maintained by the Lessee or required by the Agency Agreement

                                 Appendix - 17
to be maintained by the Construction Agent, and all requirements of the issuer of any such policy and, regarding self insurance, any other requirements of Lessee.

     "Interest Period" shall mean during the Commitment Period and thereafter as to any Eurodollar Loan or Eurodollar Holder Funding (i) with respect to the initial Interest Period, the period beginning on the date of the first Eurodollar Loan and Eurodollar Holder Funding and ending one (1) month, two (2) months, three (3) months or (to the extent available to all Lenders and all Holders) six (6) months thereafter, as selected by the Lessor (in the case of a Eurodollar Loan) or the Owner Trustee (in the case of a Eurodollar Holder Funding) in its applicable notice given with respect thereto and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan or Eurodollar Holder Funding and ending one (1) month, two (2) months, three (3) months or (to the extent available to all Lenders and all Holders) six (6) months thereafter, as selected by the Lessor by irrevocable notice to the Agent (in the case of a Eurodollar
Loan) or by the Owner Trustee (in the case of a Eurodollar Holder Funding) in each case not less than three (3) Business Days prior to the last day of the then current Interest Period with respect thereto; provided, however, that all
                                                   --------  -------
of the foregoing provisions relating to Interest Periods are subject to the following: (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Maturity Date or the Expiration Date, as the case may be, (C) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month, (D) there shall not be more than four (4) Interest Periods outstanding at any one (1) time.

     "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

     "IRS" shall mean the United States Internal Revenue Service, or any successor or analogous organization.

     "Land" shall mean a parcel of real property described on (a) the Requisition issued by the Construction Agent on the Property Closing Date relating to such parcel and (b) the schedules to each applicable Lease Supplement executed and delivered in accordance with the requirements of Section
2.4 of the Lease.

     "Law" shall mean any statute, law, ordinance, regulation, rule, directive, order, writ, injunction or decree of any Tribunal.

     "Lease" or "Lease Agreement" shall mean the Lease Agreement (Capital One Realty, Inc.) (Tax Retention Operating Lease) dated as of the Initial Closing Date, between the Lessor and the Lessee, together with any Lease Supplements thereto, as such Lease Agreement may from time to time be supplemented, amended or modified in accordance with the terms thereof.

                                 Appendix - 18

     "Lease Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

     "Lease Event of Default" shall have the meaning specified in Section 17.1 of the Lease.

     "Lease Supplement" shall mean each Lease Supplement substantially in the form of Exhibit A to the Lease, together with all attachments and schedules thereto, as such Lease Supplement may be supplemented, amended or modified from time to time.

     "Legal Requirements" shall mean all foreign, federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Owner Trustee, the Holders, the Lessor, any Credit Party, the Agent, any Lender or any Property, Land, Improvement, Equipment or the taxation, demolition, construction, use or alteration of such Improvements, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to any Property or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. (S) 12101 et. seq., and any other similar federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to any Credit Party affecting any Property or the Appurtenant Rights.

     "Lender Commitments" shall mean $86,550,000 as such amount may be increased or reduced from time to time pursuant to the Credit Agreement; provided if there shall be more than one Lender, the Lender Commitment of each Lender shall be as set forth in Schedule 1.1 to the Credit Agreement as such Schedule 1.1 may be amended and replaced from time to time.

     "Lender Financing Statements" shall mean UCC financing statements and fixture filings appropriately completed and executed for filing in the applicable jurisdiction in order to procure a security interest in favor of the Agent in any Equipment or in any Improvements.

     "Lenders" shall mean the several banks and other financial institutions from time to time party to the Credit Agreement.

     "Lessee" shall mean Capital One Realty, Inc., a Delaware corporation.

     "Lessor" shall mean the Owner Trustee, not in its individual capacity, but as Lessor under the Lease.

     "Lessor Basic Rent" shall mean the scheduled Holder Yield due on the Holder Fundings on any Scheduled Interest Payment Date pursuant to the Trust Agreement (but not including interest on (i) any such scheduled Holder Yield due on the Holder Fundings prior to the Basic Term Commencement Date with respect to the Property to which such Holder Fundings relate or (ii) overdue amounts under the Trust Agreement or otherwise).

                                 Appendix - 19

     "Lessor Financing Statements" shall mean UCC financing statements and fixture filings appropriately completed and executed for filing in the applicable jurisdictions in order to protect the Lessor's interest under the Lease to the extent the Lease is a security agreement or a mortgage.

     "Lessor Lien" shall mean any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against the Lessor or Trust Company, in its individual capacity, not resulting from the transactions contemplated by the Operative Agreements, (b) any act or omission of the Lessor or Trust Company, in its individual capacity, which is not required by the Operative Agreements or is in violation of any of the terms of the Operative Agreements,
(c) any claim against the Lessor or Trust Company, in its individual capacity, with respect to Taxes or Transaction Expenses against which the Lessee is not required to indemnify Lessor or Trust Company, in its individual capacity, pursuant to Section 13 of the Participation Agreement or (d) any claim against the Lessor arising out of any transfer by the Lessor of all or any portion of the interest of the Lessor in the Properties, the CORI Trust Estate or the Operative Agreements other than the transfer of title to or possession of any Properties by the Lessor pursuant to and in accordance with the Lease, the Credit Agreement, the Security Agreement or the Participation Agreement or pursuant to the exercise of the remedies set forth in Article XVII of the Lease.

     "Level Status" means the applicable Level Status set forth in the table below (with Level Status V being the lowest Level Status and Level Status I being the highest Level Status), it being agreed that the applicable Level Status as of any date of determination shall be deemed to be the lowest Level Status which includes the applicable Debt Rating by at least two of the Rating
Agencies:

=========================================================================================================
                           Moody's Investors          Standard & Poor's          Fitch Investors Service,
Level Status               Service, Inc.              Ratings Services           Inc.
---------------------------------------------------------------------------------------------------------
Level Status I             Baa1 or higher             BBB+ or higher             BBB+ or higher
---------------------------------------------------------------------------------------------------------
Level Status II            Baa2 or higher             BBB or higher              BBB or higher
---------------------------------------------------------------------------------------------------------
Level Status III           Baa3 or higher             BBB- or higher             BBB- or higher
---------------------------------------------------------------------------------------------------------
Level Status IV            Ba1 or higher              BB+ or higher              BB+ or higher
---------------------------------------------------------------------------------------------------------
Level Status V             Below Ba1 or unrated       Below BB+ or unrated       Below BB+ or unrated
=========================================================================================================

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, option or charge of any kind.

     "Limited Recourse Amount" shall mean with respect to the Properties on an aggregate basis, an amount equal to the sum of the Termination Values with respect to all of the Properties on each Payment Date, less the Maximum Residual Guarantee Amount as of such date with respect to the Properties.

                                 Appendix - 20

     "Loans" shall have the meaning given to such term in Section 2.1(a) in the Credit Agreement and shall include both the Tranche A Loans and the Tranche B Loans.

     "Loan Basic Rent" shall mean the interest due on the Loans on any Scheduled Interest Payment Date pursuant to the Credit Agreement (but not including interest on (i) any such Loan prior to the Basic Term Commencement Date with respect to the Property to which such Loan relates or (ii) any overdue amounts under Section 2.8(c) of the Credit Agreement or otherwise).

     "Loan Property Cost" shall mean, with respect to each Property at any date of determination, an amount equal to (a) the aggregate principal amount all Loans (including without limitation all Acquisition Loans and Construction Loans) made on or prior to such date with respect to such Property (including any Loans made to fund interest, Transaction Expenses and indemnity payments prior to the Basic Term Commencement Date for each Property Date attributed or allocated to such Property), minus (b) the aggregate amount of prepayments or
                             -----
repayments as the case may be of the Loans allocated to reduce the Loan Property Cost of such Property pursuant to Section 2.6(c) of the Credit Agreement.

     "Majority Lenders" shall mean at any time, Lenders whose Loans outstanding represent at least fifty-one percent (51%) of the aggregate Loans outstanding.

     "Marketing Period" shall mean, if the Lessee has given a Sale Notice in accordance with Section 20.1 of the Lease, the period commencing on the date such Sale Notice is given and ending on the Expiration Date.

     "Material Adverse Effect" shall, mean a material adverse effect on (a) the business, condition (financial or otherwise), assets, liabilities or operations of the Credit Parties and their Affiliates taken as a whole, (b) the ability of any Credit Party to perform its respective obligations under any Operative Agreement to which it is a party, (c) the validity or enforceability of any Operative Agreement or the rights and remedies of the Agent, the Lenders, the Holders, or the Lessor thereunder, (d) the validity, priority or enforceability of any Lien on any Property created by any of the Operative Agreements, or (e) the value, utility or useful life of any Property or the use, or ability of the applicable Lessee to use, any Property for the purpose for which it was intended.

     "Maturity Date" shall mean the Expiration Date.

     "Maximum Amount" shall mean, as of any date of payment, without duplication, (a) one hundred percent (100%) of the cost of acquiring the Land for all, but not less than all, the Construction Period Properties (collectively, the "Land Cost"), plus (b) the product of eighty-nine and nine-tenths percent (89.9%) multiplied by the following: aggregate Termination Value for all, but not less than all, the Construction Period Properties, minus the
                                                                    -----
Land Cost, minus all structuring fees payable in connection with the
           -----
transactions evidenced by the Operative Agreements to Bank of America Securities LLC, Bank of America, N.A. and/or any Affiliates of either of the foregoing, minus accrued, unpaid Holder Yield respecting any and all Construction Period
-----
Properties) minus (c) the value (calculated at a rate of six and one tenth
            -----
percent
                                 Appendix - 21

(6.10%) per annum) of any payments previously made by the Construction Agent or the Lessee regarding any and all Construction Period Properties and not reimbursed minus (d) the product of ten and one-tenth percent (10.1%) multiplied
           -----
by the aggregate Future Amounts deposited into escrow with the Agent pursuant to
Section 2.1 of the Agency Agreement.

     "Maximum Property Cost" shall mean the aggregate amount of the Property Costs for all Properties subject to the Lease as of the applicable determination date (calculated without regard to the purchase or sale of any Property).

     "Maximum Residual Guarantee Amount" shall mean an amount equal to the product of the aggregate Property Cost for all of Properties times 85%.

     "Modifications" shall have the meaning specified in Section 11.1(a) of the Lease.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Mortgage Instrument" shall mean any mortgage, deed of trust or any other instrument executed by the Owner Trustee and the Lessee in favor of the Agent (for the benefit of the Lenders and the Holders) and evidencing a Lien on the Property, in form and substance reasonably acceptable to the Agent.

     "Multiemployer Plan" shall mean any plan described in Section 4001(a)(3) of ERISA to which contributions are or have been made or required by the Construction Agent or any Credit Party or any of its Subsidiaries or ERISA Affiliates.

     "Multiple Employer Plan" shall mean a plan to which the Construction Agent or any Credit Party or any ERISA Affiliate and at least one other employer other than an ERISA Affiliate is making or accruing an obligation to make, or has made or accrued an obligation to make, contributions.

     "Net Proceeds" shall mean all amounts paid in connection with any Casualty or Condemnation, and all interest earned thereon, less the expense of claiming and collecting such amounts, including all costs and expenses in connection therewith for which the Agent or Lessor are entitled to be reimbursed pursuant to the Lease.

     "Net Sale Proceeds Shortfall" shall mean the amount by which the proceeds of a sale described in Section 22.1 of the Lease (net of all expenses of sale) are less than the Limited Recourse Amount with respect to the Properties to the extent it has been determined that the Fair Market Sales Value of the Properties at the expiration of the term of the Lease has been impaired by greater than expected wear and tear during the Term of the Lease.

     "Non-Excluded Taxes" shall have the meaning given to such term in Section
2.13 of the Credit Agreement.

                                 Appendix - 22

     "Notes" shall mean those notes issued to the Lenders pursuant to the Credit Agreement and shall include both the Tranche A Notes and the Tranche B Notes.

     "Occupational Safety and Health Law" shall mean the Occupational Safety and Health Act of 1970 and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating or relating to, or imposing liability or standards of conduct concerning, employee health and/or safety, as now or at any time hereafter in effect.

     "Officer's Certificate" with respect to any person shall mean a certificate executed on behalf of such person by a Responsible Officer who has made or caused to be made such examination or investigation as is necessary to enable such Responsible Officer to express an informed opinion with respect to the subject matter of such Officer's Certificate.

     "Operative Agreements" shall mean the following: the Participation Agreement, the Agency Agreement, the Trust Agreement, the Certificates, the Credit Agreement, the Notes, the Lease (and a memorandum thereof in a form reasonably acceptable to the Agent), each Lease Supplement (and a memorandum thereof in a form reasonably acceptable to the Agent), the Security Documents and each Ground Lease.

     "Overdue Interest" shall mean any interest payable pursuant to Section 2.8(b) of the Credit Agreement.

     "Overdue Rate" shall mean (i) with respect to Loan Basic Rent, and any other amount owed under or with respect to the Credit Agreement or the Security Documents, the rate specified in Section 2.8(b) of the Credit Agreement, (ii) with respect to Lessor Basic Rent, the Holder Yield and any other amount owed under or with respect to the Trust Agreement, the applicable rate specified in the Trust Agreement, and (iii) with respect to any other amount, the lesser of the ABR plus two percent (2%) or the amount referred to in clause (y) of Section 2.8(b) of the Credit Agreement.

     "Owner Trustee," "Borrower" or "Lessor" shall mean First Security Bank, National Association, not individually, except as expressly stated in the various Operative Agreements, but solely as Owner Trustee under the Capital One Realty Trust 1998-1, and any successor or replacement Owner Trustee expressly permitted under the Operative Agreements.

     "Participant" shall have the meaning given to such term in Section 9.7 of the Credit Agreement.

     "Participation Agreement" shall mean the Participation Agreement (Capital One Realty, Inc.) dated as of the Initial Closing Date, among the Lessee, the Guarantor, the Owner Trustee, not in its individual capacity except as expressly stated therein, the Holders, the Lenders and the Agent, as such Participation Agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or of any other Operative Agreement.

                                 Appendix - 23

     "Payment Date" shall mean any Scheduled Interest Payment Date and any date on which interest or Holder Yield in connection with a prepayment of principal on the Loans or of the Holder Fundings is due under the Credit Agreement or the Trust Agreement.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation created by
Section 4002(a) of ERISA or any successor thereto.

     "Pension Plan" shall mean a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to title IV of ERISA (other than a Multiemployer Plan), and to which the Lessee or any ERISA Affiliate may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five (5) years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "Permitted Exceptions" shall mean Liens of the types described in clauses
(i), (ii), (iii), (v) and (viii) of the definition of Permitted Liens.

     "Permitted Facility" shall mean (a) that certain campus facility in Federal Way, Washington, Phase I of which contains 10.29 acres and will have a single building of 143,958 square feet and Phase II of which contains 11.87 acres is anticipated to have two three-story buildings of approximately 100,000 square feet each, one of which (including the related real property) may be financed hereunder and (b) that certain 4-story office building at 8715 Henderson Road, Tampa, Florida 33634, its respective interest in the related 5-story parking garage and the related ground lease for the real property at such location or such other facility proposed by the Lessee and acceptable to the Lenders and the Holders, as provided in Section 5.3(t) of the Participation Agreement.

     "Permitted Liens" shall mean:

               (i) the respective rights and interests of the parties to the Operative Agreements as provided in the Operative Agreements;

               (ii) the rights of any sublessee or assignee under a sublease or an assignment expressly permitted by the terms of the Lease;

               (iii) Liens for Taxes that either are not yet due or are being contested in accordance with the provisions of Section 13.1 of the Lease;

               (iv) Liens arising by operation of law, materialmen's, mechanics', workmen's, repairmen's, employees', carriers', warehousemen's and other like Liens relating to the construction of the Improvements or in connection with any Modifications or arising in the ordinary course of business for amounts that either are not more than 30 days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 13.1 of the Lease;

                                 Appendix - 24

               (v) Liens of any of the types referred to in clause (iv) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor and the Agent have been made), which bonding (or arrangements) shall comply with applicable Legal Requirements, and shall have effectively stayed any execution or enforcement of such Liens;

               (vi) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 13.1 of the Lease;

               (vii) Liens in favor of municipalities to the extent agreed to by the Lessor; and

               (viii) all encumbrances, exceptions, restrictions, easements, rights of way, servitudes, encroachments and irregularities in title, other than Liens which, in the reasonable assessment of the Agent, do not materially impair the value or the use of the Property for its intended purpose.

     "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental authority or any other entity.

     "Plans and Specifications" shall mean, with respect to Improvements, the plans and specifications for such Improvements to be constructed or already existing, as such Plans and Specifications may be amended, modified or supplemented from time to time in accordance with the terms of the Participation Agreement.

     "Prime Lending Rate" shall have the meaning given to such term in the definition of ABR.

     "Property" shall mean, with respect to each Permitted Facility that is (or is to be) acquired, constructed and/or renovated pursuant to the terms of the Operative Agreements, the Land and each item of Equipment and the various Improvements, in each case located on such Land, including without limitation each Construction Period Property and each Property for which the Basic Term has commenced.

     "Property Acquisition Cost" shall mean the cost to Lessor to purchase a Property on a Property Closing Date.

     "Property Closing Date" shall mean the date on which the Lessor purchases or leases (pursuant to a Ground Lease) a Property or, with respect to the first Advance, the date on which the Lessor seeks reimbursement for Property previously purchased or leased by the Lessor.

                                 Appendix - 25

     "Property Cost" shall mean with respect to a Property the aggregate amount of the Loan Property Cost, plus the Holder Property Cost for such Property (as such amounts shall be increased equally among all Properties respecting the Holder Fundings and the Loans extended from time to time to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in
Article IX and indemnity payments pursuant to Section 13.6, in each case of the Participation Agreement).

     "Purchase Option" shall have the meaning given to such term in Section 20.1 of the Lease.

     "Purchasing Lender" shall have the meaning given to such term in Section 9.8(a) of the Credit Agreement.

     "Rating Agencies" shall mean Moody's, S&P and Fitch or, in each case, any successor nationally recognized statistical rating organization.

     "Redemption Date" shall have the meaning given to such term in Section 3.1(d) of the Trust Agreement.

     "Register" shall have the meaning given to such term in Section 9.9(a) of the Credit Agreement.

     "Release" shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leek, flow, discharge, disposal or emission of a Hazardous Substance.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

     "Renewal Term" shall have the meaning specified in Section 2.2 of the Lease.

     "Rent" shall mean, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Lease.

     "Reportable Event" shall have the meaning specified in ERISA.

     "Requested Funds" shall mean any funds requested by the Lessee or the Construction Agent, as applicable, in accordance with Section 5 of the Participation Agreement.

     "Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                                 Appendix - 26

     "Requisition" shall have the meaning specified in Section 4.2 of the Participation Agreement.

     "Responsible Officer" shall mean the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Senior Vice President or Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer or any other officer with responsibility for and knowledge of the subject matter, except that when used with respect to the Trust Company or the Owner Trustee, "Responsible Officer" shall also include the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trust Company or the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "S&P" shall mean Standard and Poors Rating Group, a division of McGraw Hill, Inc.

     "Sale Date" shall have the meaning given to such term in Section 22.1(a) of the Lease.

     "Sale Notice" shall mean a notice given to Lessor in connection with the election by Lessee of its Sale Option.

     "Sale Option" shall have the meaning given to such term in Section 20.1 of the Lease.

     "Scheduled Interest Payment Date" shall mean (a) as to any Eurodollar Loan or Eurodollar Holder Funding, the last day of the Interest Period applicable to such Eurodollar Loan or Eurodollar Holder Funding (or respecting any Eurodollar Loan or Eurodollar Holder Funding having an Interest Period of six (6) months, the three (3) month anniversary of such Interest Period), (b) as to any ABR Loan or any ABR Holder Funding, the fifteenth day of each month, unless such day is not a Business Day and in such case on the next occurring Business Day and (c) as to all Loans and Holder Fundings, the date of any voluntary or involuntary payment, prepayment, return or redemption, and the Redemption Date or the Expiration Date, as the case may be.

     "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

     "Security Agreement" shall mean the Security Agreement (Capital One Realty, Inc.) dated as of the Initial Closing Date between the Lessor and the Agent, for the benefit of the Lenders and, respecting the Security Documents, the Holders, as amended, supplemented or otherwise modified from time to time.

     "Security Documents" shall mean the collective reference to the Security Agreement, the Mortgage Instruments, and all other security documents hereafter delivered to the Agent granting a lien on any asset or assets of any Person to secure the obligations and liabilities of the Lessor under

                                 Appendix - 27
the Credit Agreement and/or under any of the other Credit Documents or to secure any guarantee of any such obligations and liabilities.

     "Soft Costs" shall mean all costs related to the development and construction of the Improvements other than Hard Costs.

     "Subsidiary" shall mean, as to any Person, any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, or by one or more Subsidiaries, or by such Person and one or more Subsidiaries.

     "Supplemental Rent" shall mean all amounts, liabilities and obligations (other than Basic Rent) which the Lessee assumes or agrees to pay to Lessor, the Trust Company, the Holders, the Agent, the Lenders or any other Person under the Lease or under any of the other Operative Agreements including, without limitation, payments of the Termination Value and the Maximum Residual Guarantee Amount and all indemnification amounts, liabilities and obligations.

     "Taxes" shall have the meaning specified in the definition of Impositions.

     "Term" shall mean the Basic Term (including any Renewal Term).

     "Termination Date" shall have the meaning specified in Section 16.2(a) of the Lease.

     "Termination Event" shall mean (a) with respect to any Pension Plan, the occurrence of a Reportable Event or an event described in Section 4062(e) of ERISA, (b) the withdrawal of the Construction Agent or any Credit Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan, (c) the distribution of a notice of intent to terminate a Plan or Multiemployer Plan pursuant to Section 4041(a)(2) or 4041A of ERISA, (d) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC under Section 4042 of ERISA, (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (f) the complete or partial withdrawal of the Construction Agent or any Credit Party or any ERISA Affiliate from a Multiemployer Plan.

     "Termination Notice" shall have the meaning specified in Section 16.1 of the Lease.

     "Termination Value" shall mean, without duplication, the sum of (a) either
(i) with respect to all Properties, an amount equal to the aggregate outstanding Property Cost for all the Properties, in each case as of the last occurring Payment Date, or (ii) with respect to a particular Property, an amount equal to the product of the Termination Value of all the Properties times a fraction, the numerator of which is the Property Cost allocable to the particular Property in question and the denominator of which is the aggregate Property Cost for all the Properties, in each case as of the

                                 Appendix - 28
last occurring Payment Date, plus (b) respecting the amounts described in each of the foregoing subclause (i) or (ii), as applicable, any and all accrued and unpaid interest on the Loans and any and all accrued and unpaid Holder Yield on the Holder Fundings related to the applicable Property Cost plus (c) all other Rent and other amounts then due and payable or accrued and unpaid under the Agency Agreement, Lease and/or under any other Operative Agreement (including without limitation all costs and expenses referred to in clause FIRST of Section
                                                                -----
22.2 of the Lease).

     "Total Condemnation" shall mean a Condemnation that involves a taking of Lessor's entire title to a Property.

     "Tranche A Commitments" shall mean the obligation of the Tranche A Lenders to make the Tranche A Loans to the Lessor in an aggregate principal amount at any one time outstanding not to exceed the aggregate of the amounts set forth opposite each Tranche A Lender's name on Schedule 1.1 to the Credit Agreement, as such amount may be reduced from time to time in accordance with the provisions of the Operative Agreements; provided no Tranche A Lender shall be obligated to make Tranche A Loans in excess of such Tranche A Lender's share of the Tranche A Commitments as set forth adjacent to such Tranche A Lender's name on Schedule 1.1 to Credit Agreement.

     "Tranche A Lenders" shall mean the several banks and other financial institutions from time to time party to the Credit Agreement that commit to make the Tranche A Loans, together with their successors and assigns.

     "Tranche A Loans" shall mean the Loans made pursuant to the Tranche A Commitment.

     "Tranche A Note" shall have the meaning given to it in Section 2.2 of the Credit Agreement.

     "Tranche B Commitments" shall mean the obligation of the Tranche B Lenders to make the Tranche B Loans to the Lessor in an aggregate principal amount at any one time outstanding not to exceed the aggregate of the amounts set forth opposite each Tranche B Lender's name on Schedule 1.1 to the Credit Agreement, as such amount may be reduced from time to time in accordance with the provisions of the Operative Agreements; provided no Tranche B Lender shall be obligated to make Tranche B Loans in excess of such Tranche B Lender's share of the Tranche B Commitments as set forth adjacent to such Tranche B Lender's name on Schedule 1.1 to Credit Agreement.

     "Tranche B Lenders" shall mean the several banks and other financial institutions from time to time party to the Credit Agreement that commit to make the Tranche B Loans, together with their successors and assigns.

     "Tranche B Loan" shall mean the Loans made pursuant to the Tranche B Commitment.

     "Tranche B Note" shall have the meaning given to it in Section 2.2 of the Credit Agreement.
                                 Appendix - 29

     "Transaction Expenses" shall mean all costs and expenses incurred in connection with the preparation, execution and delivery of the Operative Agreements and the transactions contemplated by the Operative Agreements including without limitation:

          (a) the reasonable fees, out-of-pocket expenses and disbursements of counsel in negotiating the terms of the Operative Agreements and the other transaction documents, preparing for the closings under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Agreements;

          (b) any and all other reasonable fees, charges or other amounts payable to the Lenders, Agent, the Holders, the Owner Trustee or any broker which arises under any of the Operative Agreements;

          (c) any other reasonable fee, out-of-pocket expenses, disbursement or cost of any party to the Operative Agreements or any of the other transaction documents; and

          (d) any and all Taxes and fees incurred in recording or filing any Operative Agreement or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Agreement.

     "Tribunal" shall mean any state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision agency, department, commission, board, bureau or instrumentality of a governmental body.

     "Trust Agreement" shall mean the Amended and Restated Trust Agreement dated as of the Initial Closing Date between the Holders and the Owner Trustee.

     "Trust Company" shall mean First Security Bank, National Association, in its individual capacity, and any successor owner trustee under the Trust Agreement in its individual capacity.

     "Trust Estate" shall have the meaning specified in Section 2.2 of the Trust Agreement.

     "Type" shall mean, as to any Loan, whether it is an ABR Loan or a Eurodollar Loan.

     "UCC Financing Statements" shall mean collectively the Lender Financing Statements and the Lessor Financing Statements.

     "Unanimous Vote Matters" shall have the meaning given it in Section 10.2(j) of the Participation Agreement.

     "Unfunded Amount" shall have the meaning specified in Section 3.2 of the Agency Agreement.

                                 Appendix - 30

     "Uniform Commercial Code" and "UCC" shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

     "United States Bankruptcy Code" shall mean Title 11 of the United States Code.

     "Voting Power" shall mean, with respect to securities issued by any Person, the combined voting power of all securities of such person which are issued and outstanding at the time of determination and which are entitled to vote in the election of directors or such Person, other than securities having such power only by reason of the happening of a contingency.

     "Wholly-Owned Entity" shall mean a Person all of the shares of capital stock or other ownership interest of which are owned by the referenced Person and/or one of its wholly-owned Subsidiaries or other wholly-owned entities.

     "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     "Work" shall mean the furnishing of labor, materials, components, furniture, furnishings, fixtures, appliances, machinery, equipment, tools, power, water, fuel, lubricants, supplies, goods and/or services with respect to any Property.

     "Year 2000 Problem" shall have the meaning specified in Section 7.3(i) of the Participation Agreement.
                                 Appendix - 31